Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182403

The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion)	Issued June 17, 2013

(To Prospectus dated June 28, 2012)

10,000,000 Shares

Weyerhaeuser Company

% Mandatory Convertible Preference Shares, Series A

We are offering 10,000,000 of our    % Mandatory Convertible Preference Shares, Series A, par value $1.00 per share (the “Mandatory Convertible Preference Shares”).

Dividends on our Mandatory Convertible Preference Shares will be payable on a cumulative basis when, as and if declared by our Board of Directors, at an annual rate of            % on the liquidation preference of $50.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in common shares or by delivery of any combination of cash and common shares on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2013, and to, and including, July 1, 2016.

Each Mandatory Convertible Preference Share will automatically convert on July 1, 2016, into between                     and                     of our common shares, subject to anti-dilution adjustments. The number of our common shares issuable on conversion will be determined based on the average VWAP (as defined herein) of our common shares over the 20 trading day period commencing on and including the 22nd scheduled trading day prior to the mandatory conversion date. At any time prior to July 1, 2016, holders may elect to convert each Mandatory Convertible Preference Share into common shares at the minimum conversion rate of              common shares per Mandatory Convertible Preference Share, subject to anti-dilution adjustments. If you elect to convert any Mandatory Convertible Preference Shares during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances and you will also be entitled to a fundamental change dividend make-whole amount (as described herein).

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 28,000,000 of our common shares, par value $1.25 per share (the “Common Shares Offering”). The Common Shares Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. The completion of this offering is not contingent on the completion of the Common Shares Offering, and the Common Shares Offering is not contingent on the completion of this offering. Subsequent to this offering and the Common Shares Offering, we expect to obtain senior unsecured debt financing of Weyerhaeuser Company (the “Debt Financing”). Neither this offering nor the Common Shares Offering is contingent on the completion of the Debt Financing or on completion of the Acquisition (as defined herein). This offering is part of the financing for the Acquisition. We expect the remainder of the funds for the Acquisition to come from the Common Shares Offering, the Debt Financing and available cash. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Common Shares Offering or any debt being sold or placed in the Debt Financing.

In the event that the Acquisition is not completed on or before December 20, 2013, or if an Acquisition Termination Event (as defined herein) occurs, we have the option to redeem the Mandatory Convertible Preference Shares, in whole but not in part, for the Acquisition Termination Make-Whole Amount (as defined herein).

Prior to this offering, there has been no public market for our Mandatory Convertible Preference Shares. We have applied to list the Mandatory Convertible Preference Shares on the New York Stock Exchange under the symbol “WYPRA”. Our common shares are listed on the New York Stock Exchange under the symbol “WY”. The last reported sale price of our common shares on the New York Stock Exchange on June 14, 2013 was $28.29 per share.

Investing in the Mandatory Convertible Preference Shares involves risks. See “Risk Factors” beginning on page S-22 of this prospectus supplement.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Us, Before Expenses
Per Share	$	$	$
Total	$	$	$

We have granted the underwriters the option to purchase up to an additional 1,500,000 Mandatory Convertible Preference Shares from us at the public offering price less the underwriting discounts and commissions within 30 days from the date of this prospectus supplement. See the section of this prospectus supplement entitled “Underwriting”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Mandatory Convertible Preference Shares to purchasers on or about June     , 2013.

MORGAN STANLEY	DEUTSCHE BANK SECURITIES	CITIGROUP

Allen & Company LLC	J.P. Morgan

June     , 2013

Prospectus Supplement

Prospectus

PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to Weyerhaeuser (as defined below), Longview (as defined below) and the combined company (as defined below). The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2012, which became automatically effective upon filing. If the description in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in each of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus is accurate as of the respective dates of those documents. Our and Longview’s business, financial condition, results of operations and prospects may have changed since the applicable date. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we provide to you prior to making your investment decision.

BASIS OF PRESENTATION

In this prospectus supplement, unless otherwise specified or the context requires otherwise:

•	“Weyerhaeuser”, “the company”, “we”, “us” or “our” refer to Weyerhaeuser Company and its subsidiaries as of the date hereof;

•	“Longview Timber” refers to Longview Timber LLC, and “Longview” refers to Longview Timber and its subsidiaries as of the date hereof;

•	“combined company” refers to Weyerhaeuser Company and its subsidiaries (including Longview) after completion of the Transactions (as defined herein), including the Acquisition;

•	“Acquisition” refers to our pending acquisition of all of the outstanding equity interests in Longview Timber;

•	“Acquisition Termination Event” means that (1) the Purchase Agreement (as defined herein) is terminated or (2) Weyerhaeuser determines, in its reasonable judgment, that the Acquisition will not occur;

•

“Common Shares Offering” means the offering of 28,000,000 of our common shares, par value $1.25 per share (“Common Shares”), plus up to an additional 4,200,000 Common Shares that the underwriters of such offering have the option to purchase from us;

•

“Debt Financing” means the senior unsecured debt financing of approximately $1.225 billion aggregate principal amount expected to occur after the date of this prospectus supplement borrowed to finance a portion of the Acquisition;

•	“Financing Transactions” means this offering, the Common Shares Offering and the Debt Financing, in each case only to the extent they are completed;

•	“Longview Existing Debt” means Longview’s existing senior secured credit facilities;

•

“Mandatory Convertible Preference Shares Offering” or “this offering” means this offering of 10,000,000 of our    % Mandatory Convertible Preference Shares, Series A, par value $1.00 per share (the “Mandatory Convertible Preference Shares”), plus up to an additional 1,500,000 Mandatory Convertible Preference Shares that the underwriters have the option to purchase from us; and

•	“Transactions” refers to the Acquisition and the Financing Transactions.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that (1) the option we have granted to the underwriters in the Common Shares Offering to purchase additional Common Shares and the option we have granted to the underwriters in this Offering to purchase additional Mandatory Convertible Preference Shares are not exercised, (2) the Mandatory Convertible Preference Shares will not be redeemed if the Acquisition is not completed and (3) we elect to pay any and all dividends with respect to the Mandatory Convertible Preference Shares in cash.

Although the Acquisition has not yet occurred and, if completed, will not occur until after the closing of the Financing Transactions, and although none of the Financing Transactions is contingent upon the completion of the other Financing Transactions, the pro forma and as adjusted information included or incorporated by reference in this prospectus supplement gives pro forma effect to the Acquisition and the related Financing Transactions, as if we had completed all such transactions as of March 31, 2013, in the case of balance sheet data, and as of January 1, 2012, in the case of statement of operations data, unless otherwise specified. If the Acquisition does not occur, we will have the option to redeem the Mandatory Convertible Preference Shares, if issued, and we will be required to redeem the debt borrowed in the Debt Financing, if completed, as described in the next paragraph. In addition, the pro forma adjustments and as adjusted information included in this prospectus supplement do not include any post-closing adjustments that may occur pursuant to the Purchase Agreement, which may include adjustments of the purchase price. Any such post-closing adjustments may be material.

This offering is not contingent on completion of the Acquisition. If the Acquisition is not completed on or before December 20, 2013, or if an Acquisition Termination Event occurs, (1) we will have the option to redeem the Mandatory Convertible Preference Shares offered hereby, in whole but not in part, at a redemption price equal to the greater of $50.50 per Mandatory Convertible Preference Share plus accrued and unpaid dividends to the date of redemption and an early redemption price that includes a make-whole adjustment, and (2) if the Debt Financing is completed, we will be required to redeem all of the debt borrowed in the Debt Financing at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest. However, we will not be required to offer to repurchase the Common Shares sold in the Common Shares Offering if the Acquisition is not completed or if an Acquisition Termination Event occurs. As a result, if the Acquisition is not completed, none of the securities that we may sell to finance the Acquisition as described under “The Transactions” included in this prospectus supplement, other than the Mandatory Convertible Preference Shares sold in this offering (if not redeemed) and the Common Shares sold in the Common Shares Offering, if completed, will remain outstanding. See “Risk Factors—Risks Relating to Our Pending Acquisition of Longview” included in this prospectus supplement.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

MARKET DATA

The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include statements regarding the forest products and home building industries, the U.S. and global economy and related matters. These include statements regarding:

•	changes in the economy in the United States, Asia, particularly Japan and China, and other parts of the world;

•	changes in the housing, wood products, timber and cellulose fiber markets;

•	the number of U.S. single family and total home starts and factors affecting U.S. housing starts and sales, including changes in gross domestic product, job losses and unemployment;

•	changes in currency exchange rates and the relative strength of various currencies;

•	changes in product shipments;

•	changes and developments in environmental regulations in the United States and Canada;

•

the productivity of our forests, recognition of our forestry management and our sustainable forestry practices and the certification of forests we own or manage under applicable sustainability and other standards;

•	the size and location of our timberlands relative to others in our industry;

•	changes in demand and prices for, and supply of, market pulp;

•	levels of consumer confidence;

•	our relative size as a manufacturer and distributor of wood products in North America and as a producer of market pulp worldwide;

•	changes in demand for and supply and prices of export and domestic logs;

•	changes in demand for, and supply, consumption and prices of, wood products;

•	volatility in the price of land for development;

•	levels of and changes in interest rates and mortgage rates and actions by the U.S. Federal Reserve to lower short-term interest rates;

•	more restrictive mortgage lending standards and the contraction in mortgage lending;

•	levels (and changes in levels) of home building and repair and remodeling and their effect on consumption of wood products;

•	rates of foreclosures and distressed sales of houses;

•	higher inventories of homes available for sale and the effect of inventories on single-family home sales and starts;

•	changes in home prices and appraisal standards in the United States and in other markets;

•	cancellation rates and buyer traffic in the homebuilding industry in the United States; and

•	our relative rank as a homebuilding company in the United States as measured by annual single-family home closings.

This information is derived primarily from publicly available information and other sources that may include forest products and building industry publications and websites, data compiled by market research firms and similar sources. Although we believe that this information is reliable, we have not independently verified any of this information and we cannot assure you that it is accurate.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain statements concerning our future results and performance and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

These statements:

•	use forward-looking terminology;

•	are based on various assumptions we make; and

•	may not be accurate because of risks and uncertainties surrounding the assumptions that we make.

Factors listed in this section—as well as other factors not included—may cause our actual results to differ from our forward-looking statements. There is no guarantee that any of the events anticipated by our forward-looking statements will occur, and, if any of the events occur, there is no guarantee what effect they will have on our operations or financial condition.

We will not update the forward-looking statements contained in any document after the date of such document.

Forward-Looking Terminology

Some forward-looking statements discuss our plans, strategies and intentions. They use words such as “expects”, “may”, “will”, “believes”, “should”, “approximately”, “anticipates”, “estimates” and “plans”. In addition, these words may use the positive or negative or a variation of those terms.

Statements

We make forward-looking statements of our expectations regarding the second quarter of 2013, the Transactions and other matters, including:

•

improved selling prices for Western domestic and export logs, slightly lower fee harvest volumes, flat realization and somewhat higher fee harvest volumes in the South, seasonally higher silviculture expenses, somewhat higher earnings from dispositions of non-strategic timberlands and comparable earnings in our Timberlands segment excluding disposition of non-strategic timberlands;

•

higher sales volumes across all product lines, slightly higher sales realization for engineered wood products, potential softening in prices for lumber and oriented strand board, slightly higher log costs, improved operating rates and comparable earnings in our Wood Products segment;

•	slightly higher pulp price realizations, lower maintenance costs, lower fiber and energy costs and significantly higher earnings in our Cellulose Fiber segment;

•

seasonally increased home closings to approximately 600 single-family homes, slight decline in average price of homes closed due to mix, average margins comparable to the first quarter of 2013, higher selling-related expenses due to additional closing volume and a slight profit from single-family homebuilding in our Real Estate segment; and

•	the completion of the Transactions, if at all, and the timing, terms and anticipated benefits of the Transactions if some or all of them occur.

We base our forward-looking statements on a number of factors, including the expected effect of:

•	the economy;

•	regulations;

•	adverse litigation outcomes and the adequacy of reserves;

•	changes in accounting principles;

•	contributions to pension plans;

•	projected benefit payments;

•	projected tax rates and credits; and

•	other related matters.

For additional information regarding forward-looking statements, see “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus.

Risks, Uncertainties and Assumptions

Major risks and uncertainties—and assumptions that we make—that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:

•	the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;

•	market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

•	performance of our manufacturing operations, including maintenance requirements;

•	the level of competition from domestic and foreign producers;

•	the successful execution of our internal performance plans, including restructurings and cost reduction initiatives;

•	raw material prices;

•	energy prices;

•	the effect of weather;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestations and other natural disasters;

•	transportation costs;

•	Federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	the completion, timing, terms and anticipated benefits of the Acquisition and the Financing Transactions;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of retirements and changes in the market price of our Common Shares on charges for share-based compensation;

•	changes in accounting principles; and

•	the other factors described under “Risk Factors” in or incorporated by reference in this prospectus supplement.

Exporting Issues

We are a large exporter, affected by changes in:

•	economic activity in Europe and Asia—especially Japan and China;

•	currency exchange rates—particularly the relative value of the U.S. dollar to the euro and the Canadian dollar and the relative value of the euro to the yen; and

•	restrictions on international trade or tariffs imposed on imports.

PROSPECTUS SUPPLEMENT SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement. As a result, it does not contain all of the information you should consider before investing in the Mandatory Convertible Preference Shares. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Incorporation by Reference” included in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus, before deciding whether to invest in the Mandatory Convertible Preference Shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether to invest in the Mandatory Convertible Preference Shares.

Weyerhaeuser Company

Overview

We are one of the world’s largest private owners of timberlands. We own or control more than 6 million acres of timberlands, primarily in the U.S., and manage another 13.9 million acres under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood and specialty cellulose fibers products, and we develop real estate, primarily as a builder of single-family homes. Our company is a REIT for Federal income tax purposes.

We are committed to operate as a sustainable company and are listed on the Dow Jones World Sustainability Index. We focus on increasing energy and resource efficiency, reducing greenhouse gas emissions, reducing water consumption, conserving natural resources and offering products that meet human needs with superior sustainability attributes. We operate with world class safety results, understand and address the needs of the communities in which we operate and present ourselves transparently.

In 2012, we generated $7.1 billion in net sales and employed approximately 13,200 people who serve customers worldwide.

Our business segments’ competitive strategies are as follows:

•	Timberlands—Extract maximum value from each acre we own or manage.

•	Wood Products—Deliver high-quality lumber, structural panels, engineered wood products and complementary products for residential applications.

•	Cellulose Fibers—Concentrate on value-added pulp products.

•	Real Estate—Deliver unique value propositions in target markets.

Recent Developments

The Acquisition

On June 14, 2013, we entered into a purchase agreement (the “Purchase Agreement”) with Longview Timber Holdings, Corp. (“Longview Holdings”) and certain of its security holders (the “Sellers”). Pursuant to the Purchase Agreement and other related agreements, we will acquire, with cash, all of the equity interests in Longview Timber for an aggregate purchase price of $2.65 billion, which amount includes the assumption of the Longview Existing Debt and is subject to adjustment based on Longview’s net working capital and net cash at closing in accordance with the terms of the Purchase Agreement. Longview Timber is a privately-held Delaware limited liability company engaged in the ownership and management of approximately 645,000 acres of timberlands primarily in Oregon (approximately 333,000 acres) and Washington (approximately 312,000 acres), composed primarily of softwoods, and principally produces logs for sale from its timberlands.

We intend to use the net proceeds of this offering and, if completed, the Common Shares Offering and the Debt Financing, together with available cash, to finance the Acquisition, to repay the Longview Existing Debt and to pay related fees and expenses. However, this offering is not contingent upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. For a more detailed discussion of the Acquisition, see “The Transactions” and for a more detailed discussion of the sources and uses of funds in connection therewith, see “Use of Proceeds”, each included in this prospectus supplement.

The Purchase Agreement contains customary representations and warranties of the parties and covenants to, among other things, cooperate to obtain a waiver from the lenders under Longview’s existing senior secured credit agreement governing the Longview Existing Debt waiving certain terms of the senior secured credit agreement in connection with the Acquisition. The Acquisition is expected to close in July 2013.

Longview had total sales for fiscal year 2012 and the first quarter of 2013 of approximately $245 million and approximately $78 million, respectively, and a net loss for fiscal year 2012 and the first quarter of 2013 of approximately $66 million and approximately $5 million, respectively. As at March 31, 2013, Longview had approximately $1.58 billion in total assets. We believe Longview has productive lands with favorable age class distribution that will provide us with optionality for harvest. As a result, we believe the Acquisition will provide us with the opportunity for high front-end harvest and will allow us to increase our export of premium priced logs to Japan.

As at March 31, 2013, the aggregate principal amount of the Longview Existing Debt was approximately $1.07 billion. If the Acquisition is completed, we expect to use a combination of the net proceeds from the Financing Transactions and available cash to repay (1) the portion of the Longview Existing Debt maturing on July 2, 2013, in accordance with its terms on that date and (2) all remaining Longview Existing Debt in its entirety within 90 days after the closing of the Acquisition. However, we cannot assure you that we will repay the Longview Existing Debt within 90 days after the closing of the Acquisition or prior to its maturity. See “Description of Other Indebtedness and Obligations—The Longview Existing Debt”.

We cannot assure you that the Acquisition will be completed or, if completed, that it will be completed at the price, within the time period or on the terms and with the anticipated benefits contemplated by this prospectus supplement. The Purchase Agreement is included as Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on June 17, 2013, which is incorporated by reference herein. See “The Transactions” and “Risk Factors—Risks Relating to Our Pending Acquisition of Longview”, each included in this prospectus supplement.

Financing Transactions

In addition to this offering, we expect to obtain additional financing for the Acquisition as described below.

Common Shares Offering. Substantially concurrently with this offering, we are offering by means of a separate prospectus supplement, 28,000,000 of our Common Shares, plus up to 4,200,000 additional Common Shares that the underwriters of the Common Shares Offering have the option to purchase from us, at an assumed public offering price of $28.29 per share. For a description of some of the expected terms of the Common Shares, see “Description of Common Shares” and “Certain Federal Income Tax Considerations—Ownership and Transfer Restrictions”, included in this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy the securities being offered in the Common Shares Offering.

Debt Financing. Subsequent to this offering and the Common Shares Offering, if completed, we expect to obtain approximately $1.225 billion of senior unsecured debt financing of Weyerhaeuser Company pursuant to the Debt Financing. For a description of some of the anticipated terms of any Debt Financing, see “The Transactions” and “Description of Indebtedness and Obligations—Weyerhaeuser’s Debt” included in this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any debt being sold or placed in the Debt Financing.

Completion of this offering is not contingent upon completion of (1) the Common Shares Offering, (2) the Debt Financing or (3) the Acquisition. Accordingly, even if the Acquisition or the other Financing Transactions do not occur, the Mandatory Convertible Preference Shares sold in this offering may remain outstanding if we do not exercise our option to redeem them if the Acquisition does not occur. See “Description of Mandatory Convertible Preference Shares—Acquisition Termination Redemption” in this prospectus supplement for more information. Investors in our Mandatory Convertible Preference Shares should not place undue reliance on the pro forma and as adjusted information included or incorporated by reference in this prospectus supplement because this offering is not contingent upon any of the transactions reflected in the adjustments included in that information.

Completion of (1) the Common Shares Offering and (2) the Debt Financing is not contingent upon the completion of the other or of this offering. However, if the Acquisition is not completed on or before December 20, 2013, or if an Acquisition Termination Event occurs, (1) any debt borrowed in the Debt Financing will be required to be redeemed, in whole but not in part, and (2) we will have the option of redeeming the Mandatory Convertible Preference Shares, in whole but not in part, at a redemption price equal to the greater of $50.50 per Mandatory Convertible Preference Share plus accrued and unpaid dividends to the date of redemption and an early redemption price that includes a make-whole adjustment. Accordingly, if the Acquisition does not occur, any debt borrowed in the Debt Financing will not remain outstanding and, if we exercise our option to redeem the Mandatory Convertible Preference Shares pursuant to this Offering, the Mandatory Convertible Preference Shares will not remain outstanding. See “Risk Factors—Risks Relating to Our Pending Acquisition of Longview” included in this prospectus supplement.

We cannot assure you that we will complete any of the Financing Transactions on the terms contemplated by this prospectus supplement or at all.

After the closing of the Acquisition, we may replenish our available cash or repay any revolving credit borrowings made in connection with the Acquisition with the proceeds of additional permanent debt financing.

Expected Dividend Increase

We have announced our intention to, in conjunction with, and subject to the completion of, the Acquisition, increase our quarterly dividend from $0.20 per Common Share to $0.22 per Common Share beginning with the third quarter dividend payable in September 2013. However, we cannot assure you that we will increase our quarterly dividend upon completion of the Acquisition, or at all. For additional information please see “Risk Factors—Risks Relating to Our Industries and Business—REIT Status and Tax Implications” included in this prospectus supplement.

Weyerhaeuser Announces New President and CEO

Our Board of Directors has elected Doyle Simons, age 49, president and chief executive officer, effective August 1, 2013. He will be engaged as CEO Elect effective immediately. Simons succeeds Dan Fulton, who turns 65 this year and will be retiring as planned. Effective August 1, 2013 Fulton will serve as executive vice chairman of the Weyerhaeuser Board of Directors until his retirement in October 2013.

Mr. Simons has been a Director of Weyerhaeuser since June 2012. He served as chairman and chief executive officer of Temple-Inland, Inc. (a forest products company) from 2008 until February 2012 when it was acquired by International Paper Company. Previously, he held various management positions with Temple-Inland, including executive vice-president from 2005 through 2007 and chief administrative officer from 2003 to 2005. Prior to joining the company in 1992, he practiced real estate and banking law with Hutchseon and Grundy, L.L.P. Mr. Simons also serves on the Board of Directors for Fiserv, Inc., is a member of the Board of Visitors for the University of Texas M.D. Anderson Cancer Center and the Baylor University Hankamer School of Business Advisory Board, and serves on the Advisory Councils of the College of Natural Sciences and the Texas Memorial Museum at the University of Texas at Austin.

Weyerhaeuser To Explore Strategic Alternatives for WRECO

Our Board of Directors has authorized the exploration of strategic alternatives with respect to Weyerhaeuser Real Estate Company (“WRECO”), our homebuilding and real estate development business. Our Board of Directors intends to consider a broad range of alternatives including, but not limited to, continuing to hold and operate WRECO, or a merger, sale or spin-off of the business. We do not intend to announce further developments regarding the process until our Board of Directors either completes its review or enters into a definitive agreement for a possible transaction. For more information, see “Risk Factors—Risks Related to Our Industries and Business—Strategic Alternatives—We are evaluating strategic alternatives for WRECO, our homebuilding and real estate development business”.

Revised Second Quarter 2013 Guidance

We have updated our second quarter 2013 earnings guidance for our Wood Products segment. We now expect earnings from the segment to be lower compared with first quarter 2013. This is a revision to the prior guidance of comparable earnings for the Wood Products segment, as reported in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013. The reduction in anticipated second quarter earnings for the segment is primarily due to lower than expected price realizations for oriented strand board and lumber. We do not anticipate any significant changes to the financial guidance with respect to our other business segments that was previously provided in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed with the SEC and incorporated by reference in this prospectus supplement.

Sources and Uses

We estimate that the net proceeds received by us from this offering, the Common Shares Offering and the Debt Financing will be approximately $485 million, $768 million and $1.188 billion, respectively, in each case after deducting applicable discounts and commissions and estimated expenses payable by us. The estimated net proceeds from this offering have been calculated by using a public offering price of $50.00 per share. The estimated net proceeds from the Common Shares Offering have been calculated by assuming a public offering price of $28.29 per Common Share, which is equal to the last reported sale price of the Common Shares on the New York Stock Exchange on June 14, 2013. A $1.00 increase (decrease) in the offering price of the Common Shares would increase (decrease) the estimated net proceeds received by us from the Common Shares Offering by approximately $27 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

To the extent that the aggregate net proceeds from this offering and the Common Stock Offering are less than the aggregate amount assumed in the following table (whether due to a change in the respective public offering prices or number of shares issued or sold), we intend to increase the debt borrowed in the Debt Financing or the amount of available cash applied to effect the Acquisition by a similar amount. We intend to use the net proceeds of this offering, the Common Shares Offering, if completed, and the Debt Financing, if completed, together with cash on hand, to finance the Acquisition, to repay the Longview Existing Debt and to pay related fees and expenses. However, if any of the Financing Transactions is not completed or the aggregate net proceeds from the Financing Transactions are less than the amount we have assumed for purposes of the following table, we may be required to obtain additional financing or increase the amount of available cash applied to effect the Acquisition.

The following table outlines the sources and uses of funds for the Transactions. The table assumes that the Acquisition, the repayment of the Longview Existing Debt and the Financing Transactions are completed simultaneously, although the Financing Transactions are expected to occur before completion of the Acquisition and we expect to repay the Longview Existing Debt within 90 days after the closing of the Acquisition. The table also assumes that we complete the Transactions on the terms and in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement.

Pending application of the net proceeds of the Financing Transactions to finance the Acquisition, we expect to invest such net proceeds in high-quality, short-term debt securities. If the Acquisition does not occur, we will use the net proceeds of this offering (if the Mandatory Convertible Preference Shares are not redeemed for cash) and the Common Shares Offering for general corporate purposes, which may include strategic investments and acquisitions.

All of the amounts in the following table are estimated. The actual amount of net proceeds from the Common Shares Offering will likely be different from the amount reflected in the following table, and other actual amounts may vary from the estimated amounts set forth in the following table.

Sources of funds		Uses of funds
(Dollars in millions)
Cash	$335	Acquisition consideration	$1,597
Common Shares Offering, net of discounts, commissions and expenses	768	Repayment of Longview Existing Debt and accrued interest	1,178
Mandatory Convertible Preference Shares Offering, net of discounts, commissions and expenses	485	Debt Financing Fees	37
Debt Financing	1,225	Other transaction expenses	1

Total sources of funds	$2,813	Total uses of funds	$2,813

For more information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement.

Additional Information

Weyerhaeuser Company was incorporated in the state of Washington in January 1900 as Weyerhaeuser Timber Company. Starting with our 2010 fiscal year, we elected to be taxed as a REIT, for Federal income tax purposes. The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, and the telephone number of our principal executive offices is (253) 924-2345.

THE OFFERING

The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before making an investment decision.

Unless otherwise expressly stated or the context otherwise requires, references to “Weyerhaeuser”, “we”, “our” and “us” and similar references appearing under this caption “The Offering” mean Weyerhaeuser Company excluding its subsidiaries.

Issuer	Weyerhaeuser Company, a Washington corporation.

Securities Offered	10,000,000 of our % Mandatory Convertible Preference Shares, Series A, par value $1.00 per share (the “Mandatory Convertible Preference Shares”).

Public Offering Price	$50.00 per Mandatory Convertible Preference Share.

Underwriters’ Option	We have granted the underwriters a 30-day option to purchase up to 1,500,000 additional Mandatory Convertible Preference Shares at the public offering price, less the underwriting discounts and commissions.

Dividends	% of the liquidation preference of $50.00 per Mandatory Convertible Preference Share per year. Dividends will accumulate from the first original issue date and, to the extent that we are legally permitted to pay dividends and our Board of Directors (which term includes an authorized committee of the board) declares a dividend payable with respect to our Mandatory Convertible Preference Shares, we will pay such dividends in cash or, subject to certain limitations, in Common Shares or by delivery of any combination of cash and Common Shares, as determined by us in our sole discretion, on each dividend payment date; provided that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates (as described below) to holders of record on the immediately preceding March 15, June 15, September 15 and December 15 (each a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after such record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is $ per share. Each subsequent dividend is expected to be $ per share. See “Description of Mandatory Convertible Preference Shares—Dividends” included in this prospectus supplement.

If we elect to make any such payment of a declared dividend, or any portion thereof, in our Common Shares, such shares shall be valued for such purpose at the average VWAP per share (as defined under “Description of Mandatory Convertible Preference Shares—

Definitions” included in this prospectus supplement) of our Common Shares over the five consecutive trading day period commencing on and including the 7th scheduled trading day immediately preceding the applicable dividend payment date (the “average price”), multiplied by 97%. In no event will the number of our Common Shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $         , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of the number of Common Shares delivered in connection with such declared dividend and 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

The initial price is $ , which equals the per share public offering price of our Common Shares in the Common Shares Offering or, if the Common Shares Offering does not price prior to or concurrently with the pricing of this offering, the closing price of our Common Shares on , 2013.

Dividend Payment Dates	January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2013 and to, and including, the mandatory conversion date.

Acquisition Termination Redemption	If the Acquisition is not completed on or before December 20, 2013, or if an Acquisition Termination Event occurs, we may, at our option, mail a notice of acquisition termination redemption to the holders of the Mandatory Convertible Preference Shares. If we mail this notice, then, on the acquisition termination redemption date, we will be required to redeem the Mandatory Convertible Preference Shares, in whole but not in part, for the Acquisition Termination Make-whole Amount described herein. We will pay the Acquisition Termination Make-whole Amount in cash unless the acquisition termination share price described herein is greater than the initial price. If the acquisition termination share price is greater than the initial price, we will pay the Acquisition Termination Make-whole Amount in Common Shares and cash, unless we elect, subject to certain limitations, to pay cash or Common Shares in lieu of these amounts. See “Description of Mandatory Convertible Preference Shares—Acquisition Termination Redemption” included in this prospectus supplement.

Other than pursuant to the acquisition termination redemption provisions described in this prospectus supplement, the Mandatory Convertible Preference Shares will not be redeemable by us.

Mandatory Conversion Date	July 1, 2016.

Mandatory Conversion	On the mandatory conversion date, each Mandatory Convertible Preference Share, unless previously converted, will automatically convert into our Common Shares based on the conversion rate as described below.

If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record on the immediately preceding record date, as described above. If, prior to the record date immediately preceding the mandatory conversion date, we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preference Shares, the conversion rate will be adjusted so that holders receive an additional number of Common Shares equal to the amount of such accumulated dividends (such accumulated the “additional conversion amount”) divided by the greater of the floor price and 97% of the average price with respect to the dividend payment date falling on July 1, 2016. To the extent that the additional conversion amount exceeds the product of the number of additional shares and 97% of the average price, we will, if we are legally able to do so, declare and pay such excess amount in cash.

Conversion Rate	The conversion rate for each Mandatory Convertible Preference Share will be not more than Common Shares and not less than Common Shares, depending on the applicable market value of our Common Shares, as described below and subject to certain anti-dilution adjustments. The “applicable market value” of our Common Shares is the average VWAP per Common Share over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the mandatory conversion date. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preference Shares—Mandatory Conversion” included in this prospectus supplement, and the following table illustrates the conversion rate per Mandatory Convertible Preference Share, subject to certain anti-dilution adjustments.

Applicable market value of our Common Shares	Conversion rate (number of Common Shares to be received upon conversion of each Mandatory Convertible Preference Share)

Greater than $ Equal to or less than $ but greater than or equal to $ Less than $	Shares Between and shares, determined by dividing $50.00 by the applicable market value shares

Conversion at the Option of the Holder	At any time prior to July 1, 2016, you may elect to convert your Mandatory Convertible Preference Shares in whole or in part (but in no event less than one Mandatory Convertible Preference Share) at

the minimum conversion rate of             Common Shares per Mandatory Convertible Preference Share as described under “Description of Mandatory Convertible Preference Shares—Conversion at the Option of the Holder” included in this prospectus supplement. This minimum conversion rate is subject to certain anti-dilution adjustments.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate will be adjusted so that holders converting their Mandatory Convertible Preference Shares receive an additional number of Common Shares equal to such amount of accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per Common Share over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the early conversion date (the “early conversion average price”). To the extent that the cash amount of the accumulated and unpaid dividends for prior dividend periods exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount	If a “fundamental change” (as defined under “Description of Mandatory Convertible Preference Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” included in this prospectus supplement) occurs on or prior to July 1, 2016, holders of the Mandatory Convertible Preference Shares will have the right to convert their Mandatory Convertible Preference Shares, in whole or in part, into Common Shares at the “fundamental change conversion rate” during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change and ending on the date that is 20 calendar days after the effective date of such fundamental change (or, if earlier, the mandatory conversion date). The fundamental change conversion rate will be determined based on the effective date of the transaction and the price paid or deemed paid per Common Share in such transaction.

Holders who convert Mandatory Convertible Preference Shares within the fundamental change conversion period will also receive a “fundamental change dividend make-whole amount”, in cash or in our Common Shares, equal to the present value (computed using a discount rate of     % per annum) of all remaining dividend payments on their Mandatory Convertible Preference Shares (excluding any accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change) from such effective date to, but excluding, the mandatory conversion date. If we elect to pay the fundamental change dividend make whole amount in our Common Shares in lieu of cash, the number of our Common Shares that we will deliver will equal (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and the 97% of the price paid, or deemed paid, per Common Share in the fundamental change.

In addition, to the extent that, as of the effective date of the fundamental change, we have not declared any or all of the accumulated dividends on the Mandatory Convertible Preference Shares as of such effective date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change, the “accumulated dividend amount”), holders who convert Mandatory Convertible Preference Shares within the fundamental change conversion period will receive such accumulated dividend amount in cash or Common Shares, at our election, upon conversion. If we elect to pay the accumulated dividend amount in Common Shares in lieu of cash, the number of our Common Shares that we will deliver will equal (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the price paid or deemed paid per Common Share in the transaction.

To the extent that the sum of the fundamental change dividend make-whole amount and accumulated dividend amount or any portion thereof paid in Common Shares exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the share price, we will, if we are legally able to do so, declare and pay such excess amount in cash. See “Description of Mandatory Convertible Preference Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” included in this prospectus supplement.

Anti-Dilution Adjustments	The conversion rate may be adjusted in the event of, among other things: (1) share dividends or distributions; (2) certain distributions of Common Share rights or warrants to purchase our Common Shares; (3) subdivisions or combinations of our Common Shares; (4) certain distributions of evidences of our indebtedness, share capital, securities, rights to acquire our shares, cash or other assets; (5) distributions of cash; and (6) certain self-tender or exchange offers for our Common Shares. See “Description of Mandatory Convertible Preference Shares—Anti-dilution Adjustments” included in this prospectus supplement.

Liquidation Preference	$50.00 per Mandatory Convertible Preference Share. For information concerning the ranking of the Mandatory Convertible Preference Shares, see “Description of the Mandatory Convertible Preference Shares—Ranking” included in this prospectus supplement.

Voting Rights	Except as specifically required by Washington law or our Articles of Incorporation, which will include the articles of amendment establishing the terms of the Mandatory Convertible Preference Shares, the holders of Mandatory Convertible Preference Shares will generally have no voting rights.

Whenever dividends on the Mandatory Convertible Preference Shares shall be in arrears in an aggregate amount equivalent to at least six or more dividend payments, whether or not consecutive, the holders of Mandatory Convertible Preference Shares, voting together as a single class with holders of all of our other preference shares having similar voting rights, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our Board of Directors, subject to certain limitations.

We will not, without the affirmative vote of holders of at least two-thirds of the outstanding Mandatory Convertible Preference Shares and all of our other preference shares having similar voting rights, voting together as a single class, amend our Articles of Incorporation to, or take any other action to: (1) increase the aggregate number of preferred shares or preference shares or shares of any other class ranking as to dividends or the distribution of our assets upon our liquidation, dissolution or winding-up, on a parity with or prior to the preference shares, of which the Mandatory Convertible Preference Shares is an authorized series; (2) authorize the issuance of preferred shares or shares of any other class ranking as to dividends or the distribution of our assets upon our liquidation, dissolution or winding-up prior to the preference shares; (3) change the designations, preferences, limitations, voting or other relevant rights of the preference shares or any outstanding series of preference shares, including the Mandatory Convertible Preference Shares; (4) effect an exchange, reclassification or cancellation of all or part of the preference shares, including the Mandatory Convertible Preference Shares; (5) change the preference shares into the same or a different number of shares, with or without par value, of the same or another class; or (6) cancel or otherwise affect dividends on the shares of any series of preference shares, including the Mandatory Convertible Preference Shares, which have accrued but have not been declared. In addition, without the affirmative vote or consent of holders of at least two-thirds of the outstanding Mandatory Convertible Preference Shares we will not complete a binding share exchange or reclassification involving Mandatory Convertible Preference Shares or a merger or consolidation of us with another entity unless the Mandatory Convertible Preference Shares remain outstanding or are replaced by preference securities with terms not materially less favorable to holders, subject to certain exceptions. For more information about voting rights, see “Description of Mandatory Convertible Preference Shares—Voting Rights” included in this prospectus supplement.

Ranking	The Mandatory Convertible Preference Shares will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to all of our Common Shares;

•	on parity with:

•

as to dividend rights, any class or series of preference shares or (other than with respect to accrued but unpaid dividends upon liquidation, winding-up or dissolution as described below) preferred shares; and

•

as to rights upon our liquidation, winding-up or dissolution, any class or series of preference shares (the Mandatory Convertible Preference Shares will rank junior to any preferred shares as to rights upon our liquidation, winding-up or dissolution);

•

junior to, as to rights upon our liquidation, winding-up or dissolution, each class or series of preferred shares with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon (provided that the aggregate amount so payable with respect to all series of preferred shares shall not exceed $350,000,000 and the amount of accrued but unpaid dividends thereon); and

•	junior to all of our existing and future indebtedness.

As at March 31, 2013, we had a total of approximately $4.1 billion of outstanding indebtedness, including long-term debt and short-term debt. As at March 31, 2013, on a pro forma basis in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement, we would have had a total of approximately $5.4 billion of outstanding indebtedness, including long-term debt and short-term debt. We also have and, following the Transactions, expect to have the ability to incur a substantial amount of additional indebtedness, including under our $1.0 billion bank credit facility.

Restrictions on Ownership and Transfer of Mandatory Convertible Preference Shares and our Common Shares

Our Articles of Incorporation contain restrictions on the ownership and transfer of our Common Shares, preference shares (including the Mandatory Convertible Preference Shares offered hereby) and preferred shares intended to assist us in maintaining our status as a REIT for Federal income tax purposes. For example, our charter prohibits any person from acquiring actual or constructive ownership of 9.9% or more (in value or number of shares) of our outstanding Common Shares or our Mandatory Convertible Preference Shares, subject to certain limited exceptions.

As a result, no holder of Mandatory Convertible Preference Shares will be entitled to receive our Common Shares following conversion of such Mandatory Convertible Preference Shares to the extent that receipt of such Common Shares would cause such holder to exceed the ownership limit, or violate any of the other restrictions on ownership and transfer, contained in our Articles of Incorporation. If any delivery of Common Shares owed to a holder upon conversion of Mandatory Convertible Preference Shares is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the actual or constructive owner of 9.9% or more (in value or number of shares) of our Common Shares. See “Description of Mandatory Convertible Preference Shares—Ownership Limit” included in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $485 million (or approximately $558 million if the underwriters exercise their option to purchase additional Mandatory Convertible Preference Shares in full).

We intend to use the net proceeds from this offering and the other Financing Transactions, if completed, together with cash on hand, to finance the Acquisition, repay the Longview Existing Debt and pay related fees and expenses. If the Acquisition does not occur and we do not redeem the Mandatory Convertible Preference Shares for cash, we will use the net proceeds of this offering for general corporate purposes, which may include strategic investments and acquisitions. A $1.00 increase (decrease) in the public offering price of the Common Shares would increase (decrease) the estimated net proceeds received by us from the Common Shares Offering by approximately $27 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

For a sensitivity analysis related to the Financing Transactions, see “Use of Proceeds” and “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement.

Material Federal Income Tax Consequences	The material Federal income tax consequences of purchasing, owning and disposing of the Mandatory Convertible Preference Shares and any Common Shares received upon conversion are described in

“Material Federal Income Tax Consequences” included in this prospectus supplement and “Certain Federal Income Tax Considerations” in the accompanying prospectus.

Listing	We have applied to list the Mandatory Convertible Preference Shares on The New York Stock Exchange under the symbol “WYPRA”. Our Common Shares are listed on the NYSE under the symbol “WY”.

Concurrent Common Shares Offering	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 28,000,000 of our Common Shares, plus up to an additional 4,200,000 Common Shares that the underwriters of such offering have the option to purchase from us, in connection with the financing of the Acquisition.

Subsequent Debt Financing	Subsequent to this offering and the Common Shares Offering, we expect to obtain the Debt Financing in connection with the financing of the Acquisition. If the Acquisition is not completed, we will not engage in the Debt Financing or, if already completed, the debt borrowed by us in the Debt Financing will be redeemed. For additional information, see “Description of Indebtedness and Obligations—Weyerhaeuser’s Debt” and “The Transactions” included in this prospectus supplement.

Transfer Agent and Registrar	Computershare Shareowner Services LLC is the transfer agent and registrar for the Mandatory Convertible Preference Shares.

Payment and Settlement	The Mandatory Convertible Preference Shares are expected to be delivered against payment on , 2013. The Mandatory Convertible Preference Shares will be registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. In general, beneficial interests in the Mandatory Convertible Preference Shares will be shown on, and transfers of these beneficial interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Risk Factors	An investment in our Mandatory Convertible Preference Shares involves risks. You should carefully consider, among other matters, the risks and uncertainties discussed under the captions “Risk Factors” beginning on page S-22 of this prospectus supplement and page 2 of the accompanying prospectus and under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference in this prospectus supplement, as well as the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our Mandatory Convertible Preference Shares. See “Incorporation by Reference” included in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Immediately after the consummation of this offering, we will have 10,000,000 Mandatory Convertible Preference Shares issued and outstanding (or 11,500,000 if the underwriters’ option to purchase additional Mandatory Convertible Preference Shares is exercised). Immediately after the completion of the Common Shares Offering, we will have 575,670,000 Common Shares issued and outstanding. The number of Common Shares to be outstanding immediately after the Common Shares offering that appears in the preceding sentence is based on the number of Common Shares outstanding as of June 3, 2013, and excludes:

•	4,200,000 of our Common Shares issuable on the exercise of the underwriters’ option to purchase additional Common Shares in the Common Shares Offering;

•

up to                  of our Common Shares (up to                  Common Shares if the underwriters in this offering of Mandatory Convertible Preference Shares exercise their option to purchase additional Mandatory Convertible Preference Shares in full), in each case subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of Mandatory Convertible Preference Shares issued in this offering;

•	an aggregate of approximately 18,854,898 of our Common Shares issuable pursuant to outstanding employee stock options;

•	outstanding performance share units issuable into a maximum of 1,201,601 of our Common Shares;

•	outstanding restricted stock units issuable into a maximum of 1,697,571 of our Common Shares; and

•	19,158,175 additional Common Shares available for grant under our equity compensation plans.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that (1) the option we have granted to the underwriters in the Common Shares Offering to purchase additional Common Shares and the option we have granted to the underwriters in this offering to purchase additional Mandatory Convertible Preference Shares are not exercised, (2) the Mandatory Convertible Preference Shares will not be redeemed if the Acquisition is not completed and (3) we elect to pay any and all dividends with respect to the Mandatory Convertible Preference Shares in cash.

RISK FACTORS

Investing in our Mandatory Convertible Preference Shares involves risks. You should carefully consider the risks described below in addition to the other risks and uncertainties discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Those risks and uncertainties are not the only ones we and the combined company face.

As used under this caption “Risk Factors”, references to our shares, our shareholders, and similar references include our Common Shares and Mandatory Convertible Preference Shares and the holders thereof, references to our debt securities, borrowings or indebtedness and similar references include the debt we may borrow in the Debt Financing and references to our securities include the Common Shares, Mandatory Convertible Preference Shares and the debt we may borrow in the Debt Financing, in each case unless otherwise expressly stated or the context otherwise requires.

Risks Relating to Our Industries and Business

Macroeconomic Conditions

The industries in which we operate are sensitive to macroeconomic conditions and consequently highly cyclical.

The overall levels of demand for the products we manufacture and distribute reflect fluctuations in levels of end-user demand which consequently impact our sales and profitability. End-user demand depends in part on general macroeconomic conditions in North America and worldwide as well as on local economic conditions. Current economic conditions in the United States reflect slow growth and high levels of consumer and business uncertainty, which has been fueled by fiscal concerns with the U.S. as well as global economic issues such as European sovereign debt and slowing growth in China. The homebuilding industry (including our Real Estate business) has seen increased demand for new homes resulting in falling inventories, which contributed to some improvement in selling prices for new and existing homes. This improvement is highly dependent on continued improvement in the overall economy, the relative health of which has been subject to numerous shocks and obstacles, including those mentioned earlier. Our Wood Products segment is highly dependent on the strength of the homebuilding industry. The decline in home construction activity, which occurred as a result of the credit bubble and recession, resulted in depressed prices of and demand for wood products and building materials. This was reflected in lower prices and demand for logs and reduced harvests in our Timberlands segment. The length and magnitude of industry cycles have varied over time and by product, but generally reflect changes in macroeconomic conditions. Those conditions improved for some sectors such as homebuilding, but deteriorated for other sectors such as cellulose fibers, as the global demand for pulp has declined with the slowing economies in Europe and Asia.

Commodity Products

Many of our products are commodities that are widely available from other producers.

Because commodity products have few distinguishing properties from producer to producer, competition for these products is based primarily on price, which is determined by supply relative to demand and competition from substitute products. Prices for our products are affected by many factors outside of our control, and we have no influence over the timing and extent of price changes, which often are volatile. Our profitability with respect to these products depends, in part, on managing our costs, particularly raw material and energy costs, which represent significant components of our operating costs and can fluctuate based upon factors beyond our control. Prices of and demand for many of our products have fluctuated significantly in recent quarters, while many of our raw material or energy costs have increased. As a result, both sales and profitability are subject to volatility due to market forces beyond our control.

Industry Supply of Logs, Wood Products and Pulp

Excess supply of products may adversely affect prices and margins.

Oversupply of products also may result from producers introducing new capacity or increasing harvest levels in response to favorable short-term pricing trends. Industry supplies of pulp also are influenced by overseas production capacity, which has grown in recent years and is expected to continue to grow. While the weakness of the U.S. dollar in recent years has improved the company’s competitive position, the recent strengthening of the U.S. dollar and decreases in demand for consumer products in emerging markets may result in lower prices. Continuation of these factors could materially and adversely affect sales volumes and margins of our operations.

Homebuilding Market and Economic Risks

High unemployment, low demand and low levels of consumer confidence could continue to adversely affect our sales volume, pricing and margins and result in further impairments.

Demand for homes is sensitive to changes in economic conditions such as the level of employment, consumer confidence, consumer income, the availability of financing and interest rate levels. During the period of 2007 through 2011, the mortgage industry experienced significant instability and increasing default rates, particularly with regard to subprime and other nonconforming loans. This caused many lenders to tighten credit requirements and reduce the number of mortgage loans available for financing home purchases. Credit conditions have begun to ease, but remain significantly more restrictive than prior to 2007. Demand for new homes also has been adversely affected by factors such as continued high unemployment and weak consumer confidence. Foreclosure rates and distress sales of houses, while still at elevated levels, have fallen and are less of an impact compared to the years immediately following the housing collapse.

The company has traditionally carried a larger supply of land for development than many of our competitors. Land markets and prices have been volatile in recent years and significant changes in the real estate markets in which we operate may create valuation risk for this land. Although our land portfolio may reduce inventory risk for certain of our homebuilding operations and may create the opportunity to generate revenue from the sale of non-strategic assets to third parties, the company will be required to purchase additional lots to support our homebuilding operations. Intense competition for land may significantly increase the prices we pay to acquire land and lots in the near term.

Our homebuyers’ ability to qualify for and obtain affordable mortgages could be affected by changes in government sponsored entities and private mortgage insurance companies supporting the mortgage market.

The Federal government has historically had a significant role in supporting mortgage lending through its sponsorship of Fannie Mae and Freddie Mac. As a result of turbulence in the credit markets and mortgage finance industry in the last few years, the effect of the Federal government’s conservatorship of these government sponsored entities on the short-term and long-term demand for new housing remains unclear. The liquidity provided to the mortgage industry by Fannie Mae and Freddie Mac, both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, is critical to the housing market. There have been significant concerns about the future purpose of Fannie Mae and Freddie Mac and a number of proposals to curtail their activities over time are under review. Any limitations or restrictions on the availability of financing by these entities could adversely affect interest rates and mortgage financing, and increase the effective cost of our homes, which could reduce demand for our homes and adversely affect our results of operations.

Changes in mortgage interest expense and real estate tax regulations could harm our future sales and earnings.

Significant costs of homeownership include mortgage interest expense and real estate taxes, both of which are generally deductible for an individual’s Federal and, in some cases, state income taxes. Any changes to income tax laws by the Federal government or a state government to eliminate or substantially reduce these income tax deductions, as has been considered from time to time, would increase the after-tax cost of owning a home. Increases in real estate taxes by local governmental authorities also increase the cost of homeownership. Any such increases to the cost of homeownership could adversely affect the demand for and sales prices of new homes.

Capital Markets

Deterioration in economic conditions and the credit markets could adversely affect our access to capital.

Financial and credit markets have experienced turmoil, which may impair the company’s ability to borrow money. Similarly, our customers may be unable to borrow money to fund their operations.

Continued deteriorating or volatile market conditions could:

•	adversely affect our ability to access credit markets on terms acceptable to us;

•	limit our capital expenditures for repair or replacement of existing facilities or equipment;

•	adversely affect our compliance with covenants under existing credit agreements;

•	result in adverse changes in the credit ratings of our debt securities;

•	have an adverse effect on our customers and suppliers and their ability to purchase our products;

•	adversely affect the banks providing financial security for the transaction structures used to defer taxes related to several major sales of timber;

•	adversely affect the performance of our pension plans requiring additional company contributions; and

•	reduce our ability to take advantage of growth and expansion opportunities.

Changes in Credit Ratings

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and have an adverse effect on the market price of our securities.

Credit rating agencies rate our debt securities based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing the company on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading could limit our access to the credit markets, including for the Debt Financing, increase our cost of financing and have an adverse effect on the market price of our securities, including our Mandatory Convertible Preference Shares, our Common Shares and any debt borrowed in the Debt Financing.

Substitution

Some of our products are vulnerable to declines in demand due to competing technologies or materials.

Our products may compete with nonfiber-based alternatives or with alternative products in certain market segments. For example, plastic, wood/plastic or composite materials may be used by builders as alternatives to the products produced by our Wood Products businesses such as lumber, veneer, plywood and oriented strand board. Changes in prices for oil, chemicals and wood-based fiber can change the competitive position of our products relative to available alternatives and could increase substitution of those products for our products. As the use of these alternatives grows, demand for our products may further decline.

Changes in Product Mix or Pricing

Our results of operations and financial condition could be materially adversely affected by changes in product mix or pricing.

Our results may be affected by a change in our sales mix. Our outlook assumes a certain volume and product mix of sales. If actual results vary from this projected volume and product mix of sales, our operations and our results could be negatively affected. Our outlook also assumes we will be successful in implementing previously announced or future price increases, or plans to move customers to higher-priced products. Delays in acceptance of price increases or failure of customers to accept higher-priced products could negatively affect our results. Moreover, price discounting, if required to maintain our competitive position, could result in lower than anticipated price realizations.

Intense Competition

We face intense competition in our markets, and the failure to compete effectively could have a material adverse effect on our business, financial condition and results of operations.

We compete with North American and, for many of our product lines, global producers, some of which may have greater financial resources and lower production costs than we do. The principal basis for competition is selling price. Our ability to maintain satisfactory margins depends in large part on our ability to control our costs. Our industries also are particularly sensitive to other factors including innovation, design, quality and service, with varying emphasis on these factors depending on the product line. To the extent that one or more of our competitors become more successful with respect to any key competitive factor, our ability to attract and retain customers could be materially adversely affected. If we are unable to compete effectively, such failure could have a material adverse effect on our business, financial condition and results of operations.

Another emerging form of competition is between brands of sustainably produced products; customer demand for certain brands could reduce competition among buyers for our products or cause other adverse effects.

In North America, our forests are third-party certified to the Sustainable Forestry Initiative (SFI) standard. Some of our customers have expressed a preference in certain of our product lines for products made from raw materials sourced from forests certified to different standards, including standards of the Forest Stewardship Council (FSC). If and to the extent that this preference becomes a customer requirement, there may be reduced demand and lower prices for our products relative to competitors who can supply products sourced from forests certified to competing certification standards. If we seek to comply with such other standards, we could incur materially increased costs for our operations or be required to reduce harvest levels. FSC, in particular, employs standards that are geographically variable and could cause a material reduction in the harvest levels of some of our timberlands, most notably in the Pacific Northwest.

Material Disruption of Manufacturing

A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales or negatively affect our results of operation and financial condition.

Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	unscheduled maintenance outages;

•	prolonged power failures;

•	equipment failure;

•	a chemical spill or release;

•	explosion of a boiler;

•	the effect of a drought or reduced rainfall on its water supply;

•	labor difficulties;

•	disruptions in the transportation infrastructure, including roads, bridges, railroad tracks and tunnels;

•	fires, floods, windstorms, earthquakes, hurricanes or other catastrophes;

•	terrorism or threats of terrorism;

•	governmental regulations; and

•	other operational problems.

Any such downtime or facility damage could prevent us from meeting customer demand for our products or require us to make unplanned capital expenditures. If one of these machines or facilities were to incur significant downtime, our ability to meet our production targets and satisfy customer requirements could be impaired, resulting in lower sales and income.

Capital Requirements

Our operations require substantial capital.

The company has substantial capital requirements for expansion and repair or replacement of existing facilities or equipment, and those requirements will increase if the Acquisition is completed. Although we maintain our production equipment with regular scheduled maintenance, key pieces of equipment may need to be repaired or replaced periodically. The costs of repairing or replacing such equipment and the associated downtime of the affected production line could have a material adverse effect on our financial condition, results of operations and cash flows.

We believe our capital resources will be adequate to meet our current projected operating needs, capital expenditures and other cash requirements. If for any reason we are unable to provide for our operating needs, capital expenditures and other cash requirements on economic terms, we could experience a material adverse effect on our business, financial condition, results of operations and cash flows.

Environmental Laws and Regulations

We could incur substantial costs as a result of compliance with, violations of, or liabilities under applicable environmental laws and other laws and regulations.

We are subject to a wide range of general and industry-specific laws and regulations relating to the protection of the environment, including those governing:

•	air emissions;

•	wastewater discharges;

•	harvesting and other silvicultural activities;

•	forestry operations and endangered species habitat protection;

•	surface water management;

•	the storage, management and disposal of hazardous substances and wastes;

•	the cleanup of contaminated sites;

•	landfill operation and closure obligations;

•	building codes; and

•	health and safety matters.

For example, the U.S. Environmental Protection Agency (EPA) is in the process of implementing final rules regulating greenhouse gases that apply to our operations on a project-by-project basis and may be applied to carbon dioxide emissions from biomass. These and similar laws and regulations in the U.S. and Canada will require us to obtain authorizations from and comply with the authorization requirements of the appropriate governmental authorities, which have considerable discretion over the terms and timing of permits.

We have incurred, and we expect to continue to incur, significant capital, operating and other expenditures complying with applicable environmental laws and regulations and as a result of remedial obligations. We also could incur substantial costs, such as civil or criminal fines, sanctions and enforcement actions (including orders limiting our operations or requiring corrective measures, installation of pollution control equipment or other remedial actions), cleanup and closure costs and third-party claims for property damage and personal injury as a result of violations of, or liabilities under, environmental laws and regulations.

As the owner and operator of real estate, including in our homebuilding business, we may be liable under environmental laws for cleanup, closure and other damages resulting from the presence and release of hazardous substances on or from our properties or operations. In addition, surface water management regulations may present liabilities and are subject to change. The amount and timing of environmental expenditures is difficult to predict, and in some cases, our liability may exceed forecasted amounts or the value of the property itself. The discovery of additional contamination or the imposition of additional cleanup obligations at our sites or third-party sites may result in significant additional costs. Any material liability we incur could adversely affect our financial condition or preclude us from making capital expenditures that otherwise would benefit our business.

We also anticipate public policy developments at the state, Federal and international level regarding climate change and energy access, security and competitiveness. We expect these developments to address emission of carbon dioxide, renewable energy and fuel standards and the monetization of carbon. Compliance with regulations that implement new public policy in these areas might require significant expenditures. These developments may also include mandated changes to energy use and building codes which could affect our homebuilding practices. Enactment of new environmental laws or regulations or changes in existing laws or regulations, or the interpretation of these laws or regulations, might require significant expenditures. We also anticipate public policy developments at the state, Federal and international level regarding taxes, health care and a number of other areas that could require significant expenditures.

Currency Exchange Rates

We will be affected by changes in currency exchange rates.

We have manufacturing operations in Canada, Uruguay and Brazil. We are also a large exporter and compete with producers of products very similar to ours. Therefore, we are affected by changes in the strength of the U.S. dollar relative to the Canadian dollar, euro and yen, and the strength of the euro relative to the yen.

Availability of Raw Materials and Energy

Our business and operations could be materially adversely affected by changes in the cost or availability of raw materials and energy.

We rely heavily on certain raw materials (principally wood fiber and chemicals) and energy sources (principally natural gas, electricity, coal and fuel oil) in our manufacturing processes. Our ability to increase earnings has been, and will continue to be, affected by changes in the costs and availability of such raw materials and energy sources. We may not be able to fully offset the effects of higher raw material or energy costs through hedging arrangements, price increases, productivity improvements or cost-reduction programs.

Transportation

We depend on third parties for transportation services and increases in costs and the availability of transportation could materially adversely affect our business and operations.

Our business depends on the transportation of a large number of products, both domestically and internationally. We rely primarily on third parties for transportation of the products we manufacture or distribute as well as delivery of our raw materials. In particular, a significant portion of the goods we manufacture and raw materials we use are transported by railroad or trucks, which are highly regulated.

If any of our third-party transportation providers were to fail to deliver the goods we manufacture or distribute in a timely manner, we may be unable to sell those products at full value—or at all. Similarly, if any of these providers were to fail to deliver raw materials to us in a timely manner, we may be unable to manufacture our products in response to customer demand. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at reasonable cost.

Any failure of a third-party transportation provider to deliver raw materials or finished products in a timely manner could harm our reputation, negatively affect our customer relationships and have a material adverse effect on our financial condition and results of operations.

In addition, an increase in transportation rates or fuel surcharges could materially adversely affect our sales and profitability.

REIT Status and Tax Implications

If we failed to qualify or fail to remain qualified as a REIT, or are subject to a prohibited transactions tax, our taxable income would be subject to tax at corporate rates and we would not be able to deduct dividends to shareholders.

In any taxable year in which we fail to qualify as a REIT, unless we are entitled to relief under the Internal Revenue Code of 1986, as amended (the “Code”):

•	We would not be allowed to deduct dividends to shareholders in computing our taxable income.

•	We would be subject to Federal and state income tax on our taxable income at regular corporate rates.

•	We also would be disqualified from treatment as a REIT for the four taxable years following the year during which we lost qualification.

Qualification as a REIT involves the application of highly technical and complex provisions of the Code to our operations and the determination of various factual matters and circumstances not entirely within our control. There are only limited judicial or administrative interpretations of these provisions. Although we believe that we operate in a manner consistent with the REIT qualification rules, we cannot assure you that we are or will remain so qualified.

In addition, Federal and state tax laws are constantly under review by persons involved in the legislative process, the Internal Revenue Service, the United States Department of the Treasury and state taxing authorities. Changes to the tax law could adversely affect our shareholders. We cannot predict with certainty whether, when, in what forms or with what effective dates, the tax laws applicable to us or our shareholders may be changed.

One of Longview Timber’s subsidiaries has elected to be taxed as a REIT for Federal income tax purposes and if this subsidiary fails to qualify as a REIT, it could result in the loss of our REIT status.

One of Longview Timber’s subsidiaries that we will acquire if the Acquisition is completed has elected to be taxed as a REIT for Federal income tax purposes. Because Longview owns timberland and is engaged in many of the same businesses as we are, the qualification of this subsidiary as a REIT is generally subject to the same risks and uncertainties as those described under this subcaption “—REIT Status and Tax Implications”. If this subsidiary failed to meet the applicable requirements for qualification as a REIT or fails to meet those qualifications at any time in the future, then, if the Acquisition is completed, such failure could jeopardize our qualification as a REIT. Such loss of status would have the effects described above.

Certain of our business activities are potentially subject to prohibited transactions tax or corporate-level income tax.

Under the Code, REITs generally must engage in the ownership and management of income producing real estate. For the company, this generally includes owning and managing a timberland portfolio for the production and sale of standing timber. Accordingly, the manufacture and sale by us of wood products, the harvesting and sale of logs, the development or sale of certain timberlands, the manufacture and sale of pulp products, the development of real estate, the building and sale of single-family houses and the development and sale of land and lots for real estate development are conducted through one or more of our wholly owned taxable REIT subsidiaries (“TRSs”) because such activities could generate non-qualifying REIT income and could constitute “prohibited transactions”. Prohibited transactions are defined by the Code generally to be sales or other dispositions of property to customers in the ordinary course of a trade or business. By conducting our business in this manner we believe that we satisfy the REIT requirements of the Code and are not subject to the 100% tax that could be imposed if a REIT were to conduct a prohibited transaction. The net income of our TRSs is subject to corporate-level income tax.

The extent of our use of our TRSs may affect the price of our Common Shares or Mandatory Convertible Preference Shares relative to the prices of common stock and convertible securities issued by other REITs.

We conduct a significant portion of our business activities through one or more TRSs. Our use of our TRSs enables us to engage in non-REIT qualifying business activities such as the sale of logs, production and sale of wood products and pulp products, real estate development and single-family home sales and sale of highest or best use (HBU) property. Our TRSs are subject to corporate-level tax. Therefore, we pay income taxes on the income generated by our TRSs. Under the Code, no more than 25% of the value of the gross assets of a REIT may be represented by securities of one or more TRSs. This limitation may affect our ability to increase the size of our TRSs’ operations. Furthermore, our use of TRSs may cause the market to value our Common Shares or Mandatory Convertible Preference Shares differently than the common stock and convertible securities of other REITs, which may not use TRSs as extensively as we use them.

We may be limited in our ability to fund distributions on our capital stock and pay our indebtedness using cash generated through our TRSs.

Our ability to receive dividends from our TRSs is limited by the rules with which we must comply to maintain our status as a REIT. In particular, at least 75% of gross income for each taxable year as a REIT must be derived from passive real estate sources including sales of our standing timber and other types of qualifying real estate income and no more than 25% of our gross income may consist of dividends from our TRSs and other non-real estate income.

This limitation on our ability to receive dividends from our TRSs may affect our ability to fund cash distributions to our shareholders or make payments on our borrowings using cash flows from our TRSs. The net income of our TRSs is not required to be distributed, and income that is not distributed will not be subject to the REIT income distribution requirement.

If we fail to pay scheduled dividends on the Mandatory Convertible Preference Shares, in cash or Common Shares, we will be prohibited from paying dividends on our Common Shares, which may jeopardize our status as a REIT.

The terms of the Mandatory Convertible Preference Shares provide that, unless full cumulative dividends have been paid or set aside for payment on all outstanding Mandatory Convertible Preference Shares for all past dividend periods and the then current dividend period, no dividends may be declared or paid on our Common Shares. If that were to occur, the inability to pay dividends on our Common Shares might jeopardize our status as a REIT for Federal income tax purposes.

Our cash dividends on our Common Shares are not guaranteed and may fluctuate.

Generally, REITs are required to distribute 90% of their ordinary taxable income and 95% of their net capital gains income. Capital gains may be retained by the REIT, but would be subject to income taxes if retained. If capital gains are retained rather than distributed, our shareholders would be notified and they would be deemed to have received a taxable distribution, with a refundable credit for any Federal income tax paid by the REIT. Accordingly, we believe that we are not required to distribute material amounts of cash since substantially all of our taxable income is treated as capital gains income. Our Board of Directors, in its sole discretion, determines the amount of quarterly dividends to be paid to holders of our Common Shares. Our quarterly dividend has been between $0.15 and $0.20 per Common Share since 2011. We have announced our intention to, in conjunction with, and subject to the completion of, the Acquisition, increase our quarterly dividend from $0.20 per Common Share to $0.22 per Common Share beginning with the third quarter dividend payable in September 2013. However, because dividend decisions are in the sole discretion of our Board of Directors and depend on a number of factors, some of which are outside of our control, we cannot assure you that a dividend increase will occur even if the Acquisition is completed. Any decision by our Board of Directors to increase the dividend will depend on our results of operations, financial condition, capital requirements, the factors described below and any other factors deemed relevant by our Board of Directors at the time of declaration. In addition, our Board of Directors will determine whether full quarterly dividends will be paid on the Mandatory Convertible Preference Shares based on consideration of any number of factors. These factors include, but are not limited to, our results of operations, cash flow and capital requirements, economic conditions, tax considerations, borrowing capacity and other factors, including debt covenant restrictions that may impose limitations on cash payments, future acquisitions and divestitures, harvest levels, changes in the price and demand for our products and general market demand for timberlands including those timberland properties that have higher and better uses. Consequently, dividend levels on our Common Shares may fluctuate and we may not pay dividends on our Common Shares or full cumulative dividends on our Mandatory Convertible Preference Shares.

We may not be able to complete desired like-kind exchange transactions for timberlands and real estate we sell.

When we sell timberlands and real estate, we generally seek to match these sales with the acquisition of suitable replacement timberlands. This allows us “like-kind exchange” treatment for these transactions under Section 1031 of the Code and related regulations. This matching of sales and purchases provides us with significant tax benefits, most importantly the deferral of any gain on the property sold until ultimate disposition of the replacement property. While we attempt to complete like-kind exchanges wherever practical, we may not be able to do so in all instances due to various factors, including the lack of availability of suitable replacement property on acceptable terms and our inability to complete a qualifying like-kind exchange transaction within the time frames required by the Code. The inability to obtain like-kind exchange treatment would result in the payment of taxes with respect to the property sold, and a corresponding reduction in earnings and cash available for distribution to shareholders as dividends and to make debt service payments on our indebtedness.

Legal Proceedings

We are a party to a number of legal proceedings, and adverse judgments in certain legal proceedings could have a material adverse effect on our financial condition.

The costs and other effects of pending litigation against us and related insurance recoveries cannot be determined with certainty. Although the disclosure in Note 15: Legal Proceedings, Commitments and Contingencies of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and Note 8: Legal Proceedings, Commitments and Contingencies of the Notes to Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, each incorporated by reference in this prospectus supplement, contains management’s current views of the effect such litigation will have on our financial results, there can be no assurance that the outcome of such proceedings will be as expected.

For example, there have been several lawsuits filed against us alleging that we violated U.S. antitrust laws. Those included lawsuits alleging antitrust violations against us and other manufacturers of oriented strand board and lawsuits alleging antitrust violations with respect to alder logs and lumber. All of these matters have been settled.

It is possible that there could be adverse judgments against us in some or all major litigation against us and that we could be required to take a charge for all or a portion of any damage award. Any such charge could materially and adversely affect our results of operations for the quarter or year in which we record it.

Export Taxes

We may be required to pay significant export taxes or countervailing and anti-dumping duties for exported products.

We may experience reduced revenues and margins on some of our businesses as a result of export taxes or countervailing and anti-dumping duty assessments. International trade disputes occur frequently and can be taken to an International Trade Court for resolution of unfair trade practices between countries. For example, there have been many disputes and subsequent trade agreements regarding sales of softwood lumber between Canada and the United States. The current Softwood Lumber Act signed in October 2006 requires our Canadian softwood lumber facilities to pay an export tax when the price of lumber is at or below a threshold price. The export tax could be as high as 22.5% if a province exceeds its total allotted export share. It is possible that additional countervailing duty and antidumping tariffs or similar type tariffs could be imposed on us in the future. We may experience reduced revenues and margins in any business that is subject to such tariffs or to the terms of the settlements of such international disputes. These tariffs or settlement terms could have a material adverse effect on our business, financial results and financial condition, including facility closures or impairments of assets.

Natural Disasters

Our business and operations could be adversely affected by weather, fire, infestation or natural disasters.

Our timberlands assets may be damaged by adverse weather, severe wind and rainstorms, fires, pest infestation or other natural disasters. Because our manufacturing processes primarily use wood fiber, in many cases from our own timberlands, in the event of material damage to our timberlands, our operations could be disrupted or our production costs could be increased. As is typical in the forestry industry, we do not insure against losses of timber, including losses due to these causes.

Strategic Alternatives

We are evaluating strategic alternatives for WRECO, our homebuilding and real estate development business.

Our Real Estate business focuses on constructing single-family housing and developing residential lots for our use and for sale. We are evaluating strategic alternatives for our Real Estate business that we believe may enhance shareholder value. These alternatives include continuing to operate the Real Estate business, the sale of all or a part of the Real Estate business or the separation of the Real Estate business into a separate company through a spin-off, merger or other transaction. Any of these transactions could be material. Our evaluation of alternatives is in its early stages. Therefore we cannot assure you that the exploration of these strategic alternatives will result in our pursuing any particular transaction or that if a transaction is pursued, the timing for announcement or consummation. Even if a transaction is announced it may not be consummated. Any strategic decision will involve risks and uncertainties and present implementation challenges. As a result, we may not realize the anticipated benefits of any such transaction in the timeframe anticipated, if at all, which could adversely affect our business, financial condition and results of operation. As of the date of this prospectus supplement, we have not entered into any definitive agreement for such a transaction. We do not intend to announce further developments regarding the process until its Board of Directors either completes its review or enters into a definitive agreement for a possible transaction.

Risks Relating to Our Pending Acquisition of Longview

This offering is not contingent upon the completion of the Acquisition. If the Acquisition is not completed, we will have broad discretion to use the net proceeds of this offering for general corporate purposes. Even if the Acquisition is completed, we may fail to realize the growth prospects and cost savings anticipated as a result of the Acquisition.

This offering is not contingent upon the completion of the Acquisition. Accordingly, your purchase of our Mandatory Convertible Preference Shares in this offering may be an investment in Weyerhaeuser on a stand-alone basis without any of the assets of Longview or anticipated benefits of the Acquisition. We will have broad discretion to use the net proceeds of this offering if the Acquisition does not occur. General corporate purposes may include strategic investments and acquisitions.

There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including our Mandatory Convertible Preference Shares and Common Shares. Likewise, the Acquisition or the Financing Transactions may be completed on terms that differ, perhaps substantially, from those described in this prospectus supplement and investors will not be entitled to require us to repurchase, redeem or repay any of the Common Shares or Mandatory Convertible Preference Shares sold or Debt Financing incurred pursuant to the Financing Transactions as a result of any such differences.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects from combining our businesses with those of Longview. We may never realize these business opportunities and growth prospects. Integrating operations will be complex and will require significant efforts and expenditures on the part of both us and Longview. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain Longview’s operations or assets or take write-offs or impairment charges or recognize amortization expenses resulting from the Acquisition and may be subject to unanticipated or unknown liabilities relating to Longview and its business. We might experience increased competition that limits our ability to expand our business, and we might not be able to capitalize on expected business opportunities, including retaining current customers. If any of these factors limit our ability to integrate the businesses successfully or on a timely basis, the expectations of future results of operations following the Acquisition might not be met.

In addition, we and Longview have operated and, until the completion of the Acquisition, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties or our ability to achieve the anticipated benefits of the Acquisition and could harm our financial performance. In that regard, because Longview is a private company, we may be required to implement or improve Longview’s internal controls, procedures and policies to meet standards applicable to public companies, which may be time-consuming and more expensive than anticipated.

In addition, the Purchase Agreement has been incorporated by reference in this prospectus supplement to provide investors with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, Longview Timber or our or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

In addition, as discussed above under “Risks Relating to our Industries and Business—REIT Status and Tax Implications”, because one of Longview’s subsidiaries has elected to be taxed as a REIT for Federal income tax purposes, the past or future failure of this subsidiary to meet the various requirements for REIT qualification under Federal tax laws could jeopardize our qualification as a REIT.

We will incur significant transaction and acquisition-related integration costs in connection with the Acquisition.

We are currently developing a plan to integrate the operations of Longview after the completion of the Acquisition. Although we anticipate achieving synergies of approximately $20 million annually in connection with the Acquisition, we also expect to incur costs to implement such cost savings measures. We anticipate that we will incur certain non-recurring charges in connection with this integration, including severance and charges associated with integrating process and systems. We cannot identify the timing, nature and amount of all such charges as at the date of this prospectus supplement. Further, we currently expect to incur significant transaction costs that will be charged as an expense in the period borrowed. The significant transaction costs and acquisition-related integration costs could materially adversely affect our results of operations in the period in which such charges are recorded or our cash flow in the period in which any related costs are actually paid. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all. We expect it will take approximately two years to implement the cost savings measures to achieve approximately 90% of our anticipated annual cost savings from synergies. We have identified some, but not all, of the actions necessary to achieve our anticipated cost and operational savings. Accordingly, the cost and operational savings may not be achievable in our anticipated amount or timeframe or at all. Investors should not place undue reliance on the anticipated benefits of the Acquisition in making their investment decision.

We and Longview will be subject to business uncertainties while the Acquisition is pending that could adversely affect our and its businesses.

Uncertainty about the effect of the Acquisition on employees and customers may have an adverse effect on us and Longview and, consequently, on the combined company. Although we and Longview intend to take actions to reduce any adverse effects, these uncertainties may impair our and their ability to attract, retain and motivate key personnel until the Acquisition is completed and for a period of time thereafter. These uncertainties could cause customers, suppliers and others that deal with us and Longview to seek to change existing business relationships with the two companies. Employee retention could be reduced during the pendency of the Acquisition, as employees may experience uncertainty about their future roles with the combined company. If, despite our and Longview’s retention efforts, key employees depart because of concerns relating to the uncertainty and difficulty of the integration process or a desire not to remain with the combined company, the combined company’s business could be harmed.

The Acquisition may be subject to receipt of consent or approval from governmental entities that could delay or prevent the completion of the Acquisition or that could cause the abandonment of the Acquisition.

To complete the Acquisition, we and Longview may need to obtain approvals or consents from, or make filings with, certain applicable governmental authorities.

While we and Longview each believe that we will receive all required approvals for the Acquisition, there can be no assurance as to the receipt or timing of receipt of these approvals. If any such approvals are required, the receipt of such approvals may be conditional upon actions that the parties are not obligated to take under the Purchase Agreement and other related agreements, which could result in the termination of the Purchase Agreement by us or the Sellers, or, if such approvals are received, their terms could reasonably be expected to have a detrimental impact on the combined company following the completion of the Acquisition. A substantial delay in obtaining any required authorizations, approvals or consents, or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals or consents, could prevent the completion of the Acquisition, require the mandatory redemption of any debt borrowed in the Debt Financing, give us the option to redeem the Mandatory Convertible Preference Shares or have an adverse effect on the anticipated benefits of the Acquisition, thereby adversely impacting the business, financial condition or results of operations of the combined company. See “The Transactions—Overview” and “The Transactions—Purchase Agreement” included in this prospectus supplement.

We intend to seek a waiver from the lenders under the Longview Existing Debt to prevent a breach thereof or default thereunder upon consummation of the Acquisition. A portion of the Longview Existing Debt matures on July 2, 2013, and, if the closing of the Acquisition occurs prior to such date and the maturity has not been extended, we expect to repay such portion of the Longview Existing Debt at maturity using a combination of the proceeds from the Financing Transactions and available cash.

We intend to seek a waiver from the lenders under the Longview Existing Debt to prevent a breach thereof or default thereunder, which otherwise would occur in connection with the closing of the Acquisition. There can be no assurance that the lenders under the Longview Existing Debt will agree to such a waiver. If we are unable to obtain such a waiver, and we choose to proceed with the closing of the Acquisition, we may be required to repay the Longview Existing Debt in its entirety upon the closing of the Acquisition. As at March 31, 2013, an aggregate principal amount of $1.07 billion of fixed and floating rate notes was outstanding under the Longview Existing Debt. Even if we obtain a waiver, an aggregate principal amount of approximately $453 million of debt under the Longview Existing Debt matures on July 2, 2013, and, if the closing of the Acquisition occurs prior to such date and the maturity date has not been extended, we will be required to repay all amounts outstanding under such portion of the Longview Existing Debt at maturity. We expect to repay the Longview Existing Debt in its entirety within 90 days after the closing of the Acquisition. In order to repay the Longview Existing Debt, we expect to use a combination of the net proceeds from the Financing Transactions and available cash as reflected in the pro forma information included in this prospectus supplement. However, we cannot assure that we will repay the Longview Existing Debt within 90 days after the closing of the Acquisition or prior to its maturity.

The unaudited pro forma condensed combined financial information included in this prospectus supplement is presented for illustrative purposes only and does not represent what the financial position or results of operations of the combined company would have been had the Transactions been completed on the dates assumed for purposes of that pro forma information nor does it represent the actual financial position or results of operations of the combined company following the Acquisition.

The unaudited pro forma condensed combined financial information contained in this prospectus supplement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what the combined company’s financial position or results of operations would have been had the Transactions been completed as of the dates assumed for purposes of that pro forma financial information nor does it reflect the financial position or results of operations of the combined company following the Acquisition. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. For purposes of the unaudited pro forma condensed combined financial information, the estimated Acquisition consideration has been preliminarily allocated to the assets acquired and liabilities assumed based on limited information presently available to Weyerhaeuser to estimate fair values. The Acquisition consideration will be allocated among the relative fair values of the assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The final allocation is dependent upon certain valuations and other analyses that cannot be completed prior to the Acquisition and are required to make a definitive allocation. The actual amounts recorded at the completion of the Acquisition may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities nor does it include any other items not expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information has also been prepared on the assumption that the Acquisition and the Financing Transactions will be completed on the terms and in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement. The purchase price and other terms of the Acquisition and the terms of the Financing Transactions may change, perhaps substantially, from those reflected in this prospectus supplement and, because none of the Financing Transactions is contingent upon completion of any of the other Financing Transactions, it is possible that one or more of the Financing Transactions will not be completed. In particular, it is possible that the Financing Transactions will not generate the anticipated amount of net proceeds, which may require us to obtain additional financing or increase the amount of available cash applied in order to effect the Acquisition. See “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement and our and Longview’s consolidated financial statements incorporated by reference in this prospectus supplement.

Our and Longview’s actual financial positions and results of operations prior to the Acquisition and that of the combined company following the Acquisition may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information included in this prospectus supplement. In addition, the assumptions or estimates used in preparing the unaudited pro forma condensed combined financial information included in this prospectus supplement may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of our Common Shares, the size of any of the Financing Transactions, the assumed dividend rate on the Mandatory Convertible Preference Shares, the assumed interest rate associated with the Debt Financing, the amount of net proceeds generated by each of the Financing Transactions, or the cost of the Acquisition (whether as a result of contractual purchase price adjustments or otherwise) from those used for purposes of preparing the pro forma financial information may cause a significant change in the pro forma financial information. The pro forma adjustments for the Acquisition do not include any adjustments to the purchase price that may occur pursuant to the Purchase Agreement and any such adjustments may be material.

Although the unaudited pro forma condensed combined financial information included in this prospectus supplement includes sensitivity analyses that are intended to assist you in quantifying the impact of changes in the assumed market price of our Common Shares, the assumed dividend rate on the Convertible Mandatory Preference Shares or the assumed interest rate on the Debt Financing on that pro forma information, those sensitivity analyses do not address any changes in the size of the respective Financing Transactions and therefore may not be adequate to allow you to quantify the impact of all of the changes that may occur in the terms of the Financing Transactions.

If we redeem the Mandatory Convertible Preference Shares, investors may not obtain their expected return and may not be able to reinvest the proceeds from such redemption in an investment that results in a comparable return.

Investors will not have any rights to require us to redeem or repurchase the Mandatory Convertible Preference Shares, whether or not an Acquisition Termination event occurs or the Acquisition is completed by December 20, 2013. Further, investors will not have any right to require us to repurchase the Mandatory Convertible Preference Shares if, subsequent to the completion of this offering, we or Longview experience any changes in our business or financial condition or if the terms of the Acquisition or the financing thereof change.

If the Debt Financing is completed and we do not complete the Acquisition on or prior to December 20, 2013, or if an Acquisition Termination Event occurs, we will be required to redeem any debt borrowed in the Debt Financing. We may not have the financial resources necessary to effect such redemption. It is possible that our failure to complete the Acquisition, or the expenditure of our funds to redeem any debt borrowed in the Debt Financing may have an adverse effect on the market price of our Mandatory Convertible Preference Shares and Common Shares.

We may not be able to complete the Acquisition on or prior to December 20, 2013, if at all. Our ability to complete the Acquisition is subject to various closing conditions, some of which are beyond our control. If the Debt Financing is completed but the Acquisition is not completed on or prior to December 20, 2013, or if an Acquisition Termination Event occurs, we will be required to redeem all the debt borrowed in the Debt Financing at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date.

We are not required to deposit the proceeds from the Debt Financing into an escrow account pending completion of the Acquisition and we will not grant any security interest or other lien on those proceeds to secure payment of any debt borrowed in the Debt Financing. Our ability to pay the mandatory redemption price to holders of any debt borrowed in the Debt Financing may be limited by our financial resources at the time and the terms of our debt instruments or other instruments and agreements and it is possible that we will not have sufficient financial resources available to satisfy our obligation, if any, to effect such redemption. This could be the case, for example, if we or any of our subsidiaries commence a case for bankruptcy or reorganization, or such a case is commenced against us or one of our subsidiaries, before the date on which we are required to effect any such mandatory redemption. Any failure to pay the mandatory redemption price of any debt borrowed in the Debt Financing as and when required could have a material adverse effect on our business, results of operations and financial condition and the market price of our securities, including the Mandatory Convertible Preference Shares and Common Shares.

If the Acquisition is not completed or an Acquisition Termination Event occurs, we will not have any obligation to redeem the Mandatory Convertible Preference Shares, but we have the option to do so as described under “Description of Mandatory Convertible Preference Shares—Acquisition Termination Redemption” included in this prospectus supplement. It is possible that our failure to complete the Acquisition, or the expenditure of our funds to redeem any debt borrowed in the Debt Financing, may have an adverse effect on the market price of our Mandatory Convertible Preference Shares (if not redeemed) and Common Shares.

The amount of our indebtedness could adversely affect our business.

Our “earnings” were insufficient to cover our “fixed charges” (as those terms are defined below under “Ratios of Earnings to Fixed Charges” included in this prospectus supplement) for fiscal years 2008 and 2009.

On a pro forma basis in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement, the combined company’s ratios of earnings to fixed charges would have been 3.03 and 2.00 for the three months ended March 31, 2013, and fiscal year 2012, respectively, and the ratios of earnings to fixed charges of the combined company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, would have been 3.00 and 1.75 for the three months ended March 31, 2013, and fiscal year 2012, respectively. On the same pro forma basis and subject to the same assumptions, the combined company’s ratios of earnings to fixed charges and preference share dividends would have been 2.74 and 1.85 for the three months ended March 31, 2013, and fiscal year 2012, respectively, and the ratios of earnings to fixed charges and preference share dividends of the combined company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, would have been 2.71 and 1.61 for the three months ended March 31, 2013, and fiscal year 2012, respectively. See “Ratios of Earnings to Fixed Charges” included in this prospectus supplement.

The incurrence of borrowings in the Debt Financing and the issuance of the Mandatory Convertible Preference Shares pursuant to this offering, in each case if completed, will increase our annual cash obligations by approximately $77 million, calculated on a pro forma basis as described in the preceding paragraph. If we are unable to generate sufficient cash to repay or to refinance our debt as it comes due or to pay dividends on our Mandatory Convertible Preference Shares, this would have a material adverse effect on our business and the market price of our Common Shares, the Mandatory Convertible Preference Shares and our debt securities.

As at March 31, 2013, we had a total of approximately $4.1 billion of outstanding indebtedness, including long-term debt and short-term debt. As at March 31, 2013, on a pro forma basis in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement, we would have had a total of approximately $5.4 billion of outstanding indebtedness, including long-term debt and short-term debt. We also have and, following the Transactions, expect to have the ability to incur a substantial amount of additional indebtedness, including under our $1.0 billion bank credit facility. In addition, after the closing of the Acquisition, we may replenish our available cash or repay any revolving credit borrowings made in connection with the Acquisition with the proceeds of additional permanent debt financing. As a result, Weyerhaeuser Company and its subsidiaries could, in the future, incur indebtedness and enter into transactions that could negatively affect the market value of our Common Shares, the Mandatory Convertible Preference Shares and our debt securities.

Our leverage could have important consequences to purchasers in this offering and the Common Shares Offering and the lenders in the Debt Financing, including the following:

•	we may be required to dedicate a substantial portion of our available cash to payments of principal of and interest on our indebtedness;

•	our ability to access credit markets on terms we deem acceptable may be impaired; and

•	our leverage may limit our flexibility to adjust to changing market conditions.

Risk Factors Relating to the Offering and Mandatory Convertible Preference Shares and Common Shares

You will bear the risk of a decline in the market price of our Common Shares between the pricing date for the Mandatory Convertible Preference Shares and the mandatory conversion date.

The number of Common Shares that you will receive upon mandatory conversion is not fixed but instead will depend on the applicable market value, which is the average VWAP of our Common Shares over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date. The aggregate market value of the Common Shares that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of your Mandatory

Convertible Preference Shares. Specifically, if the applicable market value of our Common Shares is less than the initial price of $        , the market value of the Common Shares that you would receive upon mandatory conversion of each Mandatory Convertible Preference Share will be less than the $50.00 liquidation preference, and an investment in the Mandatory Convertible Preference Shares would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our Common Shares. Any such decline could be substantial.

The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preference Shares is less than that provided by a direct investment in our Common Shares.

The market value of each Common Share that you would receive upon mandatory conversion of each Mandatory Convertible Preference Share on the mandatory conversion date will only exceed the liquidation preference of $50.00 per Mandatory Convertible Preference Share if the applicable market value of our Common Shares exceeds the threshold appreciation price of $        . The threshold appreciation price represents an appreciation of approximately     % over the initial price. In this event, you would receive on the mandatory conversion date approximately     % (which percentage is equal to the initial price divided by the threshold appreciation price) of the value of our Common Shares that you would have received if you had made a direct investment in our Common Shares on the date of this prospectus. This means that the opportunity for equity appreciation provided by an investment in our Mandatory Convertible Preference Shares is less than that provided by a direct investment in our Common Shares.

In addition, if the market value of our Common Shares appreciates and the applicable market value of our Common Shares is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of our Common Shares that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preference Shares, and you will realize no equity appreciation on our Common Shares.

Recent regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preference Shares.

Investors in, and potential purchasers of, the Mandatory Convertible Preference Shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preference Shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preference Shares to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preference Shares. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preference Shares.

The adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you.

If a fundamental change (as defined in “Description of Mandatory Convertible Preference Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” in this prospectus supplement) occurs on or prior to the conversion date, holders will be entitled to convert their Mandatory Convertible Preference Shares during the fundamental change conversion period at the fundamental change conversion rate (in each case as defined in “Description of Mandatory Convertible Preference Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” in this prospectus supplement). The fundamental change conversion rate represents an adjustment to the conversion rate otherwise applicable unless the share price is less than $          or above $          (in each case, subject to adjustment). In addition, with respect to Mandatory Convertible Preference Shares converted during the fundamental change conversion period, you will also receive, among other consideration, a fundamental change dividend make-whole amount. Although this adjustment to the conversion rate and the payment of the fundamental change dividend make-whole amount are designed to compensate you for the lost option value of your Mandatory Convertible Preference Shares and lost dividends as a result of a fundamental change, they are only an approximation of such lost value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or our Common Shares) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The Mandatory Convertible Preference Shares are subject to redemption at our option upon the occurrence of an Acquisition Termination Event or if the Acquisition is not completed on or prior to on December 20, 2013.

We will be entitled, but not required, to redeem the Mandatory Convertible Preference Shares, in whole but not in part, at a redemption price equal to the greater of $50.50 per Mandatory Convertible Preference Share plus accrued and unpaid dividends to the date of redemption and an early redemption price that includes a make-whole adjustment. Although the redemption price is designed to compensate you for the lost option value of your Mandatory Convertible Preference Shares and lost dividends as a result of the acquisition termination redemption, it is only an approximation of such lost value and may not adequately compensate you for your actual loss.

The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the Mandatory Convertible Preference Shares. Our ability to pay the redemption price to holders of the Mandatory Convertible Preference Shares in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of the Mandatory Convertible Preference Shares following our election to redeem the Mandatory Convertible Preference Shares.

The conversion rate of our Mandatory Convertible Preference Shares may not be adjusted for all dilutive events that may adversely affect the market price of our Mandatory Convertible Preference Shares or our Common Shares issuable upon conversion of the Mandatory Convertible Preference Shares.

The number of Common Shares that you are entitled to receive upon conversion of the Mandatory Convertible Preference Shares is subject to adjustment only for share splits and combinations, share dividends and specified other transactions. See “Description of Mandatory Convertible Preference Shares—Anti-dilution Adjustments” in this prospectus supplement for further discussion of anti-dilution adjustments. However, other events, such as employee and director option grants or offerings of our Common Shares or securities convertible into Common Shares (other than those set forth in “Description of Mandatory Convertible Preference Shares—Anti-dilution Adjustments”) for cash or in connection with acquisitions, which may adversely affect the market price of our Common Shares, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our Common Shares, it may also adversely affect the market price of the Mandatory Convertible Preference Shares. In addition, the terms of our Mandatory Convertible Preference Shares do not restrict our ability to offer Common Shares or securities convertible into Common Shares in the future or to engage in other transactions that could dilute our Common Shares. We have no obligation to consider the interests of the holders of our Mandatory Convertible Preference Shares in engaging in any such offering or transaction.

You will have no rights with respect to our Common Shares until the Mandatory Convertible Preference Shares are converted, but you may be adversely affected by certain changes made with respect to our Common Shares.

You will have no rights with respect to our Common Shares, including voting rights, rights to respond to Common Share tender offers, if any, and rights to receive dividends or other distributions on our Common Shares, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of your Mandatory Convertible Preference Shares, but your investment in our Mandatory

Convertible Preference Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of Common Shares only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our Articles of Incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Shares. See “Description of Common Shares” in this prospectus supplement for further discussion of our Common Shares.

You will have no voting rights except under limited circumstances.

You do not have voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preference Shares, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Washington law. You will have no right to vote for any members of our Board of Directors except in the case of certain dividend arrearages. If dividends on any shares of the Mandatory Convertible Preference Shares have not been paid in the aggregate amount equivalent to at least six or more dividend payments, whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preference Shares, voting together as a single class with holders of any and all other classes or series of our preference shares having similar voting rights, will be entitled to vote for the election of a total of two additional members of our Board of Directors, subject to the terms and limitations described in the section of this prospectus supplement entitled “Description of Mandatory Convertible Preference Shares—Voting Rights”.

Our Mandatory Convertible Preference Shares will rank junior to any preferred shares we may issue in the future and to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Mandatory Convertible Preference Shares only after all of our liabilities have been paid and, if we have any outstanding preferred shares, if the liquidation preference in an amount not to exceed $350 million and accrued and unpaid dividends thereon have been paid. Accordingly, your recovery may be negatively impacted if we issue any preferred shares after the date of this offering. Preferred shares will rank upon our liquidation, as to liquidation preference and accrued and unpaid dividends, ahead of the Mandatory Convertible Preference Shares in an amount up to $350 million and the amount of accrued but unpaid dividends thereon. In addition, our Mandatory Convertible Preference Shares will rank junior to all of our existing and future consolidated liabilities. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of our Mandatory Convertible Preference Shares then outstanding. As at March 31, 2013, we had a total of approximately $4.1 billion of outstanding indebtedness, including long-term debt and short-term debt. As at March 31, 2013, on a pro forma basis in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement, we would have had a total of approximately $5.4 billion of outstanding indebtedness, including long-term debt and short-term debt. We also have and, following the Transactions, expect to have the ability to incur a substantial amount of additional indebtedness, including under our $1.0 billion bank credit facility.

Our ability to pay dividends on our Mandatory Convertible Preference Shares may be limited.

Our payment of dividends on the Mandatory Convertible Preference Shares in the future will be determined by our Board of Directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity and other factors.

The agreements governing any existing or future indebtedness of ours may limit our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preference Shares. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the Mandatory Convertible Preference Shares, we may be unable to pay dividends in cash on the Mandatory Convertible Preference Shares unless we can refinance the amounts outstanding under such agreements.

In addition, under Washington law, our Board of Directors (or an authorized committee thereof) may declare dividends on our capital stock only to the extent of our legally available funds, meaning that after giving effect to such distribution, (i) we are able to pay our liabilities as they become due in the ordinary course of business and (ii) our total assets are equal to or exceed our total liabilities, including preferential rights upon dissolution to shareholders whose preferential rights are superior to those receiving the distribution. Further, even if we are permitted under our contractual obligations and Washington law to pay cash dividends on the Mandatory Convertible Preference Shares, we may not have sufficient cash to pay dividends in cash on the Mandatory Convertible Preference Shares.

If upon (i) mandatory conversion, (ii) an early conversion at the option of a holder or (iii) an early conversion upon a fundamental change, we have not declared all or any portion of the accumulated dividends payable on the Mandatory Convertible Preference Shares for specified periods, converting holders will receive an additional number of Common Shares having a market value generally equal to the amount of such accumulated dividends, subject to the limitations described under “Description of Mandatory Convertible Preference Shares—Mandatory Conversion”, “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”, respectively. In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate are reached, we will pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder.

You may be subject to tax upon an adjustment to the conversion rate of the Mandatory Convertible Preference Shares even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preference Shares is subject to adjustment in certain circumstances. See “Description of Mandatory Convertible Preference Shares—Anti-dilution Adjustments”. If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. Federal income tax purposes a taxable distribution without the receipt of any cash. See “Material Federal Income Tax Considerations” for a further discussion of Federal tax implications for U.S. Shareholders.

Certain provisions in the Mandatory Convertible Preference Shares could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change.

Certain provisions in the Mandatory Convertible Preference Shares could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to July 1, 2016, holders of the Mandatory Convertible Preference Shares may have the right to convert their Mandatory Convertible Preference Shares, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preference Shares See “Description of Mandatory Convertible Preference Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” included in this prospectus supplement. These features of the Mandatory Convertible Preference Shares could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

An active trading market for the Mandatory Convertible Preference Shares does not exist and may not develop.

The Mandatory Convertible Preference Shares are a new issue of securities with no established trading market. We intend to apply to list the Mandatory Convertible Preference Shares on The New York Stock Exchange under the symbol “WYPRA”. Even if the Mandatory Convertible Preference Shares are approved for listing on the New York Stock Exchange, such listing does not guarantee that a trading market for the Mandatory Convertible Preference Shares will develop or, if a trading market for the Mandatory Convertible Preference Shares does develop, the depth or liquidity of that market or the ability of the holders to sell the Mandatory Convertible Preference Shares, or to sell the Mandatory Convertible Preference Shares at a favorable price.

The price of our Mandatory Convertible Preference Shares and Common Shares may be volatile.

We expect that generally the market price of our Common Shares will affect the market price of our Mandatory Convertible Preference Shares more than any other single factor. The market price of our Common Shares may be influenced by many factors, some of which are beyond our control, including those described above in this “Risk Factors” section and the following:

•	actual or anticipated fluctuations in our operating results or our competitors’ operating results;

•	announcements by us or our competitors of new products, capacity changes, significant contracts, acquisitions or strategic investments;

•	our growth rate and our competitors’ growth rates;

•	the financial market and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors or the forest products industry generally, or lack of analyst coverage of our Common Shares;

•	sales of our Common Shares by our executive officers, directors and significant stockholders or sales of substantial amounts of our Common Shares;

•	redemption of the Mandatory Convertible Preference Shares if the Acquisition does not occur or if an Acquisition Termination Event occurs or payment of dividends by delivery of Common Shares;

•	changes in accounting principles; and

•	changes in tax laws and regulations.

In addition, there has been significant volatility in the market price and trading volume of securities of companies operating in the forest products industry that often has been unrelated to the operating performance of particular companies.

Some companies that have had volatile market prices for their securities have had securities litigation brought against them. If litigation of this type is brought against us, it could result in substantial costs and would divert management’s attention and resources.

In addition, we expect that the market price of the Mandatory Convertible Preference Shares will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our Mandatory Convertible Preference Shares and our Common Shares. Any such arbitrage could, in turn, affect the market prices of our Common Shares and our Mandatory Convertible Preference Shares.

Sales of substantial amounts of our Common Shares in the public market, or the perception that these sales may occur, could cause the market price of our Common Shares and thus the Mandatory Convertible Preference Shares to decline.

Sales of substantial amounts of our Common Shares in the public market, or the perception that these sales may occur, or the conversion of our Mandatory Convertible Preference Shares or the payment of dividends on the Mandatory Convertible Preference Shares in the form of Common Shares, or the perception that such conversions or dividends could occur, could cause the market price of our Common Shares and thus the Mandatory Convertible Preference Shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities.

If securities or industry analysts do not publish or continue to publish research or publish inaccurate or unfavorable research about our business, the price and trading volume of our Mandatory Convertible Preference Shares and Common Shares could decline.

The trading market for our Mandatory Convertible Preference Shares and Common Shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us cease coverage or fail to publish reports on us regularly we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our Mandatory Convertible Preference Shares and Common Shares to decline. Moreover, if one or more of the analysts who cover us downgrades any of our securities or publishes inaccurate or unfavorable research about our business, the price of our Mandatory Convertible Preference Shares and Common Shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Mandatory Convertible Preference Shares and Common Shares could decrease, which could cause the price and trading volume of our Mandatory Convertible Preference Shares and Common Shares to decline.

Anti-takeover provisions in our charter documents and provisions of Washington law might discourage, delay or prevent change in control of our company and may result in an entrenchment of management and diminish the value of our Common Shares.

Our Articles of Incorporation, our Bylaws and certain provisions of Washington Law contain provisions that make it difficult for our shareholders to change the composition of our Board of Directors, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that our shareholders may consider favorable.

These provisions contained in our Articles of Incorporation and Bylaws, among other things;

•	prohibit cumulative voting in the election of directors;

•

authorize the issuance by our Board of Directors of “blank check” preferred stock, the terms of which may be established and the shares of which may be issued without shareholder approval, and which may include super-majority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of our Common Shares;

•	require the written request of at least 25% of the outstanding voting stock to call special meetings of shareholders;

•	establish advance notice requirements for shareholder nominations for elections to our Board of Directors or for proposing matters that can be acted upon by shareholders at shareholder meetings; and

•

restrict ownership of any class or series of our capital stock to less than 9.9% (in number of shares or value) of the outstanding shares of such class or series, unless such greater percentage is approved by our Board of Directors in their sole discretion.

These provisions contained in Washington law, among other things:

•

require the approval of two-thirds of the voting group comprising all of the votes entitled to be cast, and of each other voting group entitled to vote as a separate class, to adopt a plan of merger or share exchange;

•	prohibit shareholder action by written consent, requiring all shareholder actions to be taken at a meeting of our shareholders; and

•

provide that if a person or persons (an “acquiring person”) beneficially acquires 10% or more of our outstanding voting shares, we may not enter into a “significant business transaction” with the acquiring person or an affiliate or associate of the acquiring person for a period of five years, unless it is approved (i) by a majority of our Board of Directors prior to the acquisition of such shares by the acquiring person or (ii) after the acquiring person’s acquisition of such shares, by a majority of our Board of Directors and by two-thirds of our outstanding voting shares.

Washington law further provides that, except for transactions approved as described above, we may not engage at any time in a merger, share exchange or consolidation with an acquiring person or its affiliate or associate, or liquidate or dissolve pursuant to an agreement with an acquiring person, unless either (i) the aggregate consideration received by our shareholders is at least equal to the market value of our shares at certain defined points in time and the consideration is paid promptly in cash to the shareholders or (ii) the transaction is approved no earlier than five years after the acquisition of 10% or more of our voting stock by the acquiring person by the votes of a majority of shareholders entitled to be counted within each voting group of shareholders entitled to vote separately on the transaction with any shares owned by the acquiring person not allowed to be voted. A “significant business transaction” includes: (a) a merger, share exchange or consolidation with the acquiring person; (b) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with such acquiring person of assets having an aggregate market value equal to 5% or more of (i) the aggregate market value of our assets on a consolidated basis, (ii) the aggregate market value of our outstanding shares on a consolidated basis, or (iii) our earning power or net income on a consolidated basis; (c) the termination of 5% or more of our employees or those of our subsidiaries that are employed in the State of Washington, whether at one time or over a period of five years as a result of the acquiring person’s acquisition of 10% or more of our shares; (d) our liquidation or dissolution pursuant to an agreement with an acquiring person; or (e) a reclassification of our securities, or any reverse shares split or recapitalization, or a merger or consolidation with one of our subsidiaries pursuant to an agreement with an acquiring person that has the effect, directly or indirectly, of increasing the proportionate ownership by the acquiring person of outstanding shares of a class or series of voting shares or securities convertible into voting shares of our company or our subsidiaries.

These provisions in our Articles of Incorporation and Bylaws, as well as Washington law, could substantially impede the ability of the holders of our Mandatory Convertible Preference Shares and Common Shares to benefit from a change in control and, as a result, could materially adversely affect the market price of our Mandatory Convertible Preference Shares and Common Shares and your ability to realize any potential change-in-control premium.

Our Common Shares will rank junior to the Mandatory Convertible Preference Shares with respect to dividends and amounts payable in the event of our liquidation.

Our Common Shares will rank junior to the Mandatory Convertible Preference Shares with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless full cumulative dividends have been paid or set aside for payment on all outstanding Mandatory Convertible Preference Shares for all past dividend periods and the then current dividend period, no dividends may be declared or paid on our Common Shares. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our Common Shares until we have paid to holders of the Mandatory Convertible Preference Shares a liquidation preference equal to $50.00 per share plus accrued and unpaid dividends.

USE OF PROCEEDS

We estimate that the net proceeds received by us from the sale of the Mandatory Convertible Preference Shares in this offering will be approximately $485 million (or approximately $558 million if the underwriters exercise their option to purchase additional Mandatory Convertible Preference Shares in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering and, if completed, the other Financing Transactions, together with cash on hand, to finance the Acquisition, including repayment of the Longview Existing Debt, and to pay related fees and expenses.

If this offering is completed but the Acquisition is not completed on or prior to December 20, 2013, or if an Acquisition Termination Event occurs, we have the option to redeem, in whole but not in part, the Mandatory Convertible Preference Shares at a redemption price equal to the greater of $50.50 per Mandatory Convertible Preference Share plus accrued and unpaid dividends to the date of redemption and an early redemption price that includes a make-whole adjustment. If the Debt Financing is completed but the Acquisition is not completed on or prior to December 20, 2013, or if an Acquisition Termination Event occurs, we will be required to redeem all of the debt borrowed in the Debt Financing at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date.

The Common Shares Offering is not contingent on the completion of the Acquisition. In the event that the Acquisition is not completed, we will not have any obligation to offer to repurchase the Common Shares sold in the Common Shares Offering. If the Acquisition does not occur, we will use the net proceeds of this offering (if the Mandatory Convertible Preference Shares are not redeemed for cash) for general corporate purposes, which may include strategic investments and acquisitions. Pending application of the net proceeds of this offering for the foregoing purposes, we expect to invest such net proceeds in high-quality, short-term debt securities.

The following table outlines the sources and uses of funds for the Transactions. The table assumes that the Acquisition, the repayment of the Longview Existing Debt, and the Financing Transactions are completed simultaneously, although the Financing Transactions are expected to occur before completion of the Acquisition, and we expect to repay the Longview Existing Debt within 90 days after the closing of the Acquisition. The table also assumes that we complete the Transactions on the terms and in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information”.

All of the amounts in the following table are estimated. The actual amount of net proceeds from the Common Shares Offering will likely be different from the amount reflected in the following table, and other actual amounts may vary from the estimated amounts set forth in the following table.

Sources of funds		Uses of funds
(Dollars in millions)
Cash	$335	Acquisition consideration	$1,597
Common Shares Offering, net of applicable discounts, commissions and expenses	$768	Repayment of Longview Existing Debt and accrued interest	$1,178
Mandatory Convertible Preference Shares Offering, net of applicable discounts, commissions and expenses	$485	Debt Financing Fees	$37
Debt Financing	$1,225	Other transaction expenses	$1

Total sources of funds	$2,813	Total uses of funds	$2,813

For more information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement.

The estimated net proceeds from this offering have been calculated by assuming a public offering price of $50.00 per Mandatory Convertible Preference Share.

The estimated net proceeds from the Common Shares Offering reflected in the foregoing table have been calculated by assuming a public offering price of $28.29 per Common Share, which is equal to the last reported sale price of the Common Shares on the New York Stock Exchange on June 14, 2013. A $1.00 increase (decrease) in the public offering price of the Common Shares would increase (decrease) the estimated net proceeds received by us from the Common Shares Offering by approximately $27 million (or approximately $31 million if the underwriters’ option to purchase additional Common Shares is exercised in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

To the extent that the aggregate net proceeds from this offering and the Common Shares Offering are less than the aggregate amount assumed in the foregoing table (whether due to a change in the respective public offering prices or number of shares issued or sold), we intend to increase the amount of debt borrowed in the Debt Financing or the amount of available cash applied to effect the Acquisition by a similar amount. We intend to use the net proceeds of this offering, and, if completed, the Common Shares Offering and the Debt Financing, together with cash on hand, to finance the Acquisition, to repay the Longview Existing Debt and to pay related fees and expenses. However, if any of the Financing Transactions is not completed or the aggregate net proceeds from the Financing Transactions are less than the amount we have assumed for purposes of the foregoing table, we may be required to obtain additional financing or increase the amount of available cash applied to effect the Acquisition.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as at March 31, 2013:

•	on an actual basis;

•	on an as adjusted basis, after giving effect to this offering (but not the use of proceeds therefrom);

•	on an as further adjusted basis to also give effect to the Common Shares Offering (but not the use of proceeds therefrom);

•	on an as further adjusted basis to also give effect to the Debt Financing (but not the use of proceeds therefrom); and

•

on an as further adjusted basis to also give effect to the Acquisition, the payment of related fees and expenses and the application of a portion of the net proceeds of the Financing Transactions and available cash for those purposes; and

•

on an as further adjusted basis to also give effect to the repayment of the Longview Existing Debt and expenses and the application of a portion of the net proceeds of the Financing Transactions and available cash for those purposes.

The as adjusted data in the following table assumes that the applicable transactions had been completed as at March 31, 2013, on the terms and in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement. You should read the following information in conjunction with the sections entitled “Risk Factors”, and “Unaudited Pro Forma Condensed Combined Financial Information”, in this prospectus supplement and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each incorporated by reference in this prospectus supplement, and the consolidated financial statements of Weyerhaeuser and Longview and the related notes incorporated by reference into this prospectus supplement.

	As at March 31, 2013
	Actual	As Adjusted for this Offering	As Further Adjusted for the Common Shares Offering	As Further Adjusted for the Debt Financing	As Further Adjusted for the Acquisition	As Further Adjusted for the Repayment of Longview Existing Debt
	(in millions, except share and per share amounts)
Forest Products:
Cash and cash equivalents	$635	$1,120	$1,888	$3,076	$1,478	$300

Real Estate:
Cash and cash equivalents	$4	$4	$4	$4	$4	$4

Forest Products Debt:
Debt Financing	$—	$—	$—	$1,225	$1,225	$1,225
Longview Existing Debt	—	—	—	—	1,140	—
$1.0 billion revolving credit facility	—	—	—	—	—	—
7.25% debentures due 2013	129	129	129	129	129	129
6.95% debentures due 2017	281	281	281	281	281	281
7.00% debentures due 2018	62	62	62	62	62	62
7.375% debentures due 2019	500	500	500	500	500	500
9.00% debentures due 2021	150	150	150	150	150	150

	As at March 31, 2013
	Actual	As Adjusted for this Offering	As Further Adjusted for the Common Shares Offering	As Further Adjusted for the Debt Financing	As Further Adjusted for the Acquisition	As Further Adjusted for the Repayment of Longview Existing Debt
	(in millions, except share and per share amounts)
7.125% debentures due 2023	191	191	191	191	191	191
8.50% debentures due 2025	300	300	300	300	300	300
7.95% debentures due 2025	136	136	136	136	136	136
7.70% debentures due 2026	150	150	150	150	150	150
7.35% debentures due 2026	62	62	62	62	62	62
7.85% debentures due 2026	100	100	100	100	100	100
6.95% debentures due 2027	300	300	300	300	300	300
7.375% debentures due 2032	1,250	1,250	1,250	1,250	1,250	1,250
6.875% debentures due 2033	275	275	275	275	275	275
Industrial revenue bonds, rates from 6.7% to 6.8%, due 2022	88	88	88	88	88	88
Medium-term notes, rates from 6.6% to 7.3%, due 2013	56	56	56	56	56	56
Other debt	1	1	1	1	1	1

Total Forest Products debt	4,031	4,031	4,031	5,256	6,396	5,256

Real Estate debt	109	109	109	109	109	109

Total debt	$4,140	$4,140	$4,140	$5,365	$6,505	$5,365

Equity:
Common shares	683	683	718	718	718	718
Preferred shares	—	—	—	—	—	—
Preference shares	—	10	10	10	10	10
Other capital	4,827	5,302	6,035	6,035	6,035	6,035
Retained earnings	264	264	264	264	263	236
Cumulative other comprehensive loss	(1,530)	(1,530)	(1,530)	(1,530)	(1,530)	(1,530)

Total Weyerhaeuser shareholders’ interest	4,244	4,729	5,497	5,497	5,496	5,496
Noncontrolling interests	32	32	32	32	32	32

Total equity	4,276	4,761	5,529	5,529	5,528	5,501

Total capitalization	$8,416	$8,901	$9,669	$10,894	$12,033	$10,866

The number of Common Shares to be outstanding after this offering, the Common Shares Offering, the Debt Financing, the Acquisition and the repayment of the Longview Existing Debt as reflected in the “Common Shares” line item above, does not include as at March 31, 2013:

•	4,200,000 of our Common Shares issuable on the exercise of the underwriters’ option to purchase additional Common Shares in the Common Shares Offering;

•

up to                  of our Common Shares (up to                  Common Shares if the underwriters in the Mandatory Convertible Preference Shares Offering exercise their option to purchase additional Mandatory Convertible Preference Shares in full), in each case subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of Mandatory Convertible Preference Shares issued in the Mandatory Convertible Preference Shares Offering;

•	an aggregate of approximately 21,006,727 of our Common Shares issuable pursuant to outstanding employee stock options;

•	outstanding performance share units issuable into a maximum of 1,215,067 of our Common Shares;

•	outstanding restricted stock units issuable into a maximum of 1,713,102 of our Common Shares; and

•	8,998,904 additional Common Shares available for grant under our equity compensation plans.

The information contained in the above table assumes that (1) the option we have granted to the underwriters in the Common Shares Offering to purchase additional Common Shares and the option we have granted to the underwriters in the Mandatory Convertible Preference Shares Offering to purchase additional Mandatory Convertible Preference Shares are not exercised, (2) the Mandatory Convertible Preference Shares will not be redeemed if the Acquisition is not completed and (3) we elect to pay any and all dividends with respect to the Mandatory Convertible Preference Shares in cash.

PRICE RANGE OF COMMON SHARES AND DIVIDEND POLICY

Our Common Shares trade on the New York Stock Exchange under the symbol “WY”. Our Common Shares also trade on the Chicago Stock Exchange. The following table sets forth, for the periods indicated, the high and low last sale prices per Common Share as reported on the New York Stock Exchange and dividends paid per share.

	High	Low	Quarterly Cash Dividend Per Common Share
Fiscal year ended December 31, 2011
First quarter	$25.20	$19.55	$0.15
Second quarter	$25.14	$20.01	$0.15
Third quarter	$22.57	$15.55	$0.15
Fourth quarter	$18.88	$15.25	$0.15
Fiscal year ended December 31, 2012
First quarter	$22.28	$18.78	$0.15
Second quarter	$22.36	$18.69	$0.15
Third quarter	$27.15	$22.16	$0.15
Fourth quarter	$28.52	$24.99	$0.17
Fiscal year ending December 31, 2013
First quarter	$31.50	$28.78	$0.17
Second quarter (through June 14, 2013)	$27.79	$32.60	$0.20

On June 14, 2013, the last reported sale price of our Common Shares on the New York Stock Exchange was $28.29 per share. As at June 3, 2013, there were 547.67 million Common Shares issued and outstanding.

On June 16, 2013, we announced our intention to, in conjunction with, and subject to the completion of, the Acquisition, increase our quarterly dividend from $0.20 per Common Share to $0.22 per Common Share beginning with the third quarter dividend payable in September 2013. However, because dividend decisions are in the sole discretion of our Board of Directors and depend on a number of factors, some of which are outside our control, we cannot assure you that a dividend increase will occur even if the Acquisition is completed. Any decision by our Board of Directors to increase the dividend, as well as the future payment of dividends on our Common Shares and our Mandatory Convertible Preference Shares and the amount of such dividends, will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our Board of Directors. See “Risk Factors—Risks Relating to Our Industries and Business—REIT Status and Tax Implications—Our cash dividends are not guaranteed and may fluctuate” included in this prospectus supplement. Common Share dividends have exceeded our target ratio in recent years, although we cannot guarantee that this will continue in the future.

THE TRANSACTIONS

The following is a description of some of the terms of the Transactions, the Purchase Agreement and certain related documents. A copy of the Purchase Agreement is included as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on June 17, 2013, which is incorporated by reference in this prospectus supplement. The following description of some of the terms of the Purchase Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to such exhibits. For a description of our existing credit facility and senior notes and other indebtedness that will remain outstanding whether or not the Acquisition is completed, see Weyerhaeuser’s Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference in this prospectus supplement, and the consolidated financial statements of Weyerhaeuser and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of the Longview Existing Debt, see “Description of Indebtedness and Obligations” included in this prospectus supplement.

Overview

On June 14, 2013, we entered into the Purchase Agreement and other related agreements to acquire, with cash, all of the equity interests in Longview Timber for an aggregate purchase price of $2.65 billion (which amount includes the assumption of the Longview Existing Debt). Longview Timber is a privately-held Delaware limited liability company engaged in the ownership and management of approximately 645,000 acres of timberlands primarily in Oregon and Washington, composed primarily of softwoods, and principally produces logs for sale from its timberlands. Longview maintains an ongoing intensive reforestation program, with substantially more trees planted per acre annually than required by state law.

The Financing Transactions are expected to occur in connection with, but prior to, the Acquisition. We intend to use the net proceeds from this offering and, if completed, the Common Shares Offering and the Debt Financing, together with available cash, to finance the Acquisition, to repay Longview Existing Debt and to pay related transaction fees and expenses. See “Use of Proceeds” included in this prospectus supplement.

This offering is not contingent on completion of the Acquisition. If the Acquisition is not completed on or before December 20, 2013, or if an Acquisition Termination Event occurs, (1) if this Offering is completed, we will have the option to redeem the Mandatory Convertible Preference Shares, in whole but not in part, at a redemption price equal to the greater of $50.50 per Mandatory Convertible Preference Share plus accrued and unpaid dividends to the date of redemption and an early redemption price that includes a make-whole adjustment, and (2) if the Debt Financing is completed, we will be required to redeem all of the debt borrowed in the Debt Financing at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest. However, we will not be required to offer to repurchase the Common Shares sold in the Common Shares Offering if the Acquisition is not completed or if an Acquisition Termination Event occurs. See “Risk Factors—Risks Relating to Our Pending Acquisition of Longview” included in this prospectus supplement.

Purchase Agreement

On June 14, 2013, we entered into the Purchase Agreement with Longview Holdings and the Sellers. Pursuant to the Purchase Agreement and other related agreements, we will acquire, with cash, all of the equity interests in Longview Timber for an aggregate purchase price of $2.65 billion (which amount includes the assumption of the Longview Existing Debt). The aggregate purchase price is subject to adjustment based on Longview’s net working capital and net cash at closing in accordance with the terms of the Purchase Agreement. The closing of the Acquisition is subject to the receipt of certain third party consents and the satisfaction or waiver of various customary closing conditions. The Purchase Agreement contains customary representations and warranties of the parties, and covenants to, among other things, cooperate to obtain a waiver from the lenders under the Longview Existing Debt waiving certain terms of Longview’s existing senior secured credit agreement governing the Longview Existing Debt in connection with the Acquisition. The Purchase Agreement also contains covenants obligating Longview Holdings and the Sellers to, among other things, cooperate with our efforts to obtain financing and to conduct Longview’s business in the ordinary course until the closing of the Acquisition. The parties have agreed to indemnify each other for breaches of representations, warranties and covenants. Subject to certain exceptions, the Sellers’ aggregate liability under the Purchase Agreement with respect to such indemnification obligations is capped at $175 million.

The Purchase Agreement contains certain termination rights for the parties, including, among others, the right to terminate if the Acquisition is not completed by September 12, 2013 (subject to extension to December 11, 2013 in certain limited circumstances) (the “Drop Dead Date”).

The Purchase Agreement provides that, unless we and the Sellers agree otherwise, we will complete the Acquisition on the later of (i) the day which is three business days after the last of the conditions to completion of the Acquisition set forth in the Purchase Agreement is satisfied or, when permissible, waived, and (ii) July 1, 2013, but in any event not later than the Drop Dead Date.

Our Board of Directors has approved the Acquisition and the Purchase Agreement. Neither the Purchase Agreement nor the Acquisition is subject to the approval of our shareholders.

The foregoing description of the Purchase Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which we filed with the SEC on June 17, 2013, as Exhibit 2.1 to a Current Report on Form 8-K, and incorporated into such report by reference. The Purchase Agreement has been incorporated by reference into our June 17, 2013 Current Report on Form 8-K and this prospectus supplement to provide investors and security holders with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, Longview or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors and security holders should not rely on the representations and warranties as statements of factual information. The representations and warranties in the Purchase Agreement and the description of them in this prospectus supplement should not be read alone but instead should be read in conjunction with the other information contained in our reports, statements and filings publicly filed with the SEC. Such information can be found elsewhere in this prospectus supplement and the accompanying prospectus and in the public filings we make with the SEC, as described in the sections entitled “Incorporation by Reference” included in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

The Financing Transactions

We are engaging in the Financing Transactions in order to finance the purchase price of the Acquisition, to repay the Longview Existing Debt and to pay related fees and expenses. This offering and the Common Shares Offering are being made substantially concurrently and each is being made pursuant to a separate prospectus supplement. The Debt Financing is expected to be made pursuant to separate documentation subsequent to this offering and the Common Shares Offering. None of the Financing Transactions is contingent upon completion of either of the other Financing Transactions and we cannot assure you that (1) we will complete any or all of the Financing Transactions or (2) the actual terms of any Financing Transaction that we complete will not differ, perhaps substantially, from the terms contemplated by this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered or any debt being sold or placed in the other Financing Transactions.

Common Shares Offering. Substantially concurrently with this offering, we are offering by separate prospectus supplement 28,000,000 of our Common Shares, plus up to 4,200,000 additional Common Shares that the underwriters of Common Shares Offering have the option to purchase from us. If the Common Shares Offering is completed but the Acquisition is not completed on or prior to December 20, 2013, or if an Acquisition Termination Event occurs, we will not have any obligation to offer to repurchase the Common Shares sold in the Common Shares offering.

Debt Financing. Subsequent to this offering and the Common Shares Offering, if completed, we expect to obtain approximately $1.225 billion of senior unsecured debt financing of Weyerhaeuser Company pursuant to the Debt Financing. Borrowings made in the Debt Financing will be the obligation of Weyerhaeuser Company and will not be guaranteed by any of its subsidiaries. We expect that the documentation for the Debt Financing, if completed, will require that we comply with covenants and will include events of default and other terms similar to those in certain of our existing debt securities or other debt instruments, as the case may be. We expect that we will be entitled to redeem or repay any debt borrowed in the Debt Financing, however we may be required to pay a make-whole or other premium upon any such optional redemption. If the Acquisition is not completed on or before December 20, 2013, or if an Acquisition Termination Event occurs, we expect to be required to redeem all of the debt borrowed in the Debt Financing at a price equal to 101% of the principal amount, together with accrued and unpaid interest to the redemption date.

In connection with entering into the Purchase Agreement, we obtained a $1.7 billion senior unsecured bridge loan commitment to provide financing for the Acquisition. The bridge loan commitment will be reduced on a dollar-for-dollar basis by, among other things, the net proceeds of the Financing Transactions that occur prior to the completion of the Acquisition and by the aggregate principal amount of the Longview Existing Debt that is to remain outstanding following the completion of the Transactions. Although we do not expect to make any borrowings under the bridge loan commitment, there can be no assurance that such borrowings will not be made.

Borrowings under the bridge loan facility, if any, will bear interest, at Weyerhaeuser’s option, at a rate equal to (a) the highest of (i) the Federal funds effective rate from time to time plus 0.50%, (ii) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates and (iii) the one month Adjusted LIBO Rate plus 1.00% in each case plus a margin that varies from 0.50% to 2.50% per annum, according to our senior unsecured long-term debt ratings as determined from time to time by S&P and Moody’s and the period of time for which the borrowings have been outstanding, or (b) the Adjusted LIBO Rate plus a margin that varies from 1.50% to 3.50% per annum, according to our senior unsecured long-term debt ratings and the period of time for which the borrowings have been outstanding. For these purposes, the “Adjusted LIBO Rate” is the rate (adjusted for any statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits in the London interbank market for a period equal to the applicable interest period appearing on Page LIBOR01 of the Reuters screen. We will pay a ticking fee on the bridge loan commitment of each lender at a rate per annum that varies from 0.175% to 0.325%, according to our senior unsecured long-term debt ratings. Such ticking fees shall accrue commencing on the 30th day following the date of the bridge loan commitment until the date of execution of the credit agreement for the bridge loan facility or the termination of the bridge loan commitment. Commencing on the date that is the later of the execution of the credit agreement for the bridge loan facility and the 30th day following the date of the bridge loan commitment and continuing until the date of funding of the loan under the bridge loan facility, we will pay a commitment fee on the bridge loan commitment of each lender at a rate per annum equal to that of the ticking fee described above. On each of the 90th, 180th and 270th days after the date of the borrowings under the bridge loan facility, if any, we will pay a duration fee of (i) on such 90th day, 50 basis points on the outstanding amount of the bridge loan, (ii) on such 180th day, 75 basis points on the outstanding amount of the bridge loan and (iii) on such 270th day, 100 basis points on the outstanding amount of the bridge loan.

The loan under the bridge loan facility, if any, will be made in a single drawing on the funding date and will mature and be payable in full on the date that is 364 days after the funding date.

The bridge loan commitment will terminate upon the earliest to occur of (i) the execution and delivery of the bridge loan facility documentation, (ii) the Commitment Termination Date (as defined below), if the applicable bridge loan facility documentation shall not have been executed and delivered by all parties thereto and (iii) the date of public announcement by Weyerhaeuser of the abandonment of the Acquisition or termination of Weyerhaeuser or its applicable subsidiary’s obligations under the Purchase Agreement to complete the Acquisition. The credit agreement in respect of the bridge loan facility, if any, is expected to contain certain customary conditions to funding. For the purposes hereof, “Commitment Termination Date” means the date that is 90 days from the date of the Purchase Agreement; provided, however, that if the “Drop Dead Date” (as defined in the Purchase Agreement) is extended to the date that is 180 days from the date of the Purchase Agreement pursuant to the definition thereof in such Purchase Agreement, the Commitment Termination Date shall be, upon written notice of any such extension to the arranger of the bridge loan facility from Weyerhaeuser, automatically extended for such period; provided further that the Commitment Termination Date shall not in any event be later than the date that is 180 days following June 17, 2013.

After the closing of the Acquisition, we may replenish our available cash or repay any revolving credit borrowings made in connection with the Acquisition with the proceeds of additional permanent debt financing.

Longview Existing Debt to be Outstanding after the Acquisition

As at March 31, 2013, the Longview Existing Debt was comprised of approximately $1.07 billion aggregate principal amount of fixed and floating rate notes. An aggregate principal amount of approximately $453 million of debt under the Longview Existing Debt matures on July 2, 2013. For additional information about the Longview Existing Debt, see “Description of Indebtedness and Obligations” included in this prospectus supplement.

We will seek the consent of the lenders under the Longview Existing Debt in order to permit those credit facilities to remain in place and borrowings thereunder to remain outstanding following the Acquisition, if completed. See “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus supplement.

We expect that an aggregate principal amount of approximately $1.07 billion of indebtedness will remain outstanding under the Longview Existing Debt following the completion of the Transactions. If the Acquisition is completed, we expect to use a combination of the net proceeds from the Financing Transactions and available cash to repay (1) the portion of the Longview Existing Debt maturing on July 2, 2013, in accordance with its terms on that date and (2) all remaining Longview Existing Debt in its entirety within 90 days after the closing of the Acquisition. However, we cannot assure that we will repay the Longview Existing Debt within 90 days after the closing of the Acquisition or prior to its maturity.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial information of Weyerhaeuser and Longview incorporated by reference in this prospectus supplement and the accompanying prospectus and has been prepared to reflect the following:

•

the sale of the Mandatory Convertible Preference Shares offered by us in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us;

•

the sale of the Common Shares in the Common Shares Offering and the debt incurred by us in the Debt Financing, in each case, after deducting the estimated applicable discounts and commissions and estimated expenses payable by us; and

•	the Acquisition, the repayment of the Longview Existing Debt and the payment of related fees and expenses.

The unaudited pro forma condensed combined balance sheet as at March 31, 2013, is presented as if this offering, the other Financing Transactions, the Acquisition, the payment of related fees and expenses and the repayment of all of the Longview Existing Debt were completed on that date. The unaudited pro forma condensed combined statements of operations data for the three months ended March 31, 2013, and the year ended December 31, 2012, assume that this offering, the other Financing Transactions, the Acquisition, the payment of related fees and expenses and the repayment of all of the Longview Existing Debt were each completed on January 1, 2012. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to this offering, the other Financing Transactions, the Acquisition, the payment of related fees and expenses and the repayment of all of the Longview Existing Debt, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Weyerhaeuser and Longview, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

The unaudited pro forma condensed combined financial information contained in this prospectus supplement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what the combined company’s financial position or results of operations would have been had the Transactions been completed as of the dates assumed for purposes of that pro forma financial information nor does it reflect the financial position or results of operations of the combined company following the Acquisition. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. For purposes of the unaudited pro forma condensed combined financial information, the estimated Acquisition consideration has been preliminarily allocated to the assets acquired and liabilities assumed based on limited information presently available to Weyerhaeuser to estimate fair values. The Acquisition consideration will be allocated among the relative fair values of the assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The final allocation is dependent upon certain valuations and other analyses that cannot be completed prior to the Acquisition and are required to make a definitive allocation. The actual amounts recorded at the completion of the Acquisition may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities nor does it include any other items not expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information has also been prepared on the assumption that the Acquisition and the Financing Transactions will be completed on the terms and in accordance with the assumptions set below. Any significant changes in the market or assumed public offering price of our Common Shares, the size of any of the Financing Transactions, the assumed dividend rate on the Mandatory Convertible Preference Shares, the assumed interest rate associated with the Debt Financing, the amount of net proceeds generated by each of the Financing Transactions, or the cost of the Acquisition (whether as a result of contractual purchase price adjustments or otherwise) from those assumed for purposes of preparing the estimated pro forma financial information may cause a significant change in the estimated pro forma financial information. In addition, the pro forma adjustments for the Acquisition do not include any post-closing adjustments that may occur pursuant to the Purchase Agreement, which may include adjustments of the purchase price, and any such post-closing adjustments may be material.

Because none of the Financing Transactions is contingent upon completion of any of the other Financing Transactions, it is possible that one or more of the Financing Transactions will not be completed. In particular, it is possible that the Financing Transactions will not generate the anticipated amount of net proceeds, which may require us to obtain additional financing or adjust the amount of available cash applied in order to effect the Acquisition.

The unaudited pro forma condensed combined financial information contained in this prospectus supplement assumes that (1) the option we have granted to the underwriters in the Common Shares Offering to purchase additional Common Shares and the option we have granted to the underwriters in this Offering to purchase additional Mandatory Convertible Preference Shares are not exercised, (2) the Mandatory Convertible Preference Shares will not be redeemed if the Acquisition is not completed and (3) we elect to pay any and all dividends with respect to the Mandatory Convertible Preference Shares in cash.

Certain amounts in the historical consolidated financial statements of Longview will be reclassified to conform to Weyerhaeuser’s financial statement presentation. Management will also continue to assess Longview’s accounting policies for adjustments in addition to those reflected in the pro forma condensed combined information that may be required to conform Longview’s accounting policies to those of Weyerhaeuser.

This offering is not contingent upon completion of the Acquisition and we will not be required to repurchase, but we will have the option to redeem, the Mandatory Convertible Preference Shares sold in this offering if the Acquisition does not occur. Instead, we will use the net proceeds from this offering, if completed and not redeemed, and the Common Shares Offering, for general corporate purposes, which may include acquisitions and strategic investments. You should not place undue reliance on the pro forma and as adjusted information in deciding whether or not to purchase our Mandatory Convertible Preference Shares. See “Risk Factors—Risks Related to our Pending Acquisition of Longview” and “Risk Factors—Risks Relating to the Offering and Mandatory Convertible Preference Shares and Common Shares” included in this prospectus supplement.

Weyerhaeuser Company

Unaudited Pro Forma Condensed Combined Balance Sheet

As at March 31, 2013

(In millions)

	Weyerhaeuser (Historical)	Longview (Historical)	Adjustments for this Offering	Adjustments for other Financing Transactions	Purchase Accounting Adjustments	Adjustments to Reflect Repayment of Longview Existing Debt	Pro Forma Combined
ASSETS
Forest Products
Current assets:
Cash and cash equivalents	$635	$28	$485	$1,956	$(1,597)	$(1,178)	$300
					(28)
					(1)
Receivables	693	15	—	—	(6)	—	702
Inventories	596	8	—	—	—	—	604
Prepaid expenses	89	1	—	—	—	—	90
Deferred tax assets	189	—	—	—	—	—	189

Total current assets	2,202	52	485	1,956	(1,632)	(1,178)	1,885
Property and equipment	2,785	2	—	—	—	—	2,787
Construction in progress	56	—	—	—	—	—	56
Timber and timberlands	3,954	1,521	—	—	1,207	—	6,682
Investments in and advances to equity affiliates	191	1	—	—	—	—	192
Other assets	461	4	—	37	(4)	—	498
Restricted special purpose entity assets	804	—	—	—	—	—	804
Real Estate assets	2,057	—	—	—	—	—	2,057

Total assets	$12,510	$1,580	$485	$1,993	$(429)	$(1,178)	$14,961

LIABILITIES AND EQUITY
Forest Products
Current liabilities:
Current maturities of long-term debt	$184	$453	$—	$—	$—	$(453)	$184
Accounts payable	357	9	—	—	(11)	—	355
Accrued liabilities	531	14	—	—	—	(11)	534

Total current liabilities	1,072	476	—	—	(11)	(464)	1,073
Long-term debt	3,842	617	—	1,225	70	(687)	5,067
Due to related party	—	18	—	—	(18)	—
Deferred income taxes	46	—	—	—	—	—	46
Deferred pension and other postretirement benefits	1,856	—	—	—	—	—	1,856
Other liabilities	455	—	—	—	—	—	455
Liabilities (nonrecourse to Weyerhaeuser) held by variable interest entities	680	—	—	—	—	—	680
Real Estate liabilities	283	—	—	—	—	—	283

Total liabilities	8,234	1,111	—	1,225	41	(1,151)	9,460

Equity:
Weyerhaeuser shareholders’ interest:
Mandatory Convertible Preference Shares	—	—	10		—	—	10
Common Shares	683	—	—	35	—	—	718
Other capital	4,827	—	475	733	—	—	6,035
Retained earnings	264	—	—	—	—	(27)	236
					(1)
Cumulative comprehensive loss	(1,530)	—	—	—	—	—	(1,530)
Members’ equity	—	469	—	—	(469)	—

Total Weyerhaeuser shareholders’ interest	4,244	469	485	768	(470)	(27)	5,469
Noncontrolling interests	32	—	—	—	—	—	32

Total equity	4,276	469	485	768	(470)	(27)	5,501

Total liabilities and equity	$12,510	$1,580	$485	$1,993	$(429)	$(1,178)	$14,961

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Weyerhaeuser Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2013

(In millions, except per share data)

	Weyerhaeuser (Historical)	Longview (Historical)	Adjustments for Other Financing Transactions	Purchase Accounting Adjustments	Adjustments to Reflect Repayment of Longview Existing Debt	Pro Forma Combined
Net sales and revenues	$1,951	$78	$—	$(27)	$—	$2,002
Cost of products sold	1,533	63	—	(46)	—	1,550

Gross margin	418	15	—	19	—	452
Selling, general and administrative expenses	169	4	—	—	—	173
Research and development expenses	7	—	—	—	—	7
Charges for restructuring, closures and impairments	4	—	—	—	—	4
Other operating income, net	(18)	—	—	—	—	(18)

Operating income	256	11	—	19	—	286
Interest income and other	11	—	—	—	—	11
Interest expense, net of capitalized interest	(82)	(15)	(11)	2	13	(93)

Earnings before income taxes	185	(4)	(11)	21	13	204
Income taxes	(41)	(1)	—	—	—	(42)

Net earnings	144	(5)	(11)	21	13	162
Net earnings attributable to noncontrolling interests	—	—	—	—	—	—

Net earnings attributable to Weyerhaeuser shareholders	$144	$(5)	$(11)	$21	$13	$162

Earnings per share attributable to Weyerhaeuser shareholders:
Basic	$0.26					$0.27
Diluted	$0.26					$0.27

Weighted average shares outstanding (in thousands):
Basic	545,234					573,234
Diluted	550,785					578,785

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Weyerhaeuser Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

(In millions, except per share data)

	Weyerhaeuser (Historical)	Longview (Historical)	Adjustments for Other Financing Transactions	Purchase Accounting Adjustments	Adjustments to Reflect Repayment of Longview Existing Debt	Pro Forma Combined
Net sales and revenues	$7,059	$245	$—	$(68)	$—	$7,236
Cost of products sold	5,810	230	—	(136)	—	5,904

Gross margin	1,249	15	—	68	—	1,332
Selling, general and administrative expenses	630	19	—	—	—	649
Research and development expenses	32	—	—	—	—	32
Charges for restructuring, closures and impairments	32	—	—	—	—	32
Other operating income, net	(180)	—	—	—	—	(180)

Operating income	735	(4)	—	68	—	799
Interest income and other	52	—	—	—	—	52
Interest expense, net of capitalized interest	(348)	(60)	(44)	6	54	(393)
			(1)

Earnings before income taxes	439	(64)	(45)	74	54	458
Income taxes	(55)	(2)	—	—	—	(57)

Net earnings	384	(66)	(45)	74	54	401
Net loss attributable to noncontrolling interests	1	—	—	—	—	1

Net earnings attributable to Weyerhaeuser shareholders	$385	$(66)	$(45)	$74	$54	$402

Earnings per share attributable to Weyerhaeuser shareholders:
Basic	$0.71					$0.65
Diluted	$0.71					$0.65

Weighted average shares outstanding (in thousands):
Basic	539,140					567,140
Diluted	542,310					570,310

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

On June 14, 2013, we entered into the Purchase Agreement and other related agreements to acquire with cash, all of the equity interests in Longview Timber for an aggregate purchase price of $2.65 billion (which amount includes the assumption of the Longview Existing Debt and is subject to adjustment based on Longview’s net working capital and net cash at closing in accordance with, the terms of the Purchase Agreement). As part of this offering, Weyerhaeuser expects to issue 10,000,000 Mandatory Convertible Preference Shares resulting in approximately $500 million of gross proceeds. Substantially concurrently with this offering, Weyerhaeuser expects to issue 28,000,000 Common Shares resulting in approximately $792 million in gross proceeds. Prior to the completion of the Acquisition but subsequent to this offering and the Common Shares Offering, Weyerhaeuser expects to complete the Debt Financing in the principal amount of $1.225 billion.

Weyerhaeuser will account for the Acquisition as a purchase in accordance with accounting principles generally accepted in the United States. Under the purchase method, the assets and liabilities of Longview will be recorded as of the date of the Acquisition at their respective fair values.

2. Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The change in cash reflects the following assumed sources and uses of cash.

Sources of funds		Uses of funds
(Dollars in millions)
Cash	$335	Acquisition consideration	$1,597
Common Shares Offering, net of applicable discounts, commissions and expenses	768	Repayment of Longview Existing Debt and accrued interest	1,178
Mandatory Convertible Preference Shares Offering, net of applicable discounts, commissions and expenses	485	Debt Financing Fees	37
Debt Financing	1,225	Other transaction expenses	1

Total sources of funds	$2,813	Total uses of funds	$2,813

The estimated net proceeds from the Common Shares Offering has been calculated by assuming a public offering price of $28.29 per Common Share, which is equal to the last reported sale price of the Common Shares on the New York Stock Exchange on June 14, 2013. A $1.00 increase (decrease) in the offering price of the Common Shares would increase (decrease) the estimated net proceeds received by us from the Common Shares by approximately $27 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The estimated net proceeds from this Offering have been calculated by assuming a public offering price of $50.00 per share. To the extent that the aggregate net proceeds from the Common Shares Offering and this offering are less than the aggregate amount assumed in the following table (whether due to a change in the respective public offering prices or number of shares issued or sold), we intend to increase the amount incurred in the Debt Financing or the amount of available cash applied to effect the Acquisition by a similar amount.

The following table presents the preliminary purchase accounting adjustments to the net book value of the assets acquired and liabilities of Longview assumed based on the preliminary estimates of fair values of the assets acquired and liabilities assumed as if the Acquisition occurred at March 31, 2013.

Net cash paid	$1,597
Less book value of Longview net assets	(469)

Excess purchase price to be allocated	$1,128

Fair market value adjustments:
Eliminate Longview cash	$(28)
Timber and timberlands	1,207
Eliminate deferred debt costs	(4)
Eliminate related party payables	23
Long-term debt	(70)

Total allocations	$1,128

Purchase accounting adjustments have been reflected to eliminate the historical Longview equity balances. A purchase accounting adjustment has been reflected on the retained earnings line to include estimated other transaction expenses of $1 million. The retained earnings line also includes a $27 million adjustment, which reflects the estimated make-whole expense that would be incurred upon repayment of Longview Existing Debt.

No deferred income taxes have been provided on the fair market value adjustments because Longview operates as a REIT and almost all of its income will continue to be distributed to shareholders without first paying corporate level tax.

3. Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustment to cost of products sold include a net reduction in combined depletion expense. Longview computed depletion rates by dividing the carrying amount of merchantable timber by the volume of merchantable timber estimated to be available by region in Oregon and Washington. Weyerhaeuser computes depletion rates by dividing the net carrying value of timber by the related volume of timber estimated to be available over the growth cycle. Further, Weyerhaeuser calculates depletion in the West in a Western depletion pool, as opposed to by region in Oregon and Washington. Conforming Longview’s depletion method to Weyerhaeuser’s depletion method results in a decrease in Longview’s historical depletion for the periods presented. This is partially offset by an increase in Weyerhaeuser’s historical depletion as a result of including the fair value basis of the Longview timber in Weyerhaeuser’s Western depletion pool. Total depletion under the two depletion methods will be the same amount over the harvest cycle.

The adjustment to interest expense, net of capitalized interest, reflects the interest cost and amortization of deferred loan costs associated with the Debt Financing, elimination of amortization of losses recognized by Longview on terminated interest rate swaps, elimination of interest expense on the Longview Existing Debt being repaid by Weyerhaeuser in connection with the Acquisition, and elimination of amortization of Longview’s deferred loan costs. We will also incur $28 million of fees related to our proposed $1.7 billion bridge loan facility that would be amortized over the one-year term of the facility. These fees are not reflected in pro forma interest expense as the loan term is one year. The interest rate assumed on the Debt Financing is 3.6%. A 0.125% increase (decrease) in the assumed interest rate on the assumed Debt Financing of $1.225 billion would result in an increase (decrease) in interest expense of $0.4 million for the three months ended March 31, 2013, and $2 million for the year ended December 31, 2012. For each $1 million increase (decrease) in the principal amount of the Debt Financing, our pro forma interest expense would increase (decrease) by $0.009 million for the three months ended March 31, 2013, and $0.04 million for the year ended December 31, 2012, based on the assumed interest rate of 3.6%.

For purposes of calculating pro forma condensed combined basic and diluted earnings per share, we assumed a dividend rate of 6.625% on the Mandatory Convertible Preference Shares, or $3.13 per Mandatory Convertible Preference Share. This resulted in dividends on the Mandatory Convertible Preference Shares of $8 million for the three months ended March 31, 2013, and $33 million for the year ended December 31, 2012, being subtracted from net earnings attributable to Weyerhaeuser shareholders, or $0.01 and $0.05 per Common Share, respectively. A 0.125% increase (decrease) in the assumed dividend rate on the Mandatory Convertible Preference Shares would result in an increase (decrease) in pro forma dividend expense of $0.2 million for the three months ended March 31, 2013, and $0.6 million for the year ended December 31, 2012, or $0.00 and $0.00, respectively, on a per Common Share basis. We have assumed that the Mandatory Convertible Preference Shares are initially convertible into a maximum of approximately 17.7 million Common Shares based on an assumed initial price of $28.29 per Common Share. A $1.00 increase or decrease in the assumed initial price would result in a decrease or increase of 603,000 or 648,000 Common Shares, respectively, being initially issuable upon conversion of the Mandatory Convertible Preference Shares. We have assumed that none of the Mandatory Convertible Preference Shares had been converted for purposes of calculating pro forma combined diluted earnings per share because conversion would have had an antidilutive effect. We have also assumed that we elect to pay all dividends on the Mandatory Convertible Preference Shares in cash. For each $1 million increase (decrease) in the aggregate public offering price of the Mandatory Convertible Preference Shares, our pro forma dividend would increase (decrease) by $0.02 million and $0.07 million for the three months ended March 31, 2013, and the year ended December 31, 2012, respectively, based on the assumed dividend rate of 6.625%.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.

	Three Months Ended March 31, 2013	Fiscal Year
		2012	2011	2010	2009	2008
(Dollar amounts in millions)
Ratio of Earnings to fixed charges(1)	3.12	2.22	1.65	1.22	—	—
Coverage deficiency(1)	—	—	—	—	$711	$2,620

(1) The ratio of earnings to fixed charges was computed by dividing earnings (loss) by fixed charges. Earnings (loss) consist of income (loss) from continuing operations before income taxes, extraordinary items, undistributed earnings of equity investments and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratios of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, were 3.09, 1.93, 1.52 and 1.00 for the three months ended March 31, 2013, fiscal year 2012, fiscal year 2011 and fiscal year 2010, respectively. Fixed charges exceeded earnings of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, by $455 million and $1.36 billion in fiscal years 2009 and 2008, respectively.

From January 1, 2008, through March 31, 2013, we did not have any preferred shares or preference shares outstanding and on which dividends were paid or payable. Therefore the ratios of earnings to fixed charges and preference share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

On a pro forma basis in accordance with the assumptions set forth under “Unaudited Pro Forma Condensed Combined Financial Information” above, the combined company’s ratios of earnings to fixed charges and preference share dividends would have been 2.74 and 1.85 for the three months ended March 31, 2013, and fiscal year 2012, respectively, and the ratios of earnings to fixed charges and preference share dividends of the combined company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, would have been 2.71 and 1.61 for the three months ended March 31, 2013, and fiscal year 2012, respectively.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERENCE SHARES

The following is a summary of certain provisions of our Articles of Incorporation relating to our     % Mandatory Convertible Preference Shares, Series A, par value of $1.00 per share, which we refer to as our Mandatory Convertible Preference Shares. A copy of the Articles of Incorporation is available upon request from us at the address set forth in the section of this prospectus entitled “Where You Can Find More Information.” The description of some of the terms of the Mandatory Convertible Preference Shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation.

As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Weyerhaeuser,” “the Company,” “us,” “we” or “our” refer to Weyerhaeuser Company and not any of its subsidiaries.

General

Under our Articles of Incorporation, our Board of Directors is authorized, without further shareholder action, to issue up to 40,000,000 preference shares, par value $1.00 per share, in one or more series. Our Articles of Incorporation permit our Board of Directors, without shareholder approval, to establish, with respect to each series of preference shares, the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, the terms and conditions, if any, of conversion and, if permitted by the laws of the State of Washington, the voting rights. As of the date of this prospectus supplement, no preference shares are outstanding and we have not previously designated any of such authorized preference shares. At the consummation of this offering, we will issue 10,000,000 Mandatory Convertible Preference Shares. In addition, we have granted the underwriters an option to purchase up to 1,500,000 additional Mandatory Convertible Preference Shares as described under “Underwriting.”

When issued, the Mandatory Convertible Preference Shares and any Common Shares issued upon the conversion of the Mandatory Convertible Preference Shares will be fully paid and nonassessable. The holders of the Mandatory Convertible Preference Shares will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of ours of any class. Computershare Trust Company, N.A. serves as the transfer agent and registrar of our Common Shares and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preference Shares.

Under our Articles of Incorporation, our Board of Directors also is authorized, without further shareholder action, to issue up to 7,000,000 preferred shares, par value $1.00 per share, in one or more series with such voting powers or without voting powers, and with such designations, and having such relative preferences, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. We have not previously designated any of such authorized preferred shares. However, our Articles of Incorporation provide that, in the event of our voluntary or involuntary liquidation, the holders of our preferred share shall be entitled to receive, out of our assets available for distribution to shareholders, the aggregate liquidation preference of those preferred shares and the aggregate accrued and unpaid dividends thereon before any distribution of assets shall be made to the holders of our preference shares, including the Mandatory Convertible Preference Shares, or our Common Shares; provided that the aggregate amount payable with respect to all series of preferred shares in the event of our voluntary or involuntary liquidation shall not exceed $350 million and the amount of accrued but unpaid dividends thereon. Accordingly, in a bankruptcy, liquidation or winding up, your recovery on the Mandatory Convertible Preference Shares may be negatively impacted if we have any preferred shares outstanding. See “Risk Factors—Our Mandatory Convertible Preference Shares will rank junior to any preferred shares we issue and to all of our and our subsidiaries’ liabilities”.

Ranking

The Mandatory Convertible Preference Shares, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, rank:

•	senior to our Common Shares;

•	on parity with:

•

as to dividend rights, any class or series of preference shares or (other than with respect to accrued but unpaid dividends upon liquidation, winding-up or dissolution as described below) preferred shares; and

•

as to rights upon our liquidation, winding-up or dissolution, any class or series of preference shares (the Mandatory Convertible Preference Shares will rank junior to any preferred shares as to rights upon our liquidation, winding-up or dissolution);

•

junior to, as to rights upon our liquidation, winding-up or dissolution, each class or series of preferred shares with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon (provided that the aggregate amount so payable with respect to all series of preferred shares shall not exceed $350,000,000 plus the amount of accrued but unpaid dividends thereon (the “Preferred Shares Preferential Amount”)); and

•	junior to our existing and future indebtedness.

In addition, the Mandatory Convertible Preference Shares, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries. See “Risk Factors—Our Mandatory Convertible Preference Shares will rank junior to any preferred shares we issue and to all of our and our subsidiaries’ liabilities.”

Dividends

Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preference Shares with respect to dividends, holders of Mandatory Convertible Preference Shares will be entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for payment, cumulative dividends at the rate per annum of         % on the liquidation preference of $50.00 per Mandatory Convertible Preference Share (equivalent to $                 per annum per share), payable in cash, by delivery of our Common Shares or by delivery of any combination of cash and our Common Shares, as determined by us in our sole discretion (subject to the limitations described below). See the section of this prospectus supplement entitled “—Method of Payment of Dividends.” Declared dividends on the Mandatory Convertible Preference Shares will be payable quarterly on January 1, April 1, July 1 and October 1 of each year to and including the mandatory conversion date (as defined below), commencing October 1, 2013 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preference Shares, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the immediately preceding March 15, June 15, September 15 and December 15 (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the issue date of our Mandatory Convertible Preference Shares and will end on and exclude the October 1, 2013 dividend payment date. The amount of dividends payable on each Mandatory Convertible Preference Share for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preference Shares for any period other than a full dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preference Shares for the first dividend period, assuming the issue date is                         , 2013 will be $                 per share (based on the annual dividend rate of         % and a liquidation preference of $50.00 per share) and will be payable, when, as and if declared, on October 1, 2013. The dividend on the Mandatory Convertible Preference Shares for each subsequent dividend period, when, as and if declared, will be $                 per share (based on the annual dividend rate of         % and a liquidation preference of $50.00 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum or number of Common Shares set apart for the payment of dividends upon, any outstanding Mandatory Convertible Preference Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of Common Shares has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preference Shares.

Our ability to declare and pay cash dividends and make other distributions with respect to our share capital, including the Mandatory Convertible Preference Shares, may be limited by the terms of any existing and future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Washington law. See “Risk Factors—Risk Factors Relating to the Offering and Mandatory Convertible Preference Shares and Common Shares—Our ability to pay dividends on our Mandatory Convertible Preference Shares may be limited”.

So long as any Mandatory Convertible Preference Share remains outstanding, no dividend or distribution shall be declared or paid on the Common Shares, and no Common Shares shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of Common Shares has been set apart for the payment of such dividends upon, all outstanding Mandatory Convertible Preference Shares. The foregoing limitation shall not apply to: (i) redemptions, purchases or other acquisitions of Common Shares in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the share dilution amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount; (ii) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iii) purchases of Common Shares pursuant to a contractually binding requirement to buy Common Shares existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; or (iv) the deemed purchase or acquisition of fractional interests in Common Shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged). The phrase “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with U.S. GAAP, and as measured from the issue date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

When dividends on shares of the Mandatory Convertible Preference Shares have not been paid in full on any dividend payment date or declared and a sum or number of Common Shares sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any class or series of preference shares or preferred shares unless dividends are declared on the Mandatory

Convertible Preference Shares such that the respective amounts of such dividends declared on the Mandatory Convertible Preference Shares and each such other class or series of preference shares and preferred shares shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the Mandatory Convertible Preference Shares and such class or series of preference shares and preferred shares bear to each other (subject to their having been declared by the Board of Directors, or an authorized committee thereof, out of legally available funds); provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors, or an authorized committee thereof, may be declared and paid on any securities, including our Common Shares, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preference Shares shall not be entitled to participate in any such dividends.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preference Shares (whether or not for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), determined in our sole discretion:

•	in cash;

•	by delivery of our Common Shares; or

•	by delivery of any combination of cash and our Common Shares.

We will make each payment of a declared dividend on the Mandatory Convertible Preference Shares in cash, except to the extent we elect to make all or any portion of such payment in our Common Shares. We will give the holders of the Mandatory Convertible Preference Shares notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in Common Shares no later than 10 scheduled trading days (as defined below) prior to the dividend payment date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.

If we elect to make any such payment of a declared dividend, or any portion thereof, in our Common Shares, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the average VWAP per Common Share (as defined below) over the 5 consecutive trading day period beginning on and including the 7th scheduled trading day prior to the applicable dividend payment date (the “average price”).

No fractional Common Shares will be delivered to the holders of the Mandatory Convertible Preference Shares in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a Common Share based on the average VWAP per Common Share over the five consecutive trading day period beginning on and including the 7th scheduled trading day prior to the applicable dividend payment date.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of Common Shares issued as payment of a dividend on the Mandatory Convertible Preference Shares, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such

Common Shares have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the Common Shares qualified or registered under applicable state securities laws, if required, and approved for listing on the NYSE (or if our Common Shares are not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our Common Shares are then listed).

Notwithstanding the foregoing, in no event will the number of Common Shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $                , which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend exceeds the product of (x) the number of Common Shares delivered in connection with such declared dividend and (y) the 97% of the average price, we will, if we are legally able to do so, pay such excess amount in cash.

Acquisition Termination Redemption

We expect to use the net proceeds from this offering in connection with the Acquisition, as described under the heading “Use of Proceeds.” Within ten business days following the earlier of (a) the date on which an Acquisition Termination Event occurs and (b) 5:00 p.m. (New York City time) on December 20, 2013, if the Acquisition has not closed on or prior to such time on such date, we will be entitled, but not required, to mail a notice of acquisition termination redemption to the holders of the Mandatory Convertible Preference Shares. If we mail a notice of acquisition termination redemption to holders of the Mandatory Convertible Preference Shares, then, on the acquisition termination redemption date, we will be required to redeem the Mandatory Convertible Preference Shares, in whole but not in part, at a redemption amount per Mandatory Convertible Preference Share equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Purchase Agreement (as such term is defined under “Summary—Recent Developments”) is terminated or (2) we determine in our reasonable judgment that the Acquisition will not occur.

“Acquisition Termination Make-whole Amount” means, for each Mandatory Convertible Preference Share, an amount in cash equal to $50.50 plus accumulated and unpaid dividends to the acquisition termination redemption date (whether or not declared); provided, however, that if the acquisition termination share price (as defined below) exceeds the initial price, the Acquisition Termination Make-whole Amount will equal the reference amount.

The “acquisition termination share price” means the average VWAP per Common Share over the 10 consecutive trading day period ending on the trading day preceding the date on which we provide notice of acquisition termination redemption.

The “reference amount” will equal the sum of the following amounts:

(i)	a number of Common Shares equal to the acquisition termination conversion rate; plus

(ii)	cash in an amount equal to the acquisition termination dividend amount;

provided that we may deliver cash in lieu of all or any portion of the Common Shares set forth in clause (i) above, and we may deliver Common Shares in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as described below.

“Acquisition termination conversion rate” means a rate equal to the fundamental change conversion rate assuming for such purpose that the date on which we provide notice of acquisition termination redemption were the effective date of a fundamental change and that the share price were the acquisition termination share price.

“Acquisition termination dividend amount” means an amount of cash equal to the sum of (x) the fundamental change dividend make-whole amount and (y) the accumulated dividend amount, assuming in each case, for such purpose that the date on which we provide notice of acquisition termination redemption were the effective date of a fundamental change.

For a description of the terms fundamental change conversion rate, fundamental change dividend make-whole amount, accumulated dividend amount and share price, see “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” in this prospectus supplement.

If the acquisition termination share price exceeds the initial price, we may pay cash in lieu of delivering all or any portion of the number of Common Shares equal to the acquisition termination conversion rate. If we make such an election, we will deliver cash in an amount equal to such number of Common Shares in respect of which we have made this election multiplied by the acquisition termination market value.

In addition, if the acquisition termination share price exceeds the initial price, we may deliver Common Shares in lieu of cash for some or all of the acquisition termination dividend amount. If we make such an election, we will deliver a number of Common Shares equal to such portion of the acquisition termination dividend amount to be paid in Common Shares divided by the greater of the floor price and 97% of the acquisition termination market value; provided that, if the acquisition termination dividend amount or portion thereof in respect of which Common Shares are delivered exceeds the product of such number of Common Shares multiplied by the acquisition termination market value, we will, if we are legally able to do so, declare and pay such excess amount in cash.

“Acquisition termination market value” means the average VWAP per Common Share over the twenty consecutive trading day period commencing on and including the third trading day following the date on which we provide notice of acquisition termination redemption.

“Acquisition termination redemption date” means the date specified by us in our notice of acquisition termination redemption that is not less than 30 nor more than 60 days following the date on which we provide notice of such acquisition termination redemption; provided, that, if the acquisition termination share price is greater than the initial price and we elect to pay cash in lieu of delivering all or any portion of the Common Shares equal to the acquisition termination conversion rate, or if we elect to deliver Common Shares in lieu of all or any portion of the acquisition termination dividend amount, the acquisition termination redemption date will be the third business day following the last trading day of the 20 consecutive trading day period used to determine the acquisition termination market value.

The notice of acquisition termination redemption will specify, among other things:

•	the Acquisition Termination Make-whole Amount;

•

if the acquisition termination share price exceeds the initial price, the number of Common Shares and the amount of cash comprising the reference amount per Mandatory Convertible Preference Share (before giving effect to any election to pay or deliver, with respect to each Mandatory Convertible Preference Share, cash in lieu of a number of Common Shares equal to the acquisition termination conversion rate or Common Shares in lieu of cash in respect of the acquisition termination dividend amount);

•

if applicable, whether we will deliver cash in lieu of all or any portion of the number of Common Shares equal to the acquisition termination conversion rate comprising a portion of the reference amount (specifying, if applicable, the number of such Common Shares in respect of which cash will be delivered);

•

if applicable, whether we will deliver Common Shares in lieu of all or any portion of the acquisition termination dividend amount comprising a portion of the reference amount (specifying, if applicable, the percentage of the acquisition termination dividend amount in respect of which Common Shares will be delivered in lieu of cash); and

•	the acquisition termination redemption date.

If any portion of the Acquisition Termination Make-whole Amount is to be paid in Common Shares, no fractional Common Shares will be delivered to the holders of the Mandatory Convertible Preference Shares. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a Common Share based on the average VWAP per Common Share over the five consecutive trading day period ending on, and including, the 7th scheduled trading day immediately preceding the acquisition termination redemption date. If more than one Mandatory Convertible Preference Share is to be redeemed from a holder, the number of our Common Shares issuable in connection with the payment of the reference amount shall be computed on the basis of the aggregate number of Mandatory Convertible Preference Shares so redeemed.

The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the Mandatory Convertible Preference Shares. Our ability to pay the Acquisition Termination Redemption Make-whole Amount to holders of the Mandatory Convertible Preference Shares in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and sufficient funds may not be available when necessary to make any required purchases of the Mandatory Convertible Preference Shares following our election to redeem the Mandatory Convertible Preference Shares.

Other than pursuant to the acquisition termination redemption provisions described above, the Mandatory Convertible Preference Shares will not be redeemable by us.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preference Shares will be entitled to receive a liquidation preference in the amount of $50.00 per Mandatory Convertible Preference Share (the “liquidation preference”), plus an amount equal to accumulated dividends and declared and unpaid dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of shares of each class or series of preferred shares up to the Preferred Shares Preferential Amount and before any payment or distribution is made to holders of Common Shares. If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference plus an amount equal to accumulated dividends and declared and unpaid dividends of the Mandatory Convertible Preference Shares and all classes or series of preference shares are not paid in full, the holders of the Mandatory Convertible Preference Shares and any classes or series of preference shares will share equally and ratably in any distribution of our assets in proportion to the liquidation preference and an amount equal to accumulated dividends and declared and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated dividends and declared and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preference Shares will have no right or claim to any of our remaining assets. See “—General” and “Risk Factors— Our Mandatory Convertible Preference Shares will rank junior to any preferred shares we may issue in the future and to all of our and our subsidiaries’ liabilities.”

Neither the sale of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Articles of Incorporation do not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preference Shares even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preference Shares do not have voting rights other than those described below, except as specifically required by Washington law.

Whenever dividends on any Mandatory Convertible Preference Shares have not been paid in the aggregate amount equivalent to at least six or more dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such Mandatory Convertible Preference Shares, voting together as a single class with holders of any and all other series of voting preference shares (as defined below) then outstanding, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our Board of Directors (the “preference share directors”). If the election of any such preference share Directors will cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) we will take such action as is necessary to ensure compliance with such requirements; and provided further that our Board of directors shall, at no time, include more than two preference share directors. In that event, we will increase the number of directors on our Board of Directors by two, and the new directors will be elected at a special meeting of holders of Mandatory Convertible Preference Shares or any other series of voting preference shares called by our president, or, if the time of vesting of these voting rights is within 90 days of the date fixed for the next annual meeting of shareholders, at such annual meeting. If a special meeting is not called by the president as required by the immediately preceding sentence within 20 days after such voting rights have been vested, the holders of at least 10% of the Mandatory Convertible Preference Shares or of any other series of voting preference shares may call such special meeting at our expense. At each subsequent annual meeting, so long as the holders of Mandatory Convertible Preference Shares continue to have such voting rights, the holders of 20% of the outstanding Mandatory Convertible Preference Shares or of other outstanding series of voting preference shares shall constitute a quorum unless applicable Washington law requires a quorum consisting of the holders of one-third of the outstanding Mandatory Convertible Preference Shares or other series of voting preference shares, in which case one-third of the outstanding Mandatory Convertible Preference Shares or other series of voting preference shares will constitute the applicable quorum.

As used in this prospectus supplement, “voting preference shares” means any other class or series of our preference shares upon which voting rights for the election of directors following the failure to pay dividends have been conferred and are exercisable. The term “voting preference shares” does not include our preferred shares. Whether a plurality, majority or other portion of the Mandatory Convertible Preference Shares and any other voting preference shares have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts (excluding accrued and unpaid dividends) of the Mandatory Convertible Preference Shares and such other voting preference shares voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum (which may include Common Shares) sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Mandatory Convertible Preference Shares shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Mandatory Convertible Preference Shares and all other holders of voting preference shares have terminated, each preference share director shall be deemed to have resigned at such time, the term of office of each preference share director so elected will terminate at such time and the number of directors on our Board of Directors shall automatically decrease by two.

Any preference share director may be removed at any time without cause by the holders of record of a majority of the Mandatory Convertible Preference Shares and any other voting preference shares then voting with respect to such removal (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preference share director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preference share director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding Mandatory Convertible Preference Shares and any other voting preference shares then outstanding (voting together as a class) when they have the voting rights described above. If the filling of any such vacancy causes us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted), we will take such action as is necessary to ensure compliance with such requirements. The preference share directors will each be entitled to one vote per director on any matter.

So long as any Mandatory Convertible Preference Shares remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the outstanding Mandatory Convertible Preference Shares and all other series of voting preference shares entitled to vote thereon, voting together as a single class, given in person or by proxy at a meeting, amend our Articles of Incorporation to, or take any other action to:

(1)	increase the aggregate number of preferred shares or preference shares or shares of any other class ranking as to dividends or the distribution of our assets upon our liquidation, dissolution or winding-up, on a parity with or prior to the preference shares, of which the Mandatory Convertible Preference Shares is an authorized series;

(2)	authorize the issuance of preferred shares or shares of any other class ranking as to dividends or the distribution of our assets upon our liquidation, dissolution or winding-up prior to the preference shares;

(3)	change the designations, preferences, limitations, voting or other relevant rights of the preference shares or any outstanding series of preference shares, including the Mandatory Convertible Preference Shares;

(4)	effect an exchange, reclassification or cancellation of all or part of the preference shares, including the Mandatory Convertible Preference Shares;

(5)	change the preference shares into the same or a different number of shares, with or without par value, of the same or another class; or

(6)	cancel or otherwise affect dividends on the shares of any series of preference shares, including the Mandatory Convertible Preference Shares, which have accrued but have not been declared.

In addition, without the affirmative vote of holders of at least two-thirds of the outstanding Mandatory Convertible Preference Shares we will not consummate a binding share exchange or reclassification involving the Mandatory Convertible Preference Shares or a merger or consolidation of us with another entity, unless in each case: (i) the Mandatory Convertible Preference Shares remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such Mandatory Convertible Preference Shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preference Shares immediately prior to such consummation, taken as a whole.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would affect one or more but not all series of voting preference shares (including the Mandatory Convertible Preference Shares for this purpose), then only the series of voting preference shares adversely affected and entitled to vote shall vote as a class in lieu of all other series of voting preference shares.

Without the consent of the holders of the Mandatory Convertible Preference Shares, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preference Shares, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preference Shares for the following purposes:

•

to cure any ambiguity or mistake, or to correct or supplement any provision contained in the articles of amendment establishing the terms of the Mandatory Convertible Preference Shares that may be defective or inconsistent with any other provision contained in such articles of amendment; or

•

to make any provision with respect to matters or questions relating to the Mandatory Convertible Preference Shares that is not inconsistent with the provisions of the Articles of Incorporation or the articles of amendment establishing the terms of the Mandatory Convertible Preference Shares;

provided that any such amendment, alteration, supplement or repeal of any terms of the Mandatory Convertible Preference Shares effected in order to conform the terms thereof to the description of the terms of the Mandatory Convertible Preference Shares set forth under “Description of Mandatory Convertible Preference Shares” in this prospectus supplement shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preference Shares.

Ownership Limit

Our Articles of Incorporation contain restrictions on the ownership and transfer of our Common Shares, preferences shares (including the Mandatory Convertible Preference Shares offered hereby) and preferred shares intended to assist us in maintaining our status as a REIT for United States federal income tax purposes. For example, our charter prohibits any person from acquiring actual or constructive ownership of 9.9% or more (in value or number of shares) of our outstanding Common Shares or Mandatory Convertible Preference Shares, subject to certain limited exceptions.

As a result, no holder of Mandatory Convertible Preference Shares will be entitled to receive our Common Shares following conversion of such Mandatory Convertible Preference Shares, in connection with the payment of dividends on the Mandatory Convertible Preference Shares or in connection with an acquisition termination redemption of the Mandatory Convertible Preference Shares to the extent that receipt of such Common Shares would cause such holder to exceed the ownership limit, or violate any of the other restrictions on ownership and transfer, contained in our Articles of Incorporation. If any delivery of Common Shares owed to a holder upon conversion of, payment of a dividend on or upon redemption pursuant to the acquisition termination redemption provisions of, the Mandatory Convertible Preference Shares is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such holder gives notice to us that such delivery would not result in it being the actual or constructive owner of 9.9% or more (in value or number of shares) of our Common Shares.

Among other things, in the event any transfer of shares of stock or other event would result in a person (the “Intended Transferee”) beneficially owning shares in excess of the ownership limit, or that would result in the Company’s disqualification as a REIT, that number of shares that would cause a violation of the applicable limit, referred to below as the excess shares, will be automatically transferred to a trust for the benefit of a charitable organization selected by the Board of Directors. If a transfer to a trust would not avoid a violation of the ownership limitation provisions for some reason, such transfer of the excess shares to the Intended Transferee will be null and void and of no force or effect. For a further description of the ownership limit applicable to all classes of our capital stock, including the Mandatory Convertible Preference Shares and the Common Shares issuable upon conversion or acquisition termination redemption of, or with respect to dividends on (to the extent paid in common shares), the Mandatory Convertible Preference Shares, see “Description of Common Shares—Ownership Limitations” in this prospectus supplement and “Certain Federal Income Tax Considerations—Ownership and Transfer Restrictions” in the accompanying prospectus.

Mandatory Conversion

Each Mandatory Convertible Preference Share, unless previously converted, will automatically convert on July 1, 2016 (the “mandatory conversion date”), into a number of Common Shares equal to the conversion rate described below. If we declare a dividend for the dividend period ending on the mandatory conversion date, we will pay such dividend to the holders of record on the immediately preceding record date, as described above under “—Dividends.” If prior to the mandatory conversion date we have not declared all or any portion of the accumulated dividends on the Mandatory Convertible Preference Shares, the conversion rate will be adjusted so that holders receive an additional number of Common Shares equal to the amount of such accumulated dividends (the “additional conversion amount”) divided by the greater of the floor price and 97% of average price. To the extent that the additional conversion amount exceeds the product of the number of additional shares and the applicable market value, we will, if we are legally able to do so, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preference Shares.

The conversion rate, which is the number of Common Shares issuable upon conversion of each Mandatory Convertible Preference Share on the mandatory conversion date, will, subject to adjustment as described in “—Anti-dilution Adjustments” below, be as follows:

•

if the applicable market value of our Common Shares is greater than $                , which we call the “threshold appreciation price,” then the conversion rate will be                          Common Shares per Mandatory Convertible Preference Share (the “minimum conversion rate”), which is equal to $50.00 divided by the threshold appreciation price;

•

if the applicable market value of our Common Shares is less than or equal to the threshold appreciation price but equal to or greater than $                 (the “initial price,” which equals the per share public offering price of our Common Shares in the Common Shares Offering or, if the Common Shares Offering does not price prior to or concurrently with the pricing of this offering, the closing price of our Common Shares on June         , 2013), then the conversion rate will be equal to $50.00 divided by the applicable market value of our Common Shares, which will be between                          and                          Common Shares per Mandatory Convertible Preference Share; or

•

if the applicable market value of our Common Shares is less than the initial price, then the conversion rate will be              Common Shares per Mandatory Convertible Preference Share (the “maximum conversion rate”), which is equal to $50.00 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described in “—Anti-dilution Adjustments” below.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of Common Shares that a holder of our Mandatory Convertible Preference Shares would receive upon mandatory conversion of one Mandatory Convertible Preference Share at various applicable market values for our Common Shares. The table assumes that there will be no conversion adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the Mandatory Convertible Preference Shares will be paid in cash. The actual applicable market value of our Common Shares may differ from those set forth in the table below. Given an initial price of $                 and a threshold appreciation price of $                , a holder of our Mandatory Convertible Preference Shares would receive on the mandatory conversion date the number of Common Shares per Mandatory Convertible Preference Share set forth below:

Applicable market value of our Common Shares	Number of Common Shares to be received upon mandatory conversion	Conversion value (applicable market value multiplied by the number of Common Shares to be received upon mandatory conversion)

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

$		$

Accordingly, if the applicable market value of our Common Shares is greater than the threshold appreciation price, the aggregate market value of our Common Shares delivered upon conversion of each Mandatory Convertible Preference Share will be greater than the $50.00 liquidation preference of the Mandatory Convertible Preference Share, assuming that the market price of our Common Shares on the mandatory conversion date is the same as the applicable market value of our Common Shares. If the applicable market value for our Common Shares is equal to or greater than the initial price and equal to or less than the threshold appreciation price, the aggregate market value of our Common Shares delivered upon conversion of each Mandatory Convertible Preference Share will be equal to the $50.00 liquidation preference of the Mandatory Convertible Preference Share, assuming that the market price of our Common Shares on the mandatory conversion date is the same as the applicable market value of our Common Shares. If the applicable market value of our Common Shares is less than the initial price, the aggregate market value of our Common Shares delivered upon conversion of each Mandatory Convertible Preference Share will be less than the $50.00 liquidation preference of the Mandatory Convertible Preference Share, assuming that the market price of our Common Shares on the mandatory conversion date is the same as the applicable market value of our Common Shares.

Definitions

“Applicable market value” means the average VWAP per Common Share over the 20 consecutive trading day period beginning on and including the 22nd schedule trading day immediately preceding the mandatory conversion date.

The “threshold appreciation price” represents an approximately     % appreciation over the initial price.

A “trading day” is a day on which our Common Shares:

•

are not suspended from trading, and on which trading in our Common Shares is not limited, on any national or regional securities exchange or association or over-the-counter market during any period or periods aggregating one half-hour or longer; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our Common Shares;

provided that if our Common Shares are not traded on any such exchange, association or market, “trading day” means any business day.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per Common Share on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “WY <EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, “VWAP” means the market value per Common Share on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means the average of the VWAPs for each trading day in the relevant period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of the Mandatory Convertible Preference Shares have the right to convert their Mandatory Convertible Preference Shares, in whole or in part (but in no event less than one Mandatory Convertible Preference Share), at any time prior to the mandatory conversion date, into Common Shares at the minimum conversion rate of              Common Shares per Mandatory Convertible Preference Share, subject to adjustment as described in “—Anti-dilution Adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate will be adjusted so that holders converting their Mandatory Convertible Preference Shares receive an additional number of Common Shares equal to such amount of accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per Common Share over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day prior to the early conversion date (the “early conversion average price”). To the extent that the cash amount of the accumulated and unpaid dividends for prior dividend periods exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described above, upon any optional conversion of any Mandatory Convertible Preference Shares, we will make no payment or allowance for unpaid dividends on such Mandatory Convertible Preference Shares, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described in the section of this prospectus entitled “— Dividends”.

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a “fundamental change” (as defined below) occurs on or prior to the mandatory conversion date, holders of the Mandatory Convertible Preference Shares will have the right to:

(i) convert their Mandatory Convertible Preference Shares, in whole or in part (but in no event less than one Mandatory Convertible Preference Share), into Common Shares at the fundamental change conversion rate described below;

(ii) with respect to such converted shares, receive a fundamental change dividend make-whole amount (as defined below) payable in cash or Common Shares; and

(iii) with respect to such converted shares, receive the accumulated dividend amount (as defined below) payable in cash or Common Shares,

subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of our Common Shares that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the effective date of a fundamental change falls during a dividend period for which we have declared a dividend, we will pay such dividend on the relevant dividend payment date to the holders of record on the immediately preceding record date, as described in “—Dividends”, and the accumulated dividend amount will not include the amount of such dividend, and the fundamental change dividend make-whole amount will not include the present value of such dividend.

To exercise this right, holders must submit their Mandatory Convertible Preference Shares for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is 20 calendar days after the effective date (or, if earlier, the mandatory conversion date) at the conversion rate specified in the table below (the “fundamental change conversion rate”). Holders of Mandatory Convertible Preference Shares who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their Mandatory Convertible Preference Shares at the fundamental change conversion rate or to receive the fundamental change dividend make-whole amount or the accumulated dividend amount.

We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than the second business day immediately following such effective date. If we notify holders of a fundamental change later than the twentieth calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the twentieth calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date.

A “fundamental change” will be deemed to have occurred, at such time after the issue date of the Mandatory Convertible Preference Shares, upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our Common Shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our majority-owned subsidiaries or any of our or our majority-owned subsidiaries’ employee benefit plans, becoming the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of share capital then outstanding entitled to vote generally in elections of our directors; or (iii) our Common Shares (or any Common Shares, depositary receipts or other securities representing common equity interests into which our Mandatory Convertible Preference Shares become convertible in connection with a reorganization event) cease to be listed for trading on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or other United States national securities exchange.

Fundamental change conversion rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the transaction and the price (the “share price”) paid or deemed paid per Common Share in such transaction. If the holders of our Common Shares receive only cash in the fundamental change, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average VWAP per Common Share over the 10 consecutive trading day period ending on the trading day preceding the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Mandatory Convertible Preference Shares are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth in “—Anti-dilution Adjustments”.

The following table sets forth the fundamental change conversion rate per Mandatory Convertible Preference Share for each share price and effective date set forth below.

Share price on effective date
	$	$	$	$	$	$	$	$	$	$	$	$	$
Effective date
, 2013
July 1, 2014
July 1, 2015
July 1, 2016

The exact share price and effective dates may not be set forth in the table, in which case:

•

if the share price is between two share price amounts on the table or the effective date is between two dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

•	if the share price is in excess of $ per share (subject to adjustment as described above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

•	if the share price is less than $ per share (subject to adjustment as described above), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment.

Fundamental change dividend make-whole amount and accumulated dividend amount

For any Mandatory Convertible Preference Shares that are converted during the fundamental change conversion period, in addition to the Common Shares issued upon conversion at the fundamental change conversion rate, we will at our option:

(a) pay you in cash, to the extent we are legally permitted to do so, the present value, computed using a discount rate of     % per annum, of all dividend payments on your Mandatory Convertible Preference Shares for all the remaining dividend periods (excluding any accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change) from such effective date to but excluding the mandatory conversion date (the “fundamental change dividend make-whole amount”),

(b) increase the number of Common Shares to be issued on conversion by a number equal to (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the share price, or

(c) pay the fundamental change dividend make whole amount in a combination of cash and Common Shares in accordance with the provisions of clauses (a) and (b) above.

In addition, for any Mandatory Convertible Preference Shares that are converted during the fundamental change conversion period, to the extent that, as of the effective date of the fundamental change, we have not declared any or all of the accumulated dividends on the Mandatory Convertible Preference Shares as of such effective date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change, the “accumulated dividend amount”), holders who convert Mandatory Convertible Preference Shares within the fundamental change conversion period will be entitled to receive such accumulated dividend amount upon conversion. The accumulated dividend amount will be payable at our election in either

•	cash, to the extent we are legally permitted to do so,

•	in an additional number of Common Shares equal to (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the share price, or

•	a combination of cash and Common Shares.

We will pay the fundamental change dividend make-whole amount and the accumulated dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments in Common Shares. In addition, if we elect to deliver Common Shares in respect of all or any portion of the fundamental change dividend make-whole amount or accumulated dividend amount, to the extent that the fundamental change dividend make-whole amount or the accumulated dividend amount or any portion thereof paid in Common Shares exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the share price, we will, if we are legally able to do so, declare and pay such excess amount in cash.

No fractional Common Shares will be delivered to the holders of the Mandatory Convertible Preference Shares in respect of the fundamental change dividend make-whole amount or the accumulated dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a Common Share based on the average VWAP per Common Share over the five consecutive trading day period ending on, and including, the 7th scheduled trading day immediately preceding the conversion date.

Not later than the second business day following the effective date of a fundamental change (or, if we provide notice to holders of the fundamental change after the effective date of a fundamental change as described above, on the date we give holders notice of the effective date of a fundamental change), we will notify holders of:

•	the fundamental change conversion rate;

•	the fundamental change dividend make-whole amount and whether we will pay such amount in cash, our Common Shares or a combination thereof, specifying the combination, if applicable; and

•

the accumulated dividend amount as of the effective date of the fundamental change and whether we will pay such amount in cash, our Common Shares or a combination thereof, specifying the combination, if applicable.

Our obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash or our Common Shares) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon mandatory conversion

Any outstanding Mandatory Convertible Preference Shares will automatically convert into Common Shares on the mandatory conversion date. The person or persons entitled to receive the Common Shares issuable upon mandatory conversion of the Mandatory Convertible Preference Shares will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided in “—Anti-dilution Adjustments”, prior to 5:00 p.m., New York City time, on the mandatory conversion date, the Common Shares issuable upon conversion of the Mandatory Convertible Preference Shares will not be deemed to be outstanding for any purpose and you will have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding the Mandatory Convertible Preference Shares.

Upon early conversion

If you elect to convert your Mandatory Convertible Preference Shares prior to the mandatory conversion date, in the manner described in “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” you must observe the following conversion procedures:

If the Mandatory Convertible Preference Shares are in global form, to convert your Mandatory Convertible Preference Shares you must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program. If your Mandatory Convertible Preference Shares are held in certificated form, you must comply with certain procedures set forth in the articles of amendment establishing the terms of the Mandatory Convertible Preference Shares. In either case, if required, you must pay all taxes or duties, if any.

The conversion date will be the date on which you have satisfied the foregoing requirements. You will not be required to pay any taxes or duties relating to the issuance or delivery of our Common Shares if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Shares in a name other than your own. Common shares will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full and will be issued on the later of the third business day immediately succeeding the conversion date and the business day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the Common Shares issuable upon conversion of the Mandatory Convertible Preference Shares will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the Common Shares issuable upon conversion of the Mandatory Convertible Preference Shares will not be outstanding for any purpose and you will have no rights with respect to such Common Shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding the Mandatory Convertible Preference Shares.

Fractional shares

No fractional Common Shares will be issued to holders of our Mandatory Convertible Preference Shares upon conversion. In lieu of any fractional Common Shares otherwise issuable in respect of the aggregate number of our Mandatory Convertible Preference Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP of our Common Shares over the five consecutive trading day period beginning on and including the 7th scheduled trading day immediately preceding the conversion date.

If more than one Mandatory Convertible Preference Share is surrendered for conversion at one time by or for the same holder, the number of our Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Mandatory Convertible Preference Shares so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)	We issue Common Shares to all holders of our Common Shares as a dividend or other distribution, in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Shares entitled to receive such dividend or other distribution will be divided by a fraction:

•	the numerator of which is the number of our Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination; and

•

the denominator of which is the sum of the number of our Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of our Common Shares constituting such dividend or other distribution.

Any adjustment made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be readjusted, effective as of the date our Board of Directors publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.

(2)

We issue to all holders of our Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase our Common Shares at less than the “current market price” (as defined below) of our Common Shares, in which case each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Shares entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•

the numerator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of our Common Shares issuable pursuant to such rights or warrants; and

•

the denominator of which is the sum of the number of Common Shares outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of Common Shares equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the current market price of our Common Shares.

Any adjustment made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be readjusted, effective as of the date our Board of Directors publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our Common Shares are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be readjusted to such fixed conversion rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of our Common Shares actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase Common Shares at less than the current market price, and in determining the aggregate offering price payable for such our Common Shares, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our Board of Directors, which determination shall be final). For the purposes of this clause (2), the number of Common Shares at the time outstanding shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares.

(3)	We subdivide or combine our Common Shares, in which event the conversion rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

•	the numerator of which is the number of our Common Shares that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and

•	the denominator of which is the number of our Common Shares outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(4)	We distribute to all holders of our Common Shares evidences of our indebtedness, share capital, securities, rights to acquire our share capital, cash or other assets, excluding:

•	any dividend or distribution covered by clause (1) above;

•	any rights or warrants covered by clause (2) above;

•	any dividend or distribution covered by clause (5) below; and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Common Shares entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our Common Shares; and

•

the denominator of which is the current market price of our Common Shares minus the fair market value, as determined by our Board of Directors in good faith (which determination shall be final), on such date fixed for determination of the portion of the evidences of indebtedness, share capital, securities, rights to acquire our share capital, cash or other assets so distributed applicable to one Common Share.

In the event that we make a distribution to all holders of our Common Shares consisting of share capital of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Common Shares entitled to receive such distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the current market price of our Common Shares and the fair market value, as determined by our Board of Directors in good faith (which determination shall be final), of the portion of those shares of share capital or similar equity interests so distributed applicable to one Common Share as of the fifteenth trading day after the effective date for such distribution (or, if such shares of share capital or equity interests are listed on a U.S. national or regional securities exchange, the current market price of such securities); and

•	the denominator of which is the current market price of our Common Shares.

Any adjustment made pursuant to this clause (4) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our Common Shares entitled to receive such distribution. In the event that such distribution described in this clause (4) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our Board of Directors publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. If an adjustment to each fixed conversion rate is required under this clause (4) during any settlement period in respect of Mandatory Convertible Preference Shares that have been tendered for conversion, delivery of the Common Shares issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (4).

(5)	We make a distribution consisting exclusively of cash to all holders of our Common Shares other than a regular, quarterly cash dividend that does not exceed $0.22 per Common Share (the “initial dividend threshold”), excluding:

•	any cash that is distributed in a reorganization event (as described below);

•	any dividend or distribution in connection with our liquidation, dissolution or winding up; and

•	any consideration payable as part of a tender or exchange offer;

in which event, each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Common Shares entitled to receive such distribution will be multiplied by a fraction:

•

the numerator of which is the current market price of our Common Shares minus the initial dividend threshold (provided that if the distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero); and

•	the denominator of which is the current market price of our Common Shares minus the amount per share of such distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed conversion rates; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the fixed conversion rates under this clause (5).

Any adjustment made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our Common Shares entitled to receive such distribution. In the event that any distribution described in this clause (5) is not so made, each fixed conversion rate shall be readjusted, effective as of the date our Board of Directors publicly announces its decision not to make such distribution, to such fixed conversion rate which would then be in effect if such distribution had not been declared.

(6)	We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our Common Shares (excluding any securities convertible or exchangeable for our Common Shares), where the cash and the value of any other consideration included in the payment per Common Share exceeds the current market price of our Common Shares, in which event each fixed conversion rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)	the aggregate cash and fair market value (as determined in good faith by our Board of Directors, which determination shall be final) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the current market price of our Common Shares; and

2.	the number of our Common Shares outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, less any purchased shares; and

•	the denominator of which shall be equal to the product of:

(i)	the current market price of our Common Shares; and

(ii)	the number of our Common Shares outstanding at the time such tender or exchange offer expires, including any purchased shares.

Any adjustment made pursuant to this clause (6) shall become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date but will be given effect as of the open of business on the expiration date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase our Common Shares pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be readjusted to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If an adjustment to each fixed conversion rate is required pursuant to this clause (6) during any settlement period in respect of Mandatory Convertible Preference Shares that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (6).

Except with respect to a spin-off, in cases where the fair market value of the evidences of our indebtedness, shares of share capital, securities, rights to acquire our share capital, cash or other assets as to which clauses (4) or (5) above apply, applicable to one Common Share, distributed to shareholders equals or exceeds the current market price (as determined for purposes of calculating the conversion rate adjustment pursuant to such clause (4) or (5)), rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preference Shares will be entitled to receive upon conversion, in addition to a number of Common Shares otherwise deliverable on the applicable conversion date, the kind and amount of the evidences of our indebtedness, shares of share capital, securities, rights to acquire our share capital, cash or other assets comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our Common Shares entitled to receive the distribution, for each Mandatory Convertible Preference Share, a number of Common Shares equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our Common Shares on any conversion date, upon conversion of any Mandatory Convertible Preference Shares, you will receive, in addition to Common Shares, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our Common Shares, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Common Shares as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow you to receive upon conversion, in addition to any Common Shares, the rights described therein (unless such rights or warrants have separated from our Common Shares) shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the conversion rate.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•

clauses (2), (4) in the event of an adjustment not relating to a spin-off and (5) above, the “current market price” of our Common Shares is the average VWAP per Common Share over the five consecutive trading day period ending on the trading day before the “ex-date” (as defined below) with respect to the issuance or distribution requiring such computation;

•

clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of our Common Shares, share capital or equity interest, as applicable, is the average VWAP per Common Share over the first ten consecutive trading days commencing on and including the fifth trading day following the effective date of such distribution; and

•

clause (6) above, the “current market price” of our Common Shares is the average VWAP per Common Share over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date of the tender or exchange offer.

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which our Common Shares trade without the right to receive such issuance or distribution.

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our Common Shares into securities, including securities other than our Common Shares; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our Common Shares would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each Mandatory Convertible Preference Share outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preference Shares, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preference Shares into Common Shares immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of Common Shares is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our Common Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Common Shares that affirmatively make such an election (or of all holders of our Common Shares if none makes an election). We will notify holders of the Mandatory Convertible Preference Shares of the weighted average as soon as practicable after such determination is made. The number of units of exchange property for each Mandatory Convertible Preference Share converted following the effective date of such reorganization event will be determined as if references to our Common Shares in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder and conversion at the option of the holder upon a fundamental change were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Mandatory Convertible Preference Shares are actually converted). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a unit of exchange property will be determined in good faith by our Board of Directors or an authorized committee thereof (which determination will be final), except that if a unit of exchange property includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive trading day period used for calculating the applicable market value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of Mandatory Convertible Preference Shares of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our Common Shares resulting from any dividend or distribution of our Common Shares (or issuance of rights or warrants to acquire our Common Shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our Common Shares that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, holders of Mandatory Convertible Preference Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.”

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a Common Share. Prior to the mandatory conversion date, no adjustment in a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the mandatory conversion date, an acquisition termination redemption date, an early conversion date and the effective date of a fundamental change, adjustments to the fixed conversion rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

No adjustment to the conversion rate will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our Common Shares and solely as a result of holding

Mandatory Convertible Preference Shares, in the transaction that would otherwise give rise to such adjustment as if they held, for each Mandatory Convertible Preference Share, a number of Common Shares equal to the maximum conversion rate then in effect.

The applicable conversion rate will not be adjusted:

(a)	upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Common Shares under any plan;

(b)	upon the issuance of any Common Shares or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)	upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preference Shares were first issued;

(d)	for a change in the par value of our Common Shares; or

(e)	for accumulated dividends on the Mandatory Convertible Preference Shares, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

We will be required, within five business days after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of Mandatory Convertible Preference Shares. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, (x) an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date and (y) an inversely proportional adjustment will also be made to the floor price. Whenever the terms of the Mandatory Convertible Preference Shares require us to calculate the VWAP Common Share over a span of multiple days, our Board of Directors or an authorized committee thereof will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the average price (as the case may be)) to account for any adjustments to the initial price, the threshold appreciation price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on our Common Shares occurs after the end of the 20 consecutive trading day period used for calculating the applicable market value and before the mandatory conversion date; and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of Mandatory Convertible Preference Shares had such record date occurred on or before the last trading day of such 20-trading day period, then we will deem the holders of Mandatory Convertible Preference Shares to be holders of record of our Common Shares for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preference Shares would receive the dividend or distribution on our Common Shares together with the number of Common Shares issuable upon mandatory conversion of the Mandatory Convertible Preference Shares.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued Common Shares, solely for issuance upon conversion of the Mandatory Convertible Preference Shares, a number of Common Shares equal to the product of the maximum conversion rate then in effect and the number of shares of Mandatory Convertible Preference Shares then outstanding.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preference Shares.

Book-Entry, Delivery and Form

The Mandatory Convertible Preference Shares will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preference Shares. Ownership of beneficial interests in the Mandatory Convertible Preference Shares in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preference Shares in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the Mandatory Convertible Preference Shares, DTC or such nominee, as the case may be, will be considered the sole holder of the Mandatory Convertible Preference Shares represented by such global certificate for all purposes under the articles of amendment establishing the terms of the Mandatory Convertible Preference Shares. No beneficial owner of an interest in the Mandatory Convertible Preference Shares in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under articles of amendment establishing the terms of the Mandatory Convertible Preference Shares.

Payments of dividends on the global certificate representing the Mandatory Convertible Preference Shares will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the Mandatory Convertible Preference Shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the Mandatory Convertible Preference Shares, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate liquidation preference of such global certificate representing the Mandatory Convertible Preference Shares as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the Mandatory Convertible Preference Shares held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the Mandatory Convertible Preference Shares in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF COMMON SHARES

The following is a description of certain general terms and provisions of our Common Shares having a par value of $1.25 per share. The following summary is not complete. It is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws. Those documents have been filed or incorporated by reference as exhibits to SEC filings incorporated by reference in this prospectus supplement.

The information appearing under this caption “Description of Common Shares” supplements and, to the extent inconsistent, replaces the information appearing in the accompanying prospectus under the captions “Description of Capital Stock”, “Description of Common Shares” and “Certain Federal Income Tax Considerations”. For a general description of certain terms and provisions of our preferred shares and preference shares, see “Description of Preferred Shares” and “Description of Preference Shares” in the accompanying prospectus.

In the this offering, we are issuing “preference shares”, which will impact the rights of holders of our Common Shares. For additional information, see “Risk Factors” included in this prospectus supplement. You should read the following description of our Common Shares in light of this information.

As used under this caption “Description of Common Shares”, all references to “Weyerhaeuser”, the “Company”, “we”, “our” and “us” mean Weyerhaeuser Company excluding its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The Company is authorized to issue 1,407,000,000 shares, consisting of 7,000,000 preferred shares having a par value of $1.00 per share, 40,000,000 preference shares having a par value of $1.00 per share and 1,360,000,000 Common Shares having a par value of $1.25 per share. As at June 3, 2013, there were outstanding (a) 547.67 million Common Shares, (b) employee stock options and other awards to purchase an aggregate of approximately 21.75 million Common Shares, (c) no preferred shares and (d) no preference shares.

Our Common Shares will be, when issued, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. The rights of holders of Common Shares may be adversely affected by the rights of holders of any preferred shares and any preference shares that may be issued and outstanding from time to time. Our Board of Directors, without shareholder approval, could authorize the issuance of preferred shares and preference shares with voting, conversion and other rights that could adversely affect the voting power and economic and other rights of holders of Common Shares and that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. Our Board of Directors also could authorize the issuance of additional Common Shares from time to time without shareholder approval. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares.

Dividends

The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding preferred shares and preference shares have been paid or set apart for payment for all past dividend periods and the then-current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, the holders of our Common Shares will be entitled to receive ratably, after payment of or provision for all of our debts and liabilities and payment of all sums to which holders of any preferred shares or preference shares may be entitled, all of the remaining assets of Weyerhaeuser.

Voting Rights

The holders of Common Shares currently possess voting rights on all matters submitted to our shareholders. Our Board of Directors may also specify voting rights with respect to preferred shares or preference shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of Directors is fixed from time to time by resolution adopted by our Board of Directors. Previously, our Articles of Incorporation provided that directors are divided into three classes serving staggered terms of three years each, with each class to be as nearly equal in number as possible. Our Articles of Incorporation were amended in 2010 to provide annual election of all directors. As a result, beginning at our 2011 annual meeting, the nominees for director in 2011 stood for election for one-year terms. At each of our 2012 and 2013 annual meetings, the Directors elected in 2011 and the nominees for Director in 2012 and 2013 stood for election for one-year terms. At annual meetings after 2013, all of the nominees for Director will stand for election to one-year terms. This will result in the entire Board of Directors being elected annually for one-year terms.

Ownership Limitations

Our Articles of Incorporation contain restrictions on the ownership and transfer of our preferred shares and preference shares, including the Mandatory Convertible Preference, and our Common Shares, intended to assist us in maintaining our status as a REIT for Federal income tax purposes. Our Articles of Incorporation provide that, among other things and subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, 9.9% or more, in aggregate number of shares or value, of the outstanding shares of any class or series of Weyerhaeuser capital stock, including our Mandatory Convertible Preference Shares and our Common Shares Offering that we plan to issue as part of the Financing Transactions. Our Articles of Incorporation include other restrictions on ownership and transfer, some of which are described under “Certain Federal Income Tax Considerations—Ownership and Transfer Restrictions” in the accompanying prospectus. In the event any transfer of shares of stock or other event would result in a person (the “Intended Transferee”) beneficially or constructively owning shares in excess of the ownership limit, or that would result in the Company’s disqualification as a REIT, that number of shares that would cause a violation of the applicable limit, referred to as the “excess shares”, will be automatically transferred to a trust for the benefit of a charitable organization selected by the Board of Directors. If a transfer to a trust would not avoid a violation of the ownership limitation provisions for some reason, such transfer of the excess shares to the Intended Transferee will be null and void and of no force or effect.

Within 90 days after receiving notice of the transfer of excess shares to the charitable trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own such shares without violating the applicable ownership limitation provision. The trustee, upon a sale of these excess shares, would distribute to the Intended Transferee an amount equal to the lesser of the price paid by the Intended Transferee for the excess shares or the net sales proceeds received by the trust for the excess shares. If the excess shares were a gift or were not a transfer for value, the trustee will distribute to the Intended Transferee an amount equal to the lesser of the fair market value of the excess shares as of the date of the automatic transfer to the trust or the sales proceeds received by the trust for the excess shares. Proceeds in excess of the amount distributable to the Intended Transferee will be distributed to the charitable beneficiary.

Shares of the Company held in the trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or other transaction not for value, the market price at the time of the gift or other transaction) and (ii) the market price on the date the Company, or its designee, accepts the offer. The Company will have the right to accept such offer until the trustee has sold the shares in the trust.

In addition, if our Board of Directors determines that a transfer or other event violates any of the restrictions on ownership or transfer in our Articles of Incorporation or if a person intends to acquire shares in violation of those restrictions, the Board of Directors may take such other action as it deems advisable to prevent such transfer or event, including causing us to redeem the shares.

These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interest.

Our Board of Directors may, in its sole discretion, increase the 9.9% ownership limitation referred to above with respect to one or more shareholders, subject to such terms, conditions, representations and undertakings as our Board of Directors deems appropriate. In that regard, our Board of Directors has raised the ownership limitation applicable to Capital World Investors, a division of Capital Research and Management Company, to 10.5% of our outstanding Common Shares.

Anti-takeover provisions in our Articles of Incorporation, our Bylaws and Washington Law

Our Articles of Incorporation, our Bylaws and Washington law contain provisions that may make it difficult for our shareholders to change the composition of our Board of Directors, preventing them from changing the composition of management. These provisions may discourage, delay or prevent a merger or acquisition that our shareholders may consider favorable or otherwise impede the ability of our shareholders to benefit from a change in control and, as a result, could materially adversely affect the market price of our Common Shares and Mandatory Convertible Preference Shares and your ability to realize any potential change-in-control premium. For additional information, see “Risk Factors—Risks Related to our Common Shares—Anti-takeover provisions in our charter documents and provisions of Washington law might discourage, delay or prevent change in control of our company and may result in an entrenchment of management and diminish the value of our Common Shares”.

DESCRIPTION OF INDEBTEDNESS AND OBLIGATIONS

Weyerhaeuser’s Debt

For information concerning our existing indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing” in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference in this prospectus supplement and notes 12 and 13 to our consolidated financial statements included in such Form 10-K. You should read this information in conjunction with (1) the sections entitled “Risk Factors”, “Capitalization” and “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement, (2) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each incorporated by reference in this prospectus supplement, and (3) the consolidated financial statements of Weyerhaeuser and the related notes incorporated by reference into this prospectus supplement.

We expect to borrow additional debt pursuant to the Debt Financing to finance the Acquisition. Such debt will be borrowed pursuant to separate offering or borrowing documents and not this prospectus supplement. We expect such debt to have terms consistent with our existing debt securities. However, in the event we are unable to obtain such Debt Financing prior to the closing of the Acquisition, we have obtained committed financing, in the form of a senior unsecured bridge loan as described below.

In connection with entering into the Purchase Agreement, we obtained a $1.7 billion bridge loan commitment to ensure financing for the Acquisition. The bridge loan commitment will be reduced on a dollar-for-dollar basis by, among other things, the net proceeds of this offering, the Common Shares Offering, by any Debt Financing not constituting the bridge loan, and by the aggregate principal amount of the Longview Existing Debt following the completion of the Acquisition. Although we do not expect to make any borrowings under the bridge loan commitment, there can be no assurance that such borrowings will not be made. In that regard, we may be required to borrow under the bridge loan commitment if any of the other Financing Transactions is not completed or generates significantly less net proceeds than contemplated by this prospectus supplement.

The Longview Existing Debt

As at March 31, 2013, the Longview Existing Debt was comprised of approximately $1.07 billion aggregate principal amount of fixed rate and floating rate notes, borrowed pursuant to a senior secured loan agreement (the “Longview Loan Agreement”) between Longview and one of its subsidiaries and the Metropolitan Life Insurance Company, as lender thereunder. Pursuant to the Longview Loan Agreement, the Longview Existing Debt is secured by a first-priority security interest in substantially all of Longview’s assets, including its timberlands and related assets. All of the Longview Existing Debt may be prepaid at the option of Longview on any quarterly interest payment date (the 15th of January, April, July and October). However, while the floating rate notes are not subject to a prepayment premium on prepayment, the fixed rate notes are subject to a make-whole prepayment premium. An aggregate principal amount of approximately $453 million of notes under the Longview Existing Debt matures on July 2, 2013. The remaining notes under the Longview Existing Debt mature in 2015 and 2018.

Assuming that the Acquisition has been completed, we expect to repay (i) the portion of the Longview Existing Debt maturing on July 2, 2013, in accordance with its terms under the Longview Loan Agreement on that date, and (ii) all remaining Longview Existing Debt within 90 days after the closing of the Acquisition. However, we cannot assure that we will repay the Longview Existing Debt within 90 days after the closing of the Acquisition or prior to its maturity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following describes the material Federal income tax consequences of the acquisition, ownership and disposition of our Mandatory Convertible Preference Shares and any Common Shares received upon conversion. This discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis.

As used in this caption, the term “shares” means both our Mandatory Convertible Preference Shares and Common Shares.

This discussion does not address any estate, gift, foreign, state or local taxes that may be relevant to you.

This discussion only applies to holders that hold the shares as capital assets. The tax treatment of holders of the shares may vary depending upon their particular situations. Certain holders, including insurance companies, tax exempt organizations, financial institutions, investors in pass-through entities, expatriates, taxpayers subject to the alternative minimum tax, broker-dealers and persons holding the shares as part of a “straddle”, “hedge”, “integrated transaction”, or “conversion transaction”, may be subject to special rules not discussed below. We urge you to consult your own tax advisors regarding the particular Federal income tax consequences to you of holding and disposing of shares, any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in Federal or other tax laws.

For Federal income tax purposes, income earned through an entity that is classified as a partnership for Federal income tax purposes, regardless of where it was organized, is generally attributed to its partners. Accordingly, the Federal income tax treatment of a partner in a partnership that holds our stock will generally depend on the status of the partner and the activities of the partnership. Prospective shareholders that are partnerships should consult their tax advisers concerning the Federal income tax consequences to their partners of the acquisition, ownership and disposition of our Shares.

Taxation and Qualification as a REIT

For a discussion of certain material Federal income tax considerations relating to our taxation and qualifications as a REIT, see “Certain Federal Income Tax Considerations” in the accompanying prospectus.

Taxation of U.S. Shareholders

This section summarizes the taxation of U.S. Shareholders with respect to our shares. As used in this prospectus, the term “U.S. Shareholder” means a holder of our shares that, for Federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation (including an entity treated as a corporation for Federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate, the income of which is subject to Federal income taxation regardless of its source;

•

is any trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	is an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

The term “non-U.S. Shareholder” means a holder of our stock that is neither a partnership nor a U.S. Shareholder.

For any taxable year for which we qualify for taxation as a REIT, U.S. Shareholders will be taxed as discussed below.

Distributions Generally. Distributions to U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable to the U.S. Shareholders. These distributions are not eligible for the dividends-received deduction for corporations. Dividends received from a REIT will be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as TRSs). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level Federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the built-in gains tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income.

To the extent that we make a distribution in excess of our positive current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder’s stock, and then any distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its stock. Dividends we declare in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. Shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to U.S. Shareholders and do not offset income of U.S. Shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. Shareholders to the extent that we have current or accumulated earnings and profits.

Capital Gain Dividends. Distributions to U.S. Shareholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Shareholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares by the after-tax amount of such gain.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•

a long-term capital gain distribution, which would be taxable to non-corporate U.S. Shareholders at a maximum rate of 20%, and taxable to U.S. Shareholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. Shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Passive Activity Loss and Investment Interest Limitations. Distributions from us and gain from the disposition of our shares will not be treated as passive activity income, and, therefore, U.S. Shareholders will not be able to apply any “passive losses” against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own Federal income tax returns any tax losses that we incur.

Share Distributions. We may make distributions to holders of our Mandatory Convertible Preference Shares that are paid in Common Shares. These distributions are intended to be treated as dividends for Federal income tax purposes and a U.S. Shareholder would, therefore, generally have taxable income with respect to such distributions of Common Shares and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

Adjustments to the Conversion Rate. The conversion rate of the Mandatory Convertible Preference Shares will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Shareholder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the U.S. Shareholder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Shareholder of the Mandatory Convertible Preference Shares, however, will generally not be considered to result in a deemed distribution to the U.S. Shareholder. Certain of the possible conversion rate adjustments provided in the terms of the Mandatory Convertible Preference Shares (including adjustments in respect of taxable dividends paid to holders of Common Shares) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Shareholders of Mandatory Convertible Preference Shares will be deemed to have received a distribution even though they have not received any cash or property. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain as described above under “—Distributions Generally”.

Conversion into Common Shares. A U.S. Shareholder generally will not recognize gain or loss upon the conversion of the Mandatory Convertible Preference Shares into shares of Common Shares, except that (1) a U.S. Shareholder’s receipt of cash (if any) in respect of accrued and unpaid dividends or dividends in arrears will be taxable as described under “—Distributions Generally” above, (2) a U.S. Shareholder’s receipt of Common Shares (if any) in respect of accrued and unpaid dividends or dividends in arrears will be taxable as described under “—Distributions Generally” above as if the U.S. Shareholder had received cash in respect of such accrued dividends or dividends in arrears equal to the fair market value of such Common Shares on the date of conversion and (3) a U.S. Shareholder’s receipt of cash in lieu of a fractional share of our Common Shares will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our Common Shares and the holder’s tax basis in the fractional share of our Common Shares).

Except as discussed in the next sentence, a U.S. Shareholder’s basis in shares of Common Shares received upon conversion of the Mandatory Convertible Preference Shares (and any fractional shares of our Common Shares treated as received and then exchanged for cash) will equal the basis of the converted shares of Mandatory Convertible Preference Shares and the holding period of such shares of Common Shares will include the holding period of the converted shares of Mandatory Convertible Preference Shares. Common shares received in payment of dividends in arrears and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

Conversion after Dividend Record Date. If a U.S. Shareholder exercises its right to convert shares of the Mandatory Convertible Preference Shares into Common Shares after a dividend record date but before payment of the dividend, then upon conversion the holder will be required to pay us in cash an amount equal to the portion of such dividend attributable to the current quarterly dividend period, which amount would increase the tax basis of the Common Shares received. When the dividend is received, the U.S. Shareholder would recognize the dividend payment in accordance with the rules described under “—Distributions Generally” above.

Dispositions of Shares. In general (except upon the conversion of the Mandatory Convertible Preference Shares into Common Shares), the sale of our shares held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Shareholder’s basis in the stocks sold. However, any loss from a sale or exchange of our stock by a U.S. Shareholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Shareholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Shareholders should consult with their own tax advisors with respect to their capital gain tax liability.

Additional shares of Common Shares received. Although it is not free from doubt, any additional shares of Common Shares received by a U.S. Shareholder as a result of a fundamental change (see “Description of the Mandatory Convertible Preference Shares—Conversion Upon Fundamental Change”) or the nonpayment of dividends (see “Description of the Mandatory Convertible Preference Shares—Mandatory Conversion Upon Nonpayment of Dividends”) should be treated as part of the consideration received in the conversion. If this treatment is correct, then the U.S. Shareholder would be treated in the manner described above under “—Conversion into Common Shares.” U.S. Shareholders should consult their own tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.

New Unearned Income Medicare Tax. Certain U.S. Shareholders that are individuals, estates, and trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our shares. Prospective investors should consult their own tax advisors regarding this new legislation.

Taxation of non-U.S. Shareholders

The following discussion is only a summary of the rules governing the Federal income taxation of non-U.S. Shareholders, such as nonresident alien individuals and foreign corporations. Prospective non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

Distributions. Distributions by us that are not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits (including distributions consisting of Common Shares received on conversion attributable to accumulated and unpaid dividends or dividends in arrears (if any)). Generally, any ordinary income dividend will be subject to a Federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder’s basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a United States real property interest will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder as long as (1) our shares are “regularly traded” on an established securities market and (2) the non-U.S. Shareholder did not own more than 5% of such class of stock at any time during the one-year period preceding the distribution. Capital gain dividends distributed to a non-U.S. Shareholder that held more than 5% of our shares in the year preceding the distribution will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Shareholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Shareholder will be required to report such gains on Federal income tax returns and will be taxed at the normal capital gain rates applicable to a U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the non-U.S. Shareholder’s United States tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

We expect to withhold Federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

•	a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN (or successor form) evidencing eligibility for that reduced treaty rate;

•

the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Share Distributions. We may make distributions to holders of our Mandatory Convertible Preference Shares that are paid in Common Shares. These distributions are intended to be treated as dividends for Federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under “—Distributions”. If we are required to withhold an amount in excess of any cash distributed along with the Common Shares, we will retain and sell some of the Common Shares that would otherwise be distributed in order to satisfy our withholding obligations.

Conversion of Mandatory Convertible Preference Shares into Common Shares. A non-U.S. Shareholder will not recognize gain or loss in respect of the receipt of Common Shares upon the conversion of the Mandatory Convertible Preference Shares, except that Common Shares received that is attributable to accumulated and unpaid dividends or dividends in arrears, if any, will be treated in the manner described above under “—Distributions Generally.”

Dispositions. Gain recognized by a non-U.S. Shareholder upon a sale of shares (other than a conversion into Common Shares) generally will not be subject to Federal income taxation; provided, that: (i) such gain is not effectively connected with the conduct by such non-U.S. Shareholder of a trade or business within the United States; (ii) the non-U.S. Shareholder is an individual and is not a resident of the United States during the taxable year and certain other conditions apply; and (iii) (A) we are a “domestically controlled qualified investment entity”, which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our shares are “regularly traded” on an established securities market (such as the New York Stock Exchange) and the selling non-U.S. Shareholder has not held more than 5% of our outstanding shares at any time during the five-year period ending on the date of the sale. If we are not a domestically controlled qualified investment entity, a non-U.S. Shareholder who held more than 5% of our outstanding shares at any time during the five-year period ending on the date of the sale would be subject to tax under FIRPTA upon a sale of our shares as a sale of a United States real property interest.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied. On January 17, 2013, final regulations under FATCA were published, which as a general matter, impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the final regulations the required withholding does not begin until January 1, 2014, with respect to dividends on our shares , and January 1, 2017, with respect to gross proceeds from a sale or other disposition of our shares. The IRS is currently implementing procedures which should allow a non-U.S. Shareholder to report its FATCA status to us. If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Information Reporting Requirements and Backup Withholding Tax

U.S. Shareholders. In general, information reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our stock, unless an exception applies. Further, the payer will be required to withhold backup withholding tax if:

•	the payee fails to furnish a taxpayer identification number to the payer or to establish an exemption from backup withholding;

•	the IRS notifies the payer that the taxpayer identification number furnished by the payee is incorrect;

•	the payer has notice that a notified payee has been under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

•	the payee has failed to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some U.S. Shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment will be allowed as a credit against the U.S. Shareholder’s Federal income tax and may entitle the U.S. Shareholder to a refund, provided that the U.S. Shareholder furnishes the required information to the IRS in a timely manner.

Non-U.S. Shareholders. Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. The payment of the proceeds from the disposition of our shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. Shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. Shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Shareholder of our shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you should consult your tax advisor regarding the information reporting requirements applicable to you.

UNDERWRITING

Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as book-running managers and representatives (the “representatives”), have severally agreed to purchase, and we have agreed to sell to them, severally, the respective numbers of Mandatory Convertible Preference Shares set forth below:

Name	Number of Shares
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Allen & Company LLC
J.P. Morgan Securities LLC

Total	—

The underwriters are offering the Mandatory Convertible Preference Shares subject to their acceptance of the Mandatory Convertible Preference Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Mandatory Convertible Preference Shares are subject to, among other things, the approval of certain legal matters by their counsel and other conditions. The underwriters are obligated to take and pay for all the Mandatory Convertible Preference Shares if any are taken. However, the underwriters are not required to take or pay for the Mandatory Convertible Preference Shares covered by the underwriters’ option to purchase Mandatory Convertible Preference Shares described below.

The underwriters initially propose to offer some of the Mandatory Convertible Preference Shares directly to the public at the public offering price shown on the cover page of this prospectus supplement and some of the Mandatory Convertible Preference Shares to certain dealers at that price less a concession not in excess of $         per share. After the initial offering of the Mandatory Convertible Preference Shares, the offering price and other selling terms of the Mandatory Convertible Preference Shares may from time to time be varied by the underwriters.

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an aggregate of 1,500,000 additional Mandatory Convertible Preference Shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions and less an amount per share equal to any dividends or distributions that are paid or payable by us on the Mandatory Convertible Preference Shares reflected in the preceding table but that are not payable on the Mandatory Convertible Preference Shares purchased on exercise of that option. To the extent the option is exercised, each underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of the additional Mandatory Convertible Preference Shares being purchased as the number of Mandatory Convertible Preference Shares listed next to such underwriter’s name in the table above bears to the total number of Mandatory Convertible Preference Shares listed next to the names of all underwriters in such table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the option of the underwriters to purchase additional Mandatory Convertible Preference Shares described above.

	Per Share	Total
		No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to Weyerhaeuser Company	$	$	$

We estimate that the expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $2,000,000.

Prior to this offering, there has been no public market for the Mandatory Convertible Preference Shares. We intend to apply to list the Mandatory Convertible Preference Shares on The New York Stock Exchange under the symbol “WYPRA”. If the application is approved, we expect trading of the Mandatory Convertible Preference Shares on The New York Stock Exchange to begin within the 30-day period after the initial delivery of the Mandatory Convertible Preference Shares. Our Common Shares are listed on the NYSE under the symbol “WY”.

Each of us, our executive officers and our directors has agreed that, without the prior written consent of Morgan Stanley & Co. LLC, in its sole discretion, we (including our subsidiaries), he or she will not, during the period ending 60 days after the date of this prospectus supplement (the “Lockup Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Mandatory Convertible Preference Shares, Common Shares or any securities convertible into or exercisable or exchangeable for Mandatory Convertible Preference Shares or Common Shares;

•

in the case of us (including our subsidiaries), file any registration statement with the SEC relating to the offering of any Mandatory Convertible Preference Shares, Common Shares or any securities convertible into or exercisable or exchangeable for Mandatory Convertible Preference Shares or Common Shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Mandatory Convertible Preference Shares or Common Shares;

whether any transaction described above is to be settled by delivery of our Mandatory Convertible Preference Shares, Common Shares or such other securities, in cash or otherwise. The restrictions described in the preceding sentence do not apply to:

•	the sale by us of Mandatory Convertible Preference Shares to the underwriters in this offering or Common Shares to the underwriters in the Common Shares Offering;

•	the issuance of Common Shares upon conversion of the Mandatory Convertible Preference Shares;

•

the issuance by us of Common Shares upon the exercise of an option outstanding on the date of this prospectus supplement pursuant to currently existing equity-based compensation plans of ours or any of our subsidiaries;

•	the issuance by us of Common Shares and options to purchase Common Shares pursuant to currently existing equity-based compensation plans of ours or any of our subsidiaries;

•

transfers to us by our executive officers and directors for the purpose of cashless exercise of stock options and payment of related taxes or to comply with other Company policies or transactions by our executive officers and directors relating to Common Shares or other securities acquired in open market transactions after completion of this offering;

•

the filing by us with the SEC of a registration statement on Form S-8 with respect to any currently existing equity-based compensation plan of ours or any of our subsidiaries for which Common Shares are eligible for registration on Form S-8;

•

the establishment of a trading plan pursuant to Rule 10b5-1 (a “10b5-1 Plan”) under the Securities Exchange Act of 1934 for the transfer of Common Shares by any of our officers and directors, provided that (x) such plan does not provide for the transfer of Common Shares during the Lock-Up Period and (y) to the extent a public announcement or filing under the Securities Exchange Act of 1934, if any, is required to be made, or is voluntarily made, during the Lock-Up Period in connection with the establishment of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such 10b5-1 Plan during the Lock-Up Period;

•	the sale of Common Shares by any of our executive officers and directors pursuant to any 10b5-1 Plan in existence as of the date of this prospectus supplement;

•

transfers of Common Shares by our executive officers and directors as a bona fide gift or gifts, provided that each such transferee agrees to the restrictions listed above that are applicable to the transferor; or

•

transfers of Common Shares by any of our executive officers and directors to any trust the beneficiaries of which are directly or indirectly exclusively such executive officers and directors or members of the immediate family of such executive officers and directors, so long as any such transfer shall not involve a disposition for value, provided that each such transferee agrees to the restrictions listed above that are applicable to the transferor.

Morgan Stanley & Co. LLC, in its sole discretion, may release the Mandatory Convertible Preference Shares, Common Shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In order to facilitate the offering of the Mandatory Convertible Preference Shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Mandatory Convertible Preference Shares. Specifically, the underwriters may sell more Mandatory Convertible Preference Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Mandatory Convertible Preference Shares available for purchase by the underwriters under the underwriters’ option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising that option or purchasing Mandatory Convertible Preference Shares in the open market. In determining the source of Mandatory Convertible Preference Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Mandatory Convertible Preference Shares compared to the price available under that option. The underwriters may also sell Mandatory Convertible Preference Shares in excess of that option, creating a naked short position. The underwriters must close out any naked short position by purchasing Mandatory Convertible Preference Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Mandatory Convertible Preference Shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Mandatory Convertible Preference Shares in the open market to stabilize the price of the Mandatory Convertible Preference Shares. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Mandatory Convertible Preference Shares in this offering if the syndicate repurchases previously distributed Mandatory Convertible Preference Shares to cover syndicate short positions or to stabilize the price of the Mandatory Convertible Preference Shares. These activities may raise or maintain the market price of the Mandatory Convertible Preference Shares above independent market levels or prevent or retard a decline in the market price of the Mandatory Convertible Preference Shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

In the ordinary course of business, the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, affiliates of some or all of the underwriters are lenders and/or agents under our $1.0 billion revolving credit facility, an affiliate of Morgan Stanley & Co. LLC has entered into a commitment to act as lender under our proposed $1.7 billion bridge loan facility and affiliates of some or all of the other underwriters may agree to act as lenders and/or agents under such facility.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the Mandatory Convertible Preference Shares offered hereby and the Common Shares. Any such credit default swaps or short positions could adversely affect future trading prices of the Mandatory Convertible Preference Shares offered hereby and the Common Shares. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instrument.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of Mandatory Convertible Preference Shares may be made to the public in that Relevant Member State other than:

(a) to legal entities which are qualified investors as defined in the Prospectus Directive,

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Mandatory Convertible Preference Shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any Mandatory Convertible Preference Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Mandatory Convertible Preference Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Mandatory Convertible Preference Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons who either (1) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order (each such person being referred to as a “Relevant Person”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus must not be acted or relied on by persons who are not Relevant Persons.

INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial document retrieval services, at our website (www.weyerhaeuser.com) and at the SEC’s website (www.sec.gov). Information on our website is not incorporated into this prospectus supplement, the accompanying prospectus or our other SEC filings and is not a part of this prospectus supplement, the accompanying prospectus or those filings.

We have elected to incorporate by reference information in this prospectus supplement and the accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus supplement and the accompanying prospectus, except as described in the following sentence. Any statement in this prospectus supplement or the accompanying prospectus or in any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any document that we subsequently file or have filed with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.

All documents filed by Weyerhaeuser pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering made by this prospectus supplement (other than information furnished under Item 2.02 or 7.01 of Form 8-K) are to be incorporated herein by reference.

The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed February 19, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed April 30, 2013;

•	Current Report on Form 8-K filed February 11, 2013;

•	Current Report on Form 8-K filed February 12, 2013;

•	Current Report on Form 8-K filed February 19, 2013;

•	Current Report on Form 8-K filed April 16, 2013 (relating to Items 5.02 and 5.07); and

•	Each Current Report on Form 8-K filed (and not furnished) June 17, 2013.

In addition, the Purchase Agreement has been incorporated by reference to this prospectus supplement to provide investors with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, Longview Timber or our or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Notwithstanding any statement contained elsewhere in this prospectus supplement or the accompanying prospectus to the contrary, any document, portion of or exhibit to a document or other information that is deemed to have been “furnished” to (rather than “filed” with) the SEC (including, without limitation, information furnished pursuant to Item 2.02 or 7.01 of Form 8-K and any information of the nature referred to in Rule 402 of SEC Regulation S-T) shall not be incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any of the documents that we have incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in this prospectus supplement and the accompanying prospectus. To receive a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits unless they are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus, call or write to our Vice President of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. The information relating to us contained in this prospectus supplement and the accompanying prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus.

LEGAL MATTERS

The validity of the Mandatory Convertible Preference Shares will be passed upon for us by K&L Gates LLP, Seattle, Washington. Certain legal matters in connection with this offering will be passed upon for us by (1) Devin W. Stockfish, Esq., Assistant General Counsel of Weyerhaeuser Company and (2) Cravath, Swaine & Moore LLP, New York, New York. In his capacity, Mr. Stockfish is paid a salary by Weyerhaeuser and participates in various employee benefit plans offered by Weyerhaeuser. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters. Sidley Austin LLP from time to time provides certain legal services to Weyerhaeuser. In addition, the summary of legal matters contained in the section of this prospectus supplement under “Material Federal Income Tax Consequences” is based on the opinions of Covington & Burling LLP, Washington, D.C., and KPMG LLP, Portland, Oregon.

EXPERTS

The consolidated financial statements of Weyerhaeuser Company and subsidiaries as of December 31, 2012, and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement and the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

The REIT Opinion used as a basis for the discussion under the heading “Material Federal Income Tax Consequences” was prepared for Longview Fibre Company by KPMG LLP, independent registered public accounting firm, and has been incorporated by reference herein upon the authority of said firm as experts in tax matters.

The financial statements of Longview as of and for the year ended December 31, 2012, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

WEYERHAEUSER COMPANY

Debt Securities

Preferred Shares

Preference Shares

Depositary Shares

Common Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide the specific terms of any securities that we offer in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. A prospectus supplement may add, update or change information contained in this prospectus.

Our Common Shares are listed on the New York Stock Exchange under the symbol “WY.”

We may offer and sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in these securities involves risks. You should read this prospectus and the applicable prospectus supplement, as well as the risks described in the documents incorporated by reference in this prospectus or the accompanying prospectus supplement, before you invest. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 28, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell, in one or more offerings, any combination of the securities described in this prospectus. The securities may be offered independently or together in any combination for sale directly by us or through underwriters, agents or dealers. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement containing this prospectus, including the exhibits, can be read at the SEC website or at the SEC offices under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement and the information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

All references to “we,” “us,” “our,” or “Weyerhaeuser” in this prospectus are to Weyerhaeuser Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” or the negative of those words, or other comparable terminology. Forward-looking statements are not historical facts, but only predictions, and therefore involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those currently anticipated. Factors that could materially affect the forward-looking statements can be found in our periodic reports filed with the SEC and in the discussion of “Risk Factors” in the applicable prospectus supplement. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements to reflect new information or future events or otherwise.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” below.

WEYERHAEUSER COMPANY

Weyerhaeuser Company was incorporated in the state of Washington in January 1900 as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber, the manufacture, distribution and sale of forest products, and real estate development and construction. Our principal business segments, which account for the majority of our sales, earnings and asset base, are Timberlands, Wood Products, Cellulose Fibers and Real Estate.

The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, and the telephone number of our principal executive offices is (253) 924-2345.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds in the applicable prospectus supplement.

SELECTED FINANCIAL DATA

Effective January1, 2012, Weyerhaeuser adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, “Presentation of Comprehensive Income,” as amended by ASU No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.” These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

	Fiscal Year
	2011	2010	2009
	(Dollar amounts in millions)
Net earnings attributable to Weyerhaeuser common shareholders	$331	$1,283	$(568)
Other comprehensive income (loss):
Foreign currency translation adjustments	(8)	30	91
Actuarial gains, net of tax expense (benefit) of ($243), $66 and ($154)	(463)	(166)	(298)
Prior service credits, net of tax expense (benefit) of $49, ($9) and $3	82	9	37
Cash flow hedges - reclassification of gains, net of tax expense of $1 in 2009	—	—	(1)
Unrealized gains on available-for-sale securities	1	—	2

Total other comprehensive income (loss)	(57)	1,156	(737)

Less: comprehensive (earnings) loss attributable to noncontrolling interests	—	(2)	23
Comprehensive income (loss) attributable to Weyerhaeuser common shareholders	$(57)	$1,154	$(714)

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratios of earnings to fixed charges for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.

	Quarter ended	Fiscal Year
	March 31, 2012	2011	2010	2009	2008	2007
	(Dollar amounts in millions)
Ratio of earnings to fixed charges (1), (2)	1.27		1.22
Coverage deficiency (1), (2)	$—	$253	$—	$711	$2,620	$333

(1) The ratio of earnings to fixed charges was computed by dividing earnings (loss) by fixed charges. Earnings (loss) consist of income (loss) from continuing operations before income taxes, extraordinary items, undistributed earnings of equity investments and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratios of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries were 1.37 and 1.12 for first quarter 2012 and fiscal year 2010, respectively. Fixed charges exceeded earnings of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries, by $263 million, $455 million, $1.36 billion and $509 million in fiscal years 2011, 2009, 2008 and 2007, respectively.

(2) For 2007, we had one share outstanding of Preference Shares designated as a Special Voting Share on which dividends were not paid. For the remaining periods presented, we had no Preferred Shares or Preference Shares outstanding. Therefore the ratios of earnings to fixed charges and preferred share and preference share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

DESCRIPTION OF DEBT SECURITIES

This description of the Debt Securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indentures referred to below. You should read the applicable indentures because they, and not this description, define your rights as holder of Weyerhaeuser’s Debt Securities.

The Senior Debt Securities are to be issued in one or more series under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001 and a fourth supplemental indenture dated as of March 12, 2002, each between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee. We refer to that indenture, as amended and supplemented, as the “Senior Indenture.” The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into by Weyerhaeuser Company and the trustee to be named in the applicable prospectus supplement. The Junior Subordinated Debt Securities are to be issued under an indenture (the “Junior Subordinated Indenture”) to be entered into by Weyerhaeuser Company and the trustee to be named in the applicable prospectus supplement. In this prospectus, we sometimes refer to the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture collectively as the “Indentures” and individually as an “Indenture.” The Indentures will be qualified under the Trust Indenture Act, as amended.

The following summarizes some of the general terms and provisions of the series of the Debt Securities and the Indentures. The specific terms of a series of Debt Securities and the related Indenture will be described in the applicable prospectus supplement. Capitalized terms that are used but not defined in the following summary have the meanings given to those terms in the applicable Indenture.

Forms of the Indentures and of any certificates evidencing the Debt Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

The Indentures do not limit the amount of Debt Securities that we may issue under the Indentures. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or in foreign currencies or units based on or relating to foreign currencies. The Senior Debt Securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined in the Subordinated Indenture). The Junior Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Junior Subordinated Indenture). Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of any Debt Securities issued under any Indenture, “reopen” a series of Debt Securities issued under that Indenture and issue additional Debt Securities of that series from time to time.

When we offer a series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. Those terms may include, where applicable:

•	the title, aggregate principal amount and offering price of the Debt Securities of that series;

•	whether the Debt Securities of that series are Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities;

•	the denominations in which the Debt Securities of that series will be issued;

•	the currency in which the Debt Securities of that series will be denominated or in which principal of, and any premium and interest on, the Debt Securities of that series may be payable;

•	the date of maturity of the Debt Securities of that series;

•	any interest rate or rates or method by which any interest rate or rates on the Debt Securities of that series will be determined;

•	the dates on which interest, if any, on the Debt Securities of that series will be payable;

•	the place or places where the principal of, and any premium and interest on, the Debt Securities of that series will be payable;

•	any redemption or sinking fund provisions applicable to the Debt Securities of that series;

•	the terms and conditions pursuant to which such Debt Securities of that series may be convertible into or exchangeable for any other securities ;

•	any applicable United States federal income tax consequences with respect to the Debt Securities of that series; and

•	any other specific terms of the Debt Securities of that series, which may include additional events of default or covenants.

Debt Securities may also be issued upon the exercise of or in exchange for other securities.

Debt Securities may be issued as “discount securities,” which means they may be sold at a discount below their stated principal amount. These Debt Securities as well as other Debt Securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of their issue price, the nature of the interest payments and other characteristics. Special U.S. federal income tax considerations applicable to Debt Securities issued with original issue discount will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe certain U.S. federal income tax considerations for holders of the related Debt Securities, and the securities exchange or quotation system on which the Debt Securities are listed or quoted, if any.

Global Securities

The Debt Securities of any series may be issued in book-entry form and represented by one or more global securities.

Certain Covenants with Respect to Senior Debt Securities

The following restrictions will apply to the Senior Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Limitation on Liens. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Senior Indenture, issues, assumes or guarantees any indebtedness for borrowed money (“Debt”) that is secured by a mortgage, pledge, security interest or other lien (collectively, a “Mortgage”) on

•	any timber or timberlands of Weyerhaeuser or that Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma, or

•	any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

then Weyerhaeuser must satisfy certain obligations. Weyerhaeuser must secure or cause that Subsidiary to secure the Senior Debt Securities (together with, if Weyerhaeuser chooses, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the Senior Debt Securities then existing or created later) equally and ratably with, or prior to, that Debt. However, Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions under certain circumstances. The aggregate amount of such Debt, together with

•	all other such Debt of Weyerhaeuser and its Subsidiaries, and

•

all then existing Attributable Debt, as defined in the Indenture, relating to Sale and Lease-Back Transactions, as defined in “Limitation on Sale Lease-Back Transactions” below (but not including the permitted Sale and Lease-Back Transactions described under the caption “Limitation on Liens” and under clause (b) of the second paragraph under “Limitation on Sale Lease-Back Transactions”), may not exceed five percent of total Weyerhaeuser shareholders’ interest, as defined in the Senior Indenture. This test must be satisfied based on the audited consolidated balance sheet contained in Weyerhaeuser’s latest annual report to shareholders.

The term “principal manufacturing plant” does not include any manufacturing plant that in the opinion of our Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. The Board of Directors’ exercise of its discretion in determining which of Weyerhaeuser’s plants are “principal manufacturing plants” could have the effect of limiting the application of the limitation on liens.

The following types of transactions are not deemed to create Debt secured by a Mortgage:

•

the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined, and

•

the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

The limitation on liens covenant will not apply to:

•	Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

•

Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed or the improvement, is located;

•	Mortgages existing at the time of acquisition of the mortgaged property; or

•

any extension, renewal or replacement of any Mortgage described in the second or third bullets above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced.

Limitation on Sale and Lease-Back Transactions. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a “Sale and Lease-Back Transaction”).

This limitation will not apply to any Sale and Lease-Back Transaction if:

•

Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the Senior Debt Securities as described under “Limitation on Liens” above; or

•

Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by the Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Subordinated Debt Securities.

The payment of any principal of, and premium and interest on, the Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness that may be outstanding at any time. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Subordinated Debt Securities would be entitled, except for the subordination provisions of the Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Indebtedness until the principal of and any premium and interest on, the Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Subordinated Debt Securities.

The Subordinated Indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on, the Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Subordinated Indenture provides that its subordination provisions will not apply to the Debt Securities of any series if Weyerhaeuser has satisfied and discharged the Indenture with respect to the Debt Securities of that series as described below under “—Defeasance and Discharge.”

The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness by Weyerhaeuser. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute “Senior Indebtedness,” which means they are senior in right of payment to the Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Indebtedness outstanding as of a recent date. The accompanying prospectus supplement also may describe any provisions applicable to the subordination of those Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Subordinated Indenture, “Senior Indebtedness” means:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Indebtedness unless the instrument creating or evidencing it or pursuant to which it is outstanding expressly provides that such liability or obligation is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Indebtedness:

•	the Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Subordination of Junior Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Junior Subordinated Debt Securities.

The payment of the principal of, and any premium and interest on, the Junior Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Junior Subordinated Indenture, in right of payment to the prior payment in full of all Senior Debt that may be outstanding at any time. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Junior Subordinated Debt Securities, in the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Junior Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Junior Subordinated Debt Securities would be entitled, except for the subordination provisions of the Junior Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Junior Subordinated Indenture or the holders of any of the Junior Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Debt upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Debt until the principal of, and any premium and interest on, the Junior Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Junior Subordinated Debt Securities and the holders of Junior Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Junior Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Junior Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Junior Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Junior Subordinated Debt Securities.

The Junior Subordinated Indenture also provides that no payment on account of the principal of, or any premium, sinking funds or interest on, the Junior Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Junior Subordinated Indenture provides that the subordination provisions thereof will not apply to the Securities of any series if Weyerhaeuser has effected satisfaction and discharge of the Indenture with respect to the Securities of that series as described below under “—Defeasance and Discharge.”

The Junior Subordinated Indenture does not limit or prohibit the incurrence of Senior Debt by Weyerhaeuser. Senior Debt may include debt securities, indebtedness and other obligations that constitute “Senior Debt,” which means they are senior in right of payment to the Junior Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Debt for purposes of the Junior Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Junior Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Debt outstanding as of a recent date. That prospectus supplement also may describe any provisions applicable to the subordination of those Junior Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Junior Subordinated Indenture, “Senior Debt” means:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Debt unless the instrument creating or evidencing it, or pursuant to which it is outstanding, expressly provides that such liability or obligation is not senior or prior in right of payment to the Junior Subordinated Debt Securities or ranks pari passu with or subordinate to the Junior Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Debt:

•	the Junior Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Junior Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Conversion Rights

The terms on which Debt Securities of any series are convertible into or exchangeable for common shares or other securities of Weyerhaeuser will be described in the applicable prospectus supplement relating to those Debt Securities. The prospectus supplement will describe whether conversion or exchange is mandatory, at the option of the holder or at the option of Weyerhaeuser, and may describe circumstances under which the number of common shares or other securities of Weyerhaeuser to be received by the holders of Debt Securities would be subject to adjustment.

Events of Default

An Event of Default will occur under the applicable Indenture with respect to any series of Debt Securities issued under that Indenture if:

•

Weyerhaeuser fails to pay when due any installment of interest on any of the Debt Securities of that series and that default continues for 30 days (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to pay when due all or any part of the principal of and any premium on any of the Debt Securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to deposit any sinking fund payment when due on any of the Debt Securities of that series (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the Debt Securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under that Indenture affected by that default or breach; or

•	specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing.

The trustee and holders of the Debt Securities have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser has failed to pay the principal of, or any premium, interest or sinking fund payment on, any series of Debt Securities issued under any Indenture or Weyerhaeuser has breached any other covenant or warranty applicable to fewer than all the series of outstanding Debt Securities issued under that Indenture. Either the trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series, each such series voting as a separate class, may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable immediately. The trustee and holders of the Debt Securities also have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser defaulted in the performance of any other covenant or agreement in an Indenture applicable to all outstanding Debt Securities under such Indenture or because specified events have occurred and are continuing relating to Weyerhaeuser’s bankruptcy, insolvency or reorganization. Either the trustee or the holders of 25% in principal amount of all outstanding Debt Securities under such Indenture, treated as one class, may declare the principal of and accrued interest on all such outstanding Debt Securities to be due and payable immediately.

The holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series issued under such Indenture) may waive all defaults with respect to such affected Debt Securities and rescind a declaration of acceleration of payment. For the waiver to be effective, Weyerhaeuser would be required to pay or deposit with the applicable trustee prior to the entry of an acceleration judgment or decree, a sum sufficient to pay:

•	any principal amounts due before the acceleration and

•	all matured installments of interest on the outstanding Debt Securities of such series (or of all the outstanding Debt Securities under such Indenture), as well as

•	any other expenses specified in such Indenture.

Prior to the entry of an acceleration judgment or decree, Weyerhaeuser also would be required to cure or remedy all other Events of Default as provided under such Indenture or have received a waiver of the Event of Default as permitted by such Indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all series outstanding under such Indenture) may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of affected Debt Securities, except for a default:

•	in payment of principal of, or any premium or interest on, such Debt Securities and

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Debt Security affected.

The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee. However, the direction must comply with law and the provisions of the applicable Indenture and is subject to exceptions provided in such Indenture. Before proceeding to exercise any right or power under any Indenture at the direction of a holder or holders, the applicable trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction.

Weyerhaeuser is required to furnish to each trustee annually a statement of two of its officers that they do not know of any default by Weyerhaeuser in the performance of the terms of the applicable Indenture. If they know that Weyerhaeuser is in default, they must specify the default.

Each Indenture requires the trustee to give to all holders of outstanding Debt Securities of any series outstanding under that Indenture notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, the trustee is entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee determines in good faith that withholding that notice is in the interest of the holders of the outstanding Debt Securities of that series, provided the default is not caused by Weyerhaeuser’s failure to pay the principal of, or any premium or interest on, any outstanding Debt Securities of that series.

Defeasance and Discharge

The following defeasance provision will apply to the Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Each Indenture provides that, unless the terms of any series of Debt Securities issued under that Indenture provide otherwise, Weyerhaeuser will be discharged under certain circumstances from its obligations in respect of that Indenture and the outstanding Debt Securities of that series. In the case of the Senior Indenture, this includes Weyerhaeuser’s obligation to comply with the provisions referred to above under “Certain Covenants with Respect to Senior Debt Securities,” if applicable. However Weyerhaeuser may not be excused from certain specified obligations of the applicable Indenture, such as the obligations to:

•	pay holders of Debt Securities of that series payments of principal and interest on the original stated due dates (but not upon acceleration) and

•	register the transfer of or exchange outstanding Debt Securities of that series and

•	replace stolen, lost or mutilated certificates.

To be discharged from its obligations with respect to the outstanding Debt Securities of any series, Weyerhaeuser must, among other things:

•

irrevocably deposit in trust sufficient cash, or U.S. Government Obligations, as defined in the applicable Indenture, that will repay sufficient cash to pay when due the principal of, and any premium and interest on, and any mandatory sinking fund payments in respect of the outstanding Debt Securities of the applicable series; and

•

deliver to the applicable trustee an officers’ certificate or an opinion of counsel that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the discharge will not be a taxable event with respect to holders of the outstanding Debt Securities of that series.

Each Indenture also provides that if all of the Debt Securities of any series issued under that Indenture will be due and payable within one year, or may be called for redemption within one year, the Indenture will cease to be of further effect with respect to the Debt Securities of that series if Weyerhaeuser has irrevocably deposited in trust sufficient cash, or U.S. Government Obligations that will repay sufficient cash to pay upon maturity or redemption all Debt Securities of that series. However Weyerhaeuser may not be excused from certain specified obligations of that Indenture, such as the obligations to:

•	pay the Holders of Debt Securities of that series principal and interest on the original stated due dates (but not upon acceleration) and

•	register the transfer of and exchange outstanding Debt Securities of that series and

•	replace stolen, lost or mutilated certificates.

Modification of the Indentures

Each Indenture provides that Weyerhaeuser and the applicable trustee may enter into supplemental indentures without the consent of the holders of any Debt Securities to, among other things:

•	secure the Debt Securities of one or more series issued under that Indenture;

•	evidence the assumption by a successor person of Weyerhaeuser’s obligations under the Indenture and the Debt Securities issued under that Indenture;

•	add covenants for the protection of the holders of Debt Securities issued under that Indenture;

•

cure any ambiguity or correct or supplement any defect or inconsistency in the Indentures or to make other changes the Board of Directors deems necessary or desirable, so long as none of those actions adversely affects the interests of the holders of Debt Securities issued under that Indenture;

•	establish the form or terms of the Debt Securities of any series issued under that Indenture; and

•	evidence the acceptance of the appointment by a successor trustee.

Each Indenture also permits Weyerhaeuser and the applicable trustee to enter into supplemental indentures, if they obtain the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series issued under that Indenture that are affected. The holders would vote as one class. Such a supplemental indenture could add provisions to, or change or eliminate any of the provisions of, that Indenture or modify the rights of the holders of the Debt Securities of each series issued under that Indenture so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding Debt Security issued under that Indenture so affected:

•	extend the final maturity of any such Debt Security;

•	reduce the principal amount of any such Debt Security;

•	reduce the rate or extend the time of payment of interest on any such Debt Security;

•	reduce any amount payable on redemption of any such Debt Security;

•	impair the right of any holder of any such Debt Securities to institute suit for the payment of any such Debt Security;

•

adversely change the right to convert or exchange any of the Debt Securities issued under that Indenture, including decreasing the conversion or exchange rate or increasing the conversion or exchange price of, any such Debt Security;

•	in the case of the Subordinated Indenture, modify the subordination provisions or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities;

•	in the case of the Junior Subordinated Indenture, modify the subordination provisions of the definition of Senior Debt in a manner adverse to the holders of the Junior Subordinated Debt Securities; or

•	reduce the percentage in principal amount of Debt Securities of any such series the consent of the holders of which is required for any supplemental indenture described in this paragraph.

Consolidation, Merger, Conveyance or Transfer

Weyerhaeuser may take certain actions without the consent of the trustee or the holders of Debt Securities. Weyerhaeuser may consolidate or merge with, or convey, sell or lease all or substantially all of its assets to, any other entity. However, Weyerhaeuser may take these actions only if any successor is an entity organized under the laws of the United States of America or any State and the successor expressly assumes all obligations of Weyerhaeuser under the Debt Securities. Certain other conditions also must be met. Following a sale or other conveyance, except by lease, of all or substantially all of Weyerhaeuser’s assets, Weyerhaeuser will be relieved of all obligations under the Indentures and the Debt Securities.

Applicable Law

The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank) is the trustee under the Senior Indenture. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation. The trustee under the Subordinated Indenture and the Junior Subordinated Indenture will be specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Weyerhaeuser Company consists of:

•	1,360,000,000 common shares having a par value of $1.25 per share (the “Common Shares”);

•	7,000,000 preferred shares having a par value of $1.00 per share, issuable in series (the “Preferred Shares”); and

•	40,000,000 preference shares having a par value of $1.00 per share, issuable in series (the “Preference Shares”).

At December 31, 2011, there were outstanding:

•	536,425,400 Common Shares,

•	employee stock options to purchase an aggregate of approximately 29,169,000 Common Shares,

•	performance share units issuable into a maximum of 396,000 Common Shares,

•	restricted stock units issuable into a maximum of 1,739,000 Common Shares,

•	no Preferred Shares and

•	no Preference Shares.

Restrictions on Ownership and Transfer of Capital Stock.

Starting with our 2010 fiscal year, Weyerhaeuser elected to be taxed as a REIT. To continue to qualify for taxation as a REIT, we must comply with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Weyerhaeuser’s Restated Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of its capital stock to protect us from losing our status as a REIT. For more information, see “Certain Federal Income Tax Considerations—Restrictions on Ownership and Transfer of Capital Stock.”

Provisions of Washington Law Applicable to Capital Stock.

Washington law contains provisions that could delay, deter or prevent a change in control of Weyerhaeuser. Washington law provides that if a person or person (an “acquiring person”) beneficially acquires 10 percent or more of the outstanding voting shares of a target Washington corporation, such as Weyerhaeuser, the target corporation may not enter into a “significant business transaction” with the acquiring person or affiliate or associate of the acquiring person for a period of five years, unless the transaction is approved (i) by a majority of the members of the board of directors of the target corporation prior to the acquisition of such shares by the acquiring person or (ii) after the acquiring person’s acquisition of such shares, by a majority of the members of the board of directors of the target corporation and at an annual or special meeting of shareholders by two-thirds of the outstanding voting shares of the target corporation.

Washington law further provides that, except for transactions approved as described above, a target corporation may not engage at any time in a merger, share exchange or consolidation with an acquiring person or its affiliate or associate, or liquidate or dissolve pursuant to an agreement with an acquiring person, unless either (i) the aggregate consideration received by the shareholders of the target corporation is at least equal to the market value of such target corporation’s shares at certain defined points in time and the consideration is paid promptly in cash to the shareholders or (ii) the transaction is approved at a meeting of the target corporation’s shareholders no earlier than five years after the acquisition of 10 percent or more of such target corporation’s voting stock by the acquiring person, which approval must be by the votes of a majority of shareholders entitled to be counted within each voting group of shareholders entitled to vote separately on the transaction with any shares owned by the acquiring person not allowed to be voted.

“Significant business transaction” is defined under Washington law to include, among other types of transactions: (a) a merger, share exchange or consolidation of a target corporation with the acquiring person; (b) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with such acquiring person of assets having an aggregate market value equal to five percent or more of (i) the aggregate market value of all the assets of a target corporation on a consolidated basis, (ii) the aggregate market value of all outstanding shares of a target corporation on a consolidated basis,or (iii) the earning power or net income of a targeted corporation on a consolidated basis; (c) the termination of five percent or more of the employees of a target corporation or its subsidiaries employed in the State of Washington, whether at one time or over a period of five years as a result of the acquiring person’s acquisition of 10 percent or more of the shares of such target corporation; (d) the liquidation or dissolution of a target corporation pursuant to an agreement with an acquiring person; or (e) a reclassification of securities, including without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split or recapitalization of a target corporation, or a merger or consolidation of a target corporation with one of its subsidiaries pursuant to an agreement with an acquiring person that has the effect, directly or indirectly, of increasing the proportionate ownership by the acquiring person of outstanding shares of a class or series of voting shares or securities convertible into voting shares of such target corporation or its subsidiary.

Transactions that do not comply with the above-described requirements are void under Washington law. These provisions of Washington law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our capital stock and also could limit the price investors are willing to pay for shares of our capital stock.

DESCRIPTION OF PREFERRED SHARES

The following description of certain general terms and provisions of our Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation which has been filed and incorporated by reference as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain a copy as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preferred Shares to which a prospectus supplement may relate. Other specific terms of such Preferred Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preferred Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Restated Articles of Incorporation authorizes the issuance of 7,000,000 shares of Preferred Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without further action by our shareholders, to approve the issuance of Preferred Shares from time to time in one or more series. Our Restated Articles of Incorporation provide that all Preferred Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation, up to a maximum aggregate amount for all series of Preferred Shares of $350,000,000;

•	sinking fund provisions, if any, for the redemption or purchase of Preferred Shares;

•	the terms and conditions, if any, on which Preferred Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preferred Shares will rank senior to Common Shares and Preference Shares with respect to accrued dividends and assets available upon liquidation. There are currently no Preferred Shares outstanding.

The prospectus supplement relating to the Preferred Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•

the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Restated Articles of Incorporation and Washington law.

The holders of Preferred Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preferred Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preferred Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preferred Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preferred Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preferred Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preferred Shares have not been declared and paid or set apart for payment in full on all outstanding Preferred Shares for all past dividend periods and the current dividend period the following restrictions apply:

•	No dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preferred Shares.

•	No funds may be set aside for the redemption of Preferred Shares of any series (including any sinking fund payment for the Preferred Shares).

•

No funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preferred Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preferred Shares.

•	Accrued and unpaid dividends on the Preferred Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preferred Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preferred Shares of these amounts, then those assets will be distributed ratably among such holders of Preferred Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preferred Shares will be not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations,

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser; or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preferred Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of Preferred Shares, each series of Preferred Shares will be entitled to one vote per share (not as a class) on each matter submitted to a vote at a meeting of shareholders. As long as any Preferred Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, amend our Restated Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preferred Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preferred Shares or of any outstanding series of Preferred Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preferred Shares;

•	change the Preferred Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preferred Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preferred Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preferred Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preference Shares, if any. If at any time the holders of the Preferred Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preferred Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preferred Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preferred Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preferred Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preferred Shares will continue until all arrears in payment of quarterly dividends on the Preferred Shares have been paid and dividends on Preferred Shares for the then current quarter have been declared and paid or set apart for payment.

When the special voting rights of the Preferred Shares terminate, the term of office of the directors elected by the Preferred Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preferred Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERENCE SHARES

The following description of certain general terms and provisions of our Preference Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation which has been filed and incorporated by reference as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain a copy as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preference Shares to which a prospectus supplement may relate. Other specific terms of such Preference Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preference Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Restated Articles of Incorporation authorizes the issuance of 40,000,000 Preference Shares having a par value of $1.00 per share. The Preference Shares offered hereby will be issued in one or more series. All Preference Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors without further action by our shareholders:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation;

•	sinking fund provisions, if any, for the redemption or purchase of Preferred Shares;

•	the terms and conditions, if any, on which Preferred Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or Preference Shares, or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preference Shares rank senior to Common Shares, but subordinate to the Preferred Shares with respect to accrued dividends and assets available upon liquidation. There are currently no Preference Shares outstanding.

The prospectus supplement relating to the Preference Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•

the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Restated Articles of Incorporation and Washington law.

The holders of Preference Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preference Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preference Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preference Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preference Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preference Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preference Shares have not been declared and paid or set apart for payment in full on all outstanding Preference Shares for all past dividend periods and the current dividend period, the following restrictions apply:

•	No dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preference Shares.

•	No funds may be set aside for the redemption of Preference Shares of any series (including any sinking fund payment for the Preference Shares).

•

No funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preference Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preference Shares.

•	Accrued and unpaid dividends on the Preference Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preference Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preference Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preference Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preference Shares of these amounts, then those assets will be distributed ratably among such holders of Preference Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preference

Shares will be not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations,

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preference Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. As long as any Preference Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preference Shares, amend our Restated Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preference Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preference Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preference Shares or of any outstanding series of Preference Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preference Shares;

•	change the Preference Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preference Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preference Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preference Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preferred Shares, if any. If at any time the holders of the Preference Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preference Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preference Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preference Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preference Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preference Shares will continue until all arrears in payment of quarterly dividends on the Preference Shares have been paid and dividends on Preference Shares for the then current quarter have been declared and paid or set apart for payment. When the special voting rights of the Preference Shares terminate, the term of office of the directors elected by the Preference Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar.

The Transfer Agent and Registrar for any series of Preference Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Weyerhaeuser may offer depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Shares or Preference Shares of any series. If we offer Depositary Shares, we will enter into a deposit agreement (“Deposit Agreement”) with a bank or trust company, as depositary (“Depositary”). Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the Deposit Agreement.

The following summarizes selected provisions of the Deposit Agreement, the Depositary Shares and the Depositary Receipts. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable Deposit Agreement and related Depositary Receipts. You should read the particular terms of any Depositary Shares and Depositary Receipts that we offer along with the Deposit Agreement related to the particular series of Preferred Shares or Preference Shares, all of which will be described in more detail in the applicable prospectus supplement. A copy of the form of Deposit Agreement, including the form of Depositary Receipt, will be incorporated by reference as an exhibit to registration statement to which the applicable prospectus supplement is a part. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

We may, at our option, elect to offer fractional shares of Preferred Shares or Preference Shares, rather than full shares of Preferred Shares or Preference Shares. If we choose to offer fractional shares, we will cause the Depositary to issue Depositary Receipts evidencing the related Depositary Shares. Each Depositary Receipt will represent a fractional interest, to be set forth in the applicable prospectus supplement, of a share of a particular series of Preferred Shares or Preference Shares.

The shares of any series of Preferred Shares or Preference Shares represented by Depositary Shares will be deposited under a separate Deposit Agreement between Weyerhaeuser and the applicable Depositary. Any Depositary we select must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled to all of the rights and preferences of the respective Preferred Shares or Preference Shares in proportion to the applicable fraction of a share of Preferred Shares or Preference Shares represented by that Depositary Share, including dividend, voting, redemption, conversion and liquidation rights.

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Shares or Preference Shares in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon our written order, execute and deliver temporary Depositary Receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive Definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

The applicable prospectus supplement relating to the Depositary Shares will describe their specific terms, including, where applicable:

•	the terms of the series of Preferred Shares or Preference Shares deposited by Weyerhaeuser under the related Deposit Agreement;

•	the number of Depositary Shares and the fraction of one share of such Preferred Shares or Preference Shares represented by one such Depositary Share;

•	whether such Depositary Shares will be listed on any securities exchange; and

•	other specific terms of the Depositary Shares and the related Deposit Agreement.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Shares or Preference Shares to the record holders of Depositary Receipts relating to such Preferred Shares or Preference Shares.

In the event of a non-cash distribution, the Depositary will attempt to distribute property it receives to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date. If the Depositary determines that it is not feasible to make such a distribution, it may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, which may include the sale of such property and the distribution of the net proceeds from the sale to holders of the Depositary Receipts.

Redemption and Repurchase of Preferred Shares or Preference Shares

If a redeemable series of Preferred Shares or Preference Shares represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed using the proceeds received by the Depositary from the redemption of shares of such series of Preferred Shares or Preference Shares held by the Depositary. The Depositary Shares will be redeemed at a price per Depositary Share equal to the applicable fraction of the redemption proceeds per share payable for the shares of Preferred Shares or Preference Shares so redeemed. Whenever we redeem shares of Preferred Shares or Preference Shares held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Shares or Preference Shares so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary will select the Depositary Shares to be redeemed by lot or pro rata or by any other equitable method determined by the Depositary.

After the redemption date, the Depositary Shares called for redemption will no longer be outstanding and all rights of the holders of the related Depositary Receipts with respect to the Depositary Shares called for redemption will end, except the right to receive the redemption amount payable upon surrender of Depositary Receipts to the Depositary.

Withdrawal of Preferred Shares or Preference Shares

Unless the related Depositary Shares have already been called for redemption, holders of Depositary Receipts may surrender their Depositary Receipts at the specified office of the Depositary and receive the number of whole shares of the related series of Preferred Shares or Preference Shares and any money or other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Shares or Preference Shares on the basis described in the applicable prospectus supplement, but holders of whole shares of Preferred Shares or Preference Shares will not thereafter be entitled to deposit these Preferred Shares or Preference Shares under the Deposit Agreement or to receive Depositary Receipts in exchange therefor. If the Depositary Shares surrendered by the holder in connection with a withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Shares or Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

Voting Deposited Preferred Shares and Preference Shares

If the Depositary receives notice of any meeting at which the holders of any series of deposited Preferred Shares or Preference Shares are entitled to vote, the Depositary will mail the information contained in the meeting notice to the record holders of the related Depositary Receipts. The record date for the holders of the Depositary Receipts will be the same date as the record date for the related series of Preferred Shares or Preference Shares. Each record holder of such Depositary Receipts on the record date will be entitled to instruct the Depositary how to vote the number of Preferred Shares or Preference Shares represented by the holder’s Depositary Shares. The Depositary will take all practicable steps to vote the number of Preferred Shares or Preference Shares represented by such Depositary Shares in accordance with such instructions, and we will take all reasonable actions that the Depositary deems necessary to enable the Depositary to do so. The Depositary will abstain from voting any Preferred Shares or Preference Shares for which it does not receive specific voting instructions from the holders of the related Depositary Receipts.

Amendment and Termination of Deposit Agreement

Weyerhaeuser and the Depositary may amend the form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of the Depositary Receipts issued under any Deposit Agreement or the related Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of such Depositary Shares then outstanding. The rules of any securities exchange on which such Depositary Shares may be listed may require approval of a greater proportion. No such amendment may impair the right of any holder of Depositary Receipts to receive the related Preferred Shares or Preference Shares upon surrender of such Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective who continues to hold such Depositary Receipt, and any transferee of such holder who then acquires such Depositary Receipt, will be deemed to consent and agree to such amendment and to be bound by the amended Deposit Agreement.

The Deposit Agreement may be terminated if:

•	all outstanding Depositary Shares issued thereunder have been redeemed; or

•	each share of Preferred Shares and Preference Shares deposited thereunder has been converted into or exchanged for other securities or has been withdrawn; or

•	there has been a final distribution in respect of the Preferred Shares or Preference Shares deposited thereunder in connection with any liquidation, dissolution or winding up of Weyerhaeuser.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant series of Preferred Shares or Preference Shares. We will also pay all fees and expenses incurred by the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal. Any successor Depositary must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the applicable Depositary Receipts all reports and communications from us which are delivered to the Depositary with respect to the deposited Preferred Shares or Preference Shares.

Neither the Depositary nor Weyerhaeuser will be liable if either of them is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Weyerhaeuser and the Depositary under the Deposit Agreement will be limited to performance in good faith of our and its duties under the Deposit Agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of the Preferred Shares or Preference Shares unless satisfactory indemnity is furnished. The Depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON SHARES

The following description of certain general terms and provisions of our Common Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Restated Articles of Incorporation and Bylaws which have been filed and incorporated by reference as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Common Shares to which a prospectus supplement may relate. Other specific terms of such Common Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Common Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Restated Articles of Incorporation authorizes the issuance of 1,360,000,000 Common Shares having a par value of $1.25 per share. As of December 31, 2011, there were 536,425,400 Common Shares issued and outstanding. In addition, as of December 31, 2011, 29,169,000 Common Shares were reserved for issuance pursuant to employee stock options, 396,000 Common Shares were reserved for issuance pursuant to performance share awards and 1,739,000 Common Shares were reserved for issuance pursuant to restricted stock units. Our Common Shares are traded on the New York Stock Exchange under the symbol “WY.” Computershare Investor Services serves as transfer agent and registrar of the Common Shares.

Our Common Shares will be, when issued against full payment of the purchase price therefor, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares. The rights of holders of Common Shares will be subject to the rights of holders of any Preferred Shares and any Preference Shares that may be issued and outstanding from time to time. Our Board of Directors can authorize the issuance of Preferred Shares and Preference Shares without shareholder approval. Such issued shares could have voting, conversion and other rights that could adversely affect the rights of holders of Common Shares. Our Board of Directors also could authorize the issuance of additional Common Shares from time to time without shareholder approval.

Dividends

The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding Preferred Shares and Preference Shares have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, its assets must be used in the following order of priorities:

•	payment of or provision for all of our debts and liabilities,

•	payment of all sums to which the Preferred Shares or Preference Shares may be entitled and

•	distribution ratably to holders of our Common Shares the remaining assets of Weyerhaeuser.

Voting Rights

The holders of Common Shares currently possess exclusive voting rights on all matters submitted to our shareholders. However, our Board of Directors may also specify voting rights with respect to Preferred Shares or Preference Shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Restated Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of directors is fixed from time to time by resolution adopted by our Board of Directors.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities. Warrants may be issued independently or together with other securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the particular warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants we may offer, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related Debt Securities with which the debt warrants are issued, and the number of the debt warrants issued with each Debt Security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the Debt Securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related Debt Securities will be separately transferable;

•

the principal amount of Debt Securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of Debt Securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Other Warrants

We may issue warrants to purchase securities other than debt securities. The applicable prospectus supplement will describe the terms of any other warrants, including the following as applicable:

•	the title of the warrants;

•	the securities (which may include Common Shares, Preferred Shares, Preference Shares or Depositary Shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the Common Shares, Preferred Shares, Preference Shares or Depositary Shares with which the warrants are issued, and the number of the warrants issued with each such share;

•	if applicable, the date on and after which the warrants and the related Common Shares, Preferred Shares, Preference Shares or Depositary Shares will be separately transferable;

•	if applicable, a discussion of any material U.S. federal income tax considerations;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of Debt Securities or the number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

No Rights as Holders of Securities

Prior to the exercise of the warrants, holders of warrants will not have any of the rights of holders of the Debt Securities or the shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares purchasable upon such exercise. Warrant holders also will not be entitled to receive any payments of any principal, interest, dividends or other distributions on the securities purchasable upon such exercise.

Transfer and Exchange

Certificates representing warrants may be exchangeable for new certificates representing warrants of different authorized denominations at any office or agency of the relevant warrant agent maintained for that purpose. The exact terms and conditions of any exchange will be described in the related warrant agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares. The price per share of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares, and the number of shares, may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract, (b) warrants, and/or (c) Debt Securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, Common Shares, Preferred Shares, Preference Shares or Depositary Shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material U.S. federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to one or more purchasers, or through a combination of any of these methods.

We may offer and sell the securities described in this prospectus in any one or more of the following ways:

•	to or through underwriters, dealers, agents or other third parties;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will describe the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, dealers or agents; and

•	other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

If underwriters are used in the sale, the underwriters may acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.

In connection with the sale of securities, underwriters and agents may receive compensation from us in the form of discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Any discounts or commissions paid by Weyerhaeuser to any underwriters or agents in connection with the offering of securities will be stated in the applicable prospectus supplement. Any discounts, concessions or commissions allowed by underwriters to participating dealers will also be stated in the applicable prospectus supplement.

To facilitate the offering of the securities offered by any prospectus supplement, and in accordance with applicable law and industry practice, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities at levels above those that might otherwise prevail in the open market. They also may take such actions for other securities that may be issued upon conversion, exchange or exercise of the securities or the prices of which may be used to determine payments on the securities. The underwriters may over-allot in connection with the offering, creating a short position in the applicable securities for their own account. In addition, to cover over-allotments or to stabilize the price of the applicable securities, the underwriters may engage in transactions for those securities in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Any of these activities may stabilize or maintain the market price of the applicable securities above independent market levels. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, and if commenced may end any of these activities at any time.

We may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. In addition, we may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. The terms of any such sales will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements entered into with Weyerhaeuser to indemnification against certain specified liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for Weyerhaeuser or our affiliates in the ordinary course of business

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relating to our taxation and qualification as a REIT. The information in this discussion is based on current provisions of the Code and the Treasury Regulations thereunder, as well as existing judicial decisions and IRS administrative interpretations and practices, all of which are subject to change either prospectively or retroactively. Future legislation, Treasury Regulations, administrative interpretations and practices and/or judicial decisions could significantly change the law and adversely affect our taxation and qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the positions described in the discussion below. We have not sought advance ruling from the IRS regarding any matter discussed below.

Taxation of Weyerhaeuser as a REIT

Under federal income tax law, if certain detailed conditions imposed by the Code and related Treasury Regulations are satisfied, an entity that invests principally in real estate and that would otherwise be subject to tax as a corporation may elect to be treated as a REIT for federal income tax purposes. These conditions relate, in part, to the nature of the entity’s assets and income. Provided we qualify as a REIT, we will generally not be subject to federal corporate income tax on taxable income that we distribute to our shareholders each year. This treatment substantially eliminates the “double taxation” applicable to regular corporations that are subject to taxation once at the corporate level, when income is earned, and again at the shareholder level, when that income is distributed.

Starting with our 2010 fiscal year, Weyerhaeuser elected to be taxed as a REIT. For tax purposes, this election was effective as of January 1, 2010. Although no assurance can be given, we believe that we have organized and operated in a manner that qualifies for taxation as a REIT as of January 1, 2010 and through the date of this filing, and we intend to continue to operate in such a manner.

Our future qualification and taxation as a REIT will depend on our ability to meet on an ongoing basis (through actual annual operating results, asset base, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code described below. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will be able to qualify for any particular year. In addition, no assurance can be given that the IRS will not challenge the conclusions and tax positions described in this discussion. Further, the anticipated income tax treatment we describe in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “—Failure to Qualify as a REIT.”

Provided we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we currently distribute to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and shareholder levels resulting from investment in a regular corporation.

We expect to derive most of our REIT income from investments in timberlands, including the sale of standing timber through pay as cut contracts. Our taxable REIT subsidiaries (“TRS”) include our manufacturing businesses, our real estate development business and our non-qualified timberland segment income and will be subject to federal corporate income taxes on their taxable income. In addition, we will be subject to a variety of other taxes, including payroll taxes, state, local and non-U.S. income taxes, property taxes and other taxes on our assets and operations.

Even if we qualify to be taxed as a REIT, we will be subject to federal corporate income tax under certain circumstances, including the following:

•

We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “—Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•	We may be subject to the “alternative minimum tax” on certain of our items of tax preference.

•

If we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate (currently 35%) on such income. In general, “foreclosure property” is property acquired through foreclosure after a default on a loan secured by property or on a lease of the property.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test described below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset or other requirements applicable to REITs described below yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on, and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

If in a taxable transaction we dispose of an asset held at the REIT level that we owned at the time of our January 1, 2010 REIT election which had a fair market value on that date in excess of its tax basis (referred to as “built-in gain”), we will be subject to tax on the built-in gain at the highest regular corporate rate applicable if the disposition of that asset occurs during the ten-year period following our REIT election. In addition, if we acquire an asset from a corporation that is subject to corporate-level tax under subchapter C of the Code in a transaction in which our basis in the asset is determined by reference to the transferor’s basis (a “carryover basis transaction”), we will similarly be subject to tax at the highest regular corporate rate applicable if we recognize gain on a disposition of the asset during the ten-year period following our acquisition of the asset. Income derived from the harvesting and sale of timber pursuant to certain timber cutting contracts (as opposed to gain derived from the sale of timberlands) is not subject to this built-in gains tax. Thus, we will not be subject to the built-in gains tax on the income we derive from the harvesting and sale of timber from timberlands we held at the time of our REIT election or from timberlands we acquire in the future in a carryover basis transaction from a corporation subject to tax under subchapter C if sold pursuant to such timber cutting contracts.

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a TRS, if and to the extent that the IRS successfully determines the items were transacted at less than arm’s length and adjusts the reported amounts of these items.

REIT Qualification

Starting with our 2010 fiscal year, Weyerhaeuser elected to be taxed as a REIT. To continue to qualify for taxation as a REIT, we must meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities); and

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), (6) and (7) must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Accordingly, Weyerhaeuser’s capital stock must be held by at least 100 persons and no more than 50% of the value of its capital stock may be owned, directly or indirectly, by five or fewer “individuals” at all times during the last half of the taxable year. For these purposes, certain entities such as private foundations are treated as “individuals.”

Ownership and Transfer Restrictions

In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Weyerhaeuser’s Restated Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of its capital stock so that we comply with the ownership rules described above and protect us from losing our status as a REIT. However, no assurance can be given that these restrictions will ensure that Weyerhaeuser will in all cases continue to comply with the REIT requirements.

Our Restated Articles of Incorporation provide that, subject to certain exceptions:

•

No person may beneficially or constructively own more than 9.8% of the number of shares or aggregate value of the outstanding shares of any class or series of our capital stock, which includes our Common Shares. If the board of directors has excepted a holder from this restriction, such excepted holder may not beneficially or constructively own more than the limit established by the board of directors.

•

No person may beneficially own shares of our capital stock if such ownership would result in Weyerhaeuser being “closely held” within the meaning of section 856(h) of the Code or otherwise failing to qualify as a REIT.

•

No person may constructively own shares of our capital stock if such ownership would result in Weyerhaeuser owning (actually or constructively) an interest in a tenant that is described in section 856(d)(2)(B) of the Code if the income derived from the tenant would cause us not to satisfy the gross income requirements of section 856(c) of the Code.

•

No person may transfer any beneficial or constructive ownership of shares of our capital stock if as a result of such transfer shares of our capital stock would be beneficially owned by fewer than 100 persons within the meaning of section 856(a)(5) of the Code.

•	No person may constructively own shares of our capital stock if it would result in Weyerhaeuser not being a “domestically controlled REIT” within the meaning of section 897(h) of the Code.

•	No person may beneficially own shares of our capital stock if it would result in Weyerhaeuser being “pension held” within the meaning of section 856(h)(3)(D) of the Code.

If there is any purported transfer of shares of capital stock or any other event that would result in a person (the “Intended Transferee”) beneficially owning shares in violation of the restrictions described above, or that would result in Weyerhaeuser’s disqualification as a REIT, that number of shares that would cause a violation (referred to below as “excess shares”) will be automatically transferred to a trust for the benefit of a charitable organization. If such transfer to a trust would not for any reason avoid a violation of the restrictions, such transfer will be null and void and of no force or effect with respect to the Intended Transferee as to the excess shares. However, these restrictions do not preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange or other national securities exchange.

In the case of an automatic transfer to a trust, the beneficiary will be a qualified charitable organization selected by the board of directors. Such automatic transfer will be deemed to be effective as of the close of business on the trading day prior to the date of the violative transfer. Within 90 days after receiving notice of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own such shares without violating the applicable ownership limitation provision. The trustee, upon a sale of these shares, would then distribute to the Intended Transferee an amount equal to the lesser of the price paid by the Intended Transferee for the excess shares or the net sales proceeds received by the trust for the excess shares. Where excess shares are transferred to a trust other than as a result of a transfer for value, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Intended Transferee an amount equal to the lesser of the fair market value of the excess shares as of the date of the automatic transfer to the trust or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Intended Transferee will be distributed to the charitable beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive in trust for the charitable beneficiary all dividends and other distributions paid by Weyerhaeuser with respect to the excess shares.

In addition, the shares of capital stock held in the trust will be deemed to have been offered for sale to Weyerhaeuser, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or other transaction not for value, the market price at the time of the gift or other transaction) and (ii) the market price on the date Weyerhaeuser, or its designee, accepts the offer. Weyerhaeuser will have the right to accept such offer until such time as the trustee has sold the shares in the trust. Upon the sale to Weyerhaeuser, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds of the sale to the Intended Transferee and the charitable beneficiary as described above.

The restrictions on transferability and ownership will not apply if the board of directors waives the application of the ownership limitations with respect to a person subject to such limits, provided that the board of directors obtains representations and undertakings from such person as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of shares of our capital stock will not Weyerhaeuser to fail to qualify as a REIT and such person agrees in writing or enters into an agreement or undertaking in connection with such exemption.

To monitor compliance with the REIT ownership requirements, we are generally required to maintain records regarding the actual ownership of our capital stock. To do so, we must request written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock (i.e., the persons required to include in gross income the REIT dividends paid by us). A list of persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these record keeping requirements could subject us to monetary penalties. Treasury Regulations require a shareholder that fails or refuses to comply with the request to submit a statement with its tax return disclosing its actual ownership of the stock and certain other information. If we comply with these requirements and do not know, or exercising reasonable due diligence would not have known, of our failure to meet condition (6) above under “—Ownership and Organizational Requirements” we will be treated as having met this condition.

The ownership limitations and transfer restrictions described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interest.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. Thus, our pro rata share of the assets and items of income of any partnership are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

We have control of the subsidiary partnerships and limited liability companies in which we have an interest and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, we may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. Although no assurance may be given, we intend to implement adequate controls are in place in any limited liability companies or partnerships we enter into to assure compliance with the REIT rules.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified

REIT subsidiary if we own 100% of the corporation’s outstanding stock and if we do not elect with the subsidiary to treat it as a TRS, as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

We own an interest in a TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A TRS is subject to income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset test described below, and their operations will be subject to the provisions described above.

Income Tests

In order to maintain our qualification as a REIT, we must annually satisfy two gross income requirements. First, for each taxable year we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from investments relating to real property or mortgages on real property (including “rents from real property” and “gain from the sale or other disposition of real property”) or from certain types of temporary investments. Second, for each taxable year we must derive, directly or indirectly, at least 95% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from real property investments that satisfy the 75% test, dividends, interest and gain from the sale or disposition of shares or securities.

If we should realize any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business, then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. Such income would, however, be subject to a 100% tax. We attempt to conduct any activities that could give rise to a prohibited transaction through our taxable REIT subsidiaries. For example, the manufacture and sale of wood products, certain types of timberland sales and sales of logs are conducted through our taxable REIT subsidiaries. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Because of the factual nature of the determination and complexity of the rules, we may not always be successful in limiting such activities to our taxable REIT subsidiaries. If we were not successful, such activities could be subject to the 100% prohibited transaction tax.

Sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. We generally intend to conduct our activities so that our sales of timberlands, other than those undertaken by our taxable REIT subsidiaries, qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor. The principal requirements that have to be satisfied are: (i) the property sold was held by us for not less than two years in connection with our timber business; (ii) the timberlands sold during a tax year cannot have either an aggregate tax basis that exceeds 10 percent of the aggregate tax bases of all of our assets, or an aggregate fair market value that exceeds 10 percent of the aggregate fair market value of all of our assets, as of the beginning of the relevant tax year; (iii) expenditures with respect to the timberlands for the two years prior to the sale may not exceed certain specified limits; (iv) substantially all of the marketing expenditures with respect to the property must be made through an independent contractor; and (v) the sales price must not have a profit contingency related to the sold property.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. Substantially all of the rental income that we have received in the past and anticipate to receive in the future is derived from hunting leases, leases for the use of real property and rental of rights of way. We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. While we do not expect to receive a substantial amount of rental income, we will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income tests.

Weyerhaeuser expects to derive a substantial portion of its income from sales of standing timber to certain of its taxable REIT subsidiaries pursuant to timber cutting contracts under section 631(b) of the Code. Provided that certain requirements are satisfied, income from sales of standing timber under these contracts will generally be treated as income from sales of interests in real property and therefore as qualifying income under the REIT 75% and 95% gross income tests. Although we have not have not sought a ruling from the IRS, the IRS has indicated in several private rulings that such income will be deemed derived from the sale of real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have investments in several entities located outside the United States and in the future we may invest in additional entities or properties located outside the United States. In addition, from time to time we may acquire additional properties outside of the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any such passive foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 95% test. Additionally, any such real estate foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 75% test. The exclusions from the 95% and 75% will only apply provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

If Weyerhaeuser fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. Even if these relief provisions apply, a tax would be imposed with respect to the excess non-qualifying gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must consist of:

•	interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds;

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in mortgages on real property;

•	shares in other REITs; and

•	investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term.

Second, not more than 25% of our total assets may be represented by securities other than securities satisfying the 75% test.

Third, other than investments included in the 75% asset class or securities of our taxable REIT subsidiaries, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Fourth, other than investments included in the 75% asset class or securities of our taxable REIT subsidiaries, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities except securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fifth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second, third and fourth asset tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary or another disregarded entity, or equity interests in a partnership.

The board of directors will determine the value of Weyerhaeuser’s assets for the purpose of determining compliance with the REIT asset tests. The board’s determination is binding upon the IRS so long as our board of directors acts in good faith. As of the date of this prospectus, we believe that we have satisfied the 75% asset test described above related to the value of our real estate assets, and, although no assurance can be given, we expect that after the date of this prospectus we will continue to meet the 75% asset test.

We believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur. However, there can be no assurance we will always be successful, or will not require a reduction in our direct or indirect interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through a partnership interest) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer. If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets and is not wholly or partly caused by our acquisition of one or more non-qualifying assets. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. One such relief provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “—Failure to Qualify as a REIT.”

Annual Distribution Requirements

To qualify as a REIT we are required to make distributions (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and (3) any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short or possibly long-term borrowings, issue equity, or sell assets. Under certain circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, while we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Distribution of C Corporation Earnings and Profits

To qualify as a REIT we cannot have at the end of any taxable year any undistributed tax earnings and profits (“E&P”) that is attributable to a C corporation taxable year. We believe that we distributed all of our C corporation E&P prior to December 31, 2010.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. As a result, cash available for distribution could be significantly reduced. All distributions to shareholders would be subject to tax as ordinary income (and, through 2012, as qualified dividend income to individual U.S. shareholders) to the extent of our current and accumulated E&P. Subject to certain limitations, corporate U.S. shareholders may be eligible for the dividends received deduction. After having qualified as a REIT, if we later fail to qualify, unless entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be taxed as a REIT for the four taxable years following the year during which our REIT qualification was lost.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

You may also request a copy of our filings at no cost by writing or calling us at the following address and telephone number:

Weyerhaeuser Company

33663 Weyerhaeuser Way South

Federal Way, Washington 98003

Attention: Vice President, Investor Relations

Telephone: (800) 561-4405

We “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus and contains important information about us and our financial condition.

The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10- K for the year ended December 31, 2011 filed February 22, 2012;

•	Quarterly Report on Form 10- Q for the quarter ended March 31, 2012 filed May 4, 2012;

•	Current Report on Form 8-K filed January 4, 2012 (relating to Item 1.01);

•	Current Report on Form 8-K filed January 4, 2012 (relating to Item 5.02);

•	Current Report on Form 8-K filed January 11, 2012;

•	Current Report on Form 8-K filed April 18, 2012; and

•	Current Report on Form 8-K filed June 20, 2012.

All documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference and will update and supersede this information.

You should rely only on the information provided in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

The information relating to us contained in this prospectus is not complete. It should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus. It also should be read together with the information included in the applicable prospectus supplement.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

In particular, the agreements included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about the registrant or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Claire S. Grace, Esq., Vice President, Corporate Secretary and Assistant General Counsel of Weyerhaeuser Company. Ms. Grace, in her capacity as set forth above, is paid a salary by Weyerhaeuser, participates in various employee benefit plans offered by Weyerhaeuser and holds options to acquire Weyerhaeuser Common Shares.

EXPERTS

The consolidated financial statements and schedule of Weyerhaeuser Company and subsidiaries as of December 31, 2011 and December 30, 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.